FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-27

Free Writing Prospectus

Structural and Collateral Term Sheet

$692,109,550

(Approximate Initial Pool Balance)

$603,865,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2018-C46

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Barclays Bank PLC

BSPRT CMBS Finance, LLC

Argentic Real Estate Finance LLC

Rialto Mortgage Finance, LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2018-C46

August 6, 2018

WELLS FARGO SECURITIES Co-Lead Manager and Joint Bookrunner		BARCLAYS Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (’’SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc., Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C46	Certificate Structure

I.        Certificate Structure

	Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
		Offered Certificates
	A-1	AAAsf/AAA(sf)/Aaa(sf)	$14,029,000	30.000%	(7)	2.60	09/18 – 05/23	41.7%	15.9%
	A-2	AAAsf/AAA(sf)/Aaa(sf)	$147,143,000	30.000%	(7)	4.82	05/23 – 08/23	41.7%	15.9%
	A-SB	AAAsf/AAA(sf)/Aaa(sf)	$24,040,000	30.000%	(7)	7.40	08/23 – 04/28	41.7%	15.9%
	A-3	AAAsf/AAA(sf)/Aaa(sf)	$115,000,000	30.000%	(7)	9.74	04/28 – 06/28	41.7%	15.9%
	A-4	AAAsf/AAA(sf)/Aaa(sf)	$184,264,000	30.000%	(7)	9.88	06/28 – 08/28	41.7%	15.9%
	X-A	AAAsf/AAA(sf)/Aaa(sf)	$484,476,000(8)	N/A	Variable(9)	N/A	N/A	N/A	N/A
	X-B	A-sf/AAA(sf)/NR	$119,389,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
	A-S	AAAsf/AAA(sf)/Aa2(sf)	$56,234,000	21.875%	(7)	9.96	08/28 – 08/28	46.5%	14.3%
	B	AA-sf/AA-(sf)/NR	$31,145,000	17.375%	(7)	9.96	08/28 – 08/28	49.2%	13.5%
	C	A-sf/A-(sf)/NR	$32,010,000	12.750%	(7)	9.96	08/28 – 08/28	51.9%	12.8%
		Non-Offered Certificates
	X-D(12)	BBBsf/BBB(sf)/NR	$20,840,000(13)	N/A	Variable(14)	N/A	N/A	N/A	N/A
	D(12)	BBBsf/BBB(sf)/NR	$20,840,000	9.739%	(7)	9.96	08/28 – 08/28	53.7%	12.4%
		Risk Retention Certificates
	E-RR(12)	BBB-sf/BBB-(sf)/NR	$16,361,000	7.375%	(7)	9.96	08/28 – 08/28	55.1%	12.0%
	F-RR	BB-sf/BB-(sf)/NR	$12,977,000	5.500%	(7)	9.96	08/28 – 08/28	56.3%	11.8%
	G-RR	B-sf/B-(sf)/NR	$10,382,000	4.000%	(7)	9.96	08/28 – 08/28	57.2%	11.6%
	H-RR	NR/NR/NR	$27,684,550	0.000%	(7)	9.96	08/28 – 08/28	59.5%	11.2%
Notes:
(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A, X-B and X-D Certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated August 6, 2018 (the “Preliminary Prospectus”). Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.
(2)	The certificate balances and notional amounts set forth in the table are approximate. The actual initial certificate balances and notional amounts may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus. In addition, the notional amounts of the Class X-A, X-B and X-D certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if, as a result of such pricing, the pass-through rate of the Class X-A, X-B or X-D certificates, as applicable, would be equal to zero at all times, such class of certificates may not be issued on the closing date of this securitization.
(3)	The approximate initial credit support with respect to the Class A-1, A-2, A-SB, A-3 and A-4 Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-SB, A-3 and A-4 Certificates in the aggregate.
(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.
(5)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-SB, A-3 and A-4 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates (as defined in the Preliminary Prospectus) senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Certificate Principal to Value Ratio for each of the Class A-1, A-2, A-SB, A-3 and A-4 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(6)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-SB, A-3 and A-4 Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-SB, A-3 and A-4 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2, A-SB, A-3 and A-4 Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(7)	The pass-through rates for the Class A-1, A-2, A-SB, A-3, A-4, A-S, B, C, D, E-RR, F-RR, G-RR and H-RR Certificates in each case will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C46	Certificate Structure

distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, A-2, A-SB, A-3 and A-4 Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.
(9)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-SB, A-3 and A-4 Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(10)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, B and C Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, B and C Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The initial notional amount of the X-D certificates and the initial certificate balance of each of the Class D and E-RR certificates are subject to change based on final pricing of all certificates and the final determination of the Class E-RR, F-RR, G-RR and H-RR Certificates (collectively, the “horizontal risk retention certificates”) that will be retained by the retaining sponsor through a third party purchaser as part of the U.S. risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the horizontal risk retention certificates, see “Credit Risk Retention” in the Preliminary Prospectus.
(13)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.
(14)	The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C46	Transaction Highlights

II.       Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Wells Fargo Bank, National Association	16	21	$253,493,356	36.6%
Barclays Bank PLC	8	8	147,873,396	21.4
BSPRT CMBS Finance, LLC	12	12	122,987,798	17.8
Argentic Real Estate Finance LLC	10	10	121,505,000	17.6
Rialto Mortgage Finance, LLC	3	4	46,250,000	6.7
Total	49	55	$692,109,550	100.0%

Loan Pool:

Initial Pool Balance:	$692,109,550
Number of Mortgage Loans:	49
Average Cut-off Date Balance per Mortgage Loan:	$14,124,685
Number of Mortgaged Properties:	55
Average Cut-off Date Balance per Mortgaged Property(1):	$12,583,810
Weighted Average Mortgage Interest Rate:	5.000%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	46.7%
Weighted Average Original Term to Maturity (months):	107
Weighted Average Remaining Term to Maturity (months):	106
Weighted Average Original Amortization Term (months)(2):	359
Weighted Average Remaining Amortization Term (months)(2):	358
Weighted Average Seasoning (months):	1

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.80x
Weighted Average U/W Net Operating Income Debt Yield(1):	11.2%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	59.5%
Weighted Average Balloon Loan-to-Value Ratio(1):	55.8%
% of Mortgage Loans with Additional Subordinate Debt(2):	17.1%
% of Mortgage Loans with Single Tenants(3):	10.1%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate debt (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C46	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 54.5% of the mortgage pool (29 mortgage loans) has scheduled amortization, as follows:

29.1% (15 mortgage loans) provides for an interest-only period followed by an amortization period;

25.3% (14 mortgage loans) requires amortization during the entire loan term; and

Interest-Only: Based on the Initial Pool Balance, 45.5% of the mortgage pool (20 mortgage loans) provides for interest-only payments during the entire loan term through maturity. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 59.2% and 1.81x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 50.6% of the mortgage pool (17 mortgage loans) have hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	84.0% of the pool
Insurance:	52.9% of the pool
Capital Replacements:	79.6% of the pool
TI/LC:	53.6% of the pool(1)
(1) The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include retail, office, mixed use and industrial properties. 1 mortgage loan (2.0% of the Aggregate Cut-Off Date Balance) “Torrance Technology Campus” will begin TI/LC escrows in July 2023.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

81.0% of the mortgage pool (41 mortgage loans) features a lockout period, then defeasance only until an open period;

12.9% of the mortgage pool (5 mortgage loans) features a lockout period, then the greater of a prepayment premium (1%) or yield maintenance until an open period;

4.9% of the mortgage pool (2 mortgage loans) features a lockout period, then the greater of a prepayment premium (1%) or yield maintenance or defeasance until an open period; and

1.2% of the mortgage pool (1 mortgage loan) features a lockout period, then the greater of a prepayment premium (2%) or yield maintenance until an open period;

Prepayment restrictions for each mortgage loan reflect the entire life of the mortgage loan. Please refer to Annex A-1 to the Preliminary Prospectus and the footnotes related thereto for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C46	Issue Characteristics

III.	Issue Characteristics

Securities Offered:	$603,865,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of ten classes (Classes A-1, A-2, A-SB, A-3, A-4, A-S, B, C, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such classes of certificates, the “Offered Certificates”).
Mortgage Loan Sellers:	Wells Fargo Bank, National Association (“WFB”), Barclays Bank PLC (“Barclays”), BSPRT CMBS Finance, LLC (“BSPRT”), Argentic Real Estate Finance LLC (“AREF”) and Rialto Mortgage Finance, LLC (“RMF”).
Joint Bookrunners and Co-Lead Managers:	Wells Fargo Securities, LLC and Barclays Capital Inc.
Co-Manager:	Academy Securities, Inc.
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	LNR Partners, LLC
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Initial Majority Controlling Class Certificateholder:	Argentic Securities Holdings Cayman Limited or an affiliate
U.S. Credit Risk Retention:

For a discussion on the manner in which the U.S. credit risk retention requirements will be satisfied by Argentic Real Estate Finance LLC, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

A majority-owned affiliate of Argentic Real Estate Finance LLC, as retaining sponsor, will acquire an “eligible horizontal residual interest” comprised of the Class E-RR, F-RR, G-RR and H-RR certificates (the “horizontal risk retention certificates”). Under the credit risk retention rules, AREF or such majority-owned affiliate will be permitted to transfer the horizontal risk retention certificates to a subsequent third-party purchaser. For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention	None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the Offered Certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements.
Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in August 2018 (or, in the case of any mortgage loan that has its first due date in September 2018, the date that would have been its due date in August 2018 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Closing Date:	On or about August 28, 2018.
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in September 2018.
Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in September 2018.
Rated Final Distribution Date:	The Distribution Date in August 2051.
Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C46	Issue Characteristics

Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1.0%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.
Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC and Thomson Reuters Corporation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C46	Characteristics of the Mortgage Pool

IV.       Characteristics of the Mortgage Pool(1)

A.        Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Property Type	Number of Rooms/SF/ Units	Cut-off Date Balance Per Room/SF/Unit	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
WFB	The Ballantyne	Charlotte	NC	1/1	$55,000,000	7.9%	Hospitality	244	$225,410	56.8%	52.3%	1.95x	15.2%
Barclays	Fair Oaks Mall	Fairfax	VA	1/1	40,498,396	5.9	Retail	779,949	224	32.0	29.7	2.89	17.1
WFB	Town Center Aventura	Aventura	FL	1/1	40,000,000	5.8	Retail	186,138	430	60.0	60.0	1.60	8.1
WFB	Silver Spring Plaza	Silver Spring	MD	1/1	35,000,000	5.1	Office	242,823	144	61.5	61.5	2.45	13.2
WFB	Showcase II	Las Vegas	NV	1/1	33,000,000	4.8	Retail	41,407	3,091	54.0	54.0	1.62	8.1
Barclays	350 East 52nd Street	New York	NY	1/1	32,100,000	4.6	Multifamily	137	234,307	51.0	51.0	1.53	7.9
BSP	Constitution Plaza	Hartford	CT	1/1	24,932,921	3.6	Office	659,315	83	58.1	54.4	1.47	12.2
RMF	Somerset Financial Center	Bedminster	NJ	1/1	24,000,000	3.5	Office	230,000	183	64.6	64.6	1.80	9.5
Barclays	Moffett Towers II - Building 1	Sunnyvale	CA	1/1	20,000,000	2.9	Office	350,633	479	46.8	42.8	2.00	11.5
AREF	Owasso Market	Owasso	OK	1/1	18,830,000	2.7	Retail	351,370	54	66.5	66.5	1.69	10.2
Top Three Total/Weighted Average				3 / 3	$135,498,396	19.6%				50.3%	47.8%	2.13x	13.7%
Top Five Total/Weighted Average				5 / 5	$203,498,396	29.4%				52.8%	51.2%	2.10x	12.7%
Top Ten Total/Weighted Average				10 / 10	$323,361,317	46.7%				54.4%	52.8%	1.94x	11.7%
Non-Top Ten Total/Weighted Average				39 / 45	$368,748,233	53.3%				64.1%	58.5%	1.67x	10.7%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per Room/SF/Unit, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate debt (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C46	Characteristics of the Mortgage Pool

B.        Summary of the Whole Loans

Property Name	Mortgage Loan Seller in WFCM 2018-C46	Note(s)(1)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan	Master Servicer Under Lead Securitization Servicing Agreement	Special Servicer Under Lead Securitization Servicing Agreement
Fair Oaks Mall	Barclays	A-1-1	$80,000,000	BANK 2018-BNK12	Yes	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC(2)
		A-1-2	$33,750,000	BANK 2018-BNK13	No
		A-2-1	$20,000,000	WFCM 2018-C46	No
		A-2-2	$20,625,000	WFCM 2018-C46	No
		A-2-3	$20,625,000	Barclays	No
		B-1	$55,250,000	Annaly CRE LLC	No
		B-2	$29,750,000	Annaly CRE LLC	No
Town Center Aventura	WFB	A-1	$40,000,000	BANK 2018-BNK13	Yes	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
		A-2	$40,000,000	WFCM 2018-C46	No
Showcase II	WFB	A-1	$50,000,000	BANK 2018-BNK13	Yes	Wells Fargo Bank, National Association	Torchlight Loan Services, LLC
		A-2	$33,000,000	WFCM 2018-C46	No
		A-3	$45,000,000	WFB	No
Constitution Plaza	BSP	A-1	$30,000,000	JPMDB 2018-C8	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$20,000,000	WFCM 2018-C46	No
		A-3	$5,000,000	WFCM 2018-C46	No
Somerset Financial Center	RMF	A-1	$24,000,000	WFCM 2018-C46	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$18,000,000	UBS 2018-C12(5)	No
Moffett Towers II – Building 1	Barclays	A-1	$50,000,000	Deutsche Bank AG, New York Branch	Yes	Wells Fargo Bank, National Association(3)	LNR Partners, LLC(3)
		A-2	$40,000,000	Deutsche Bank AG, New York Branch	No
		A-3	$36,000,000	Deutsche Bank AG, New York Branch	No
		A-4	$22,000,000	Barclays	No
		A-5	$20,000,000	WFCM 2018-C46	No
Skyline Village	Barclays	A-1	$15,000,000	WFCM 2018-C46	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$9,800,000	Barclays	No
Torrance Technology Campus	AREF	A-1	$20,000,000	UBS 2018-C11	Yes	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC
		A-2	$15,000,000	MSC 2018-H3	No
		A-3	$13,750,000	WFCM 2018-C46	No
		A-4	$5,000,000	CSAIL 2018-CX12(4)	No
		A-5	$20,000,000	MSC 2018-H3	No
		A-6	$20,000,000	UBS 2018-C11	No
Conway Commons	RMF	A-1	$20,000,000	CSAIL 2018-CX12(4)	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$15,000,000	UBS 2018-C12(5)	No
		A-3	$12,250,000	WFCM 2018-C46	No

(1)	Unless otherwise indicated, each note not currently held by a securitization trust is expected to be contributed to a future securitization. No assurance can be provided that any such note will not be split further.

(2)	AEGON USA Realty Advisors, LLC acts as the “Fair Oaks Mall Special Servicer” under the BANK 2018-BNK12 pooling and servicing agreement.

(3)	The related whole loan is expected to initially be serviced under the WFCM 2018-C46 pooling and servicing agreement until the securitization of the related “lead” pari passu note (namely, the related pari passu note marked “Yes” in the column entitled “Lead Servicer for Whole Loan”), after which the related whole loan will be serviced under the pooling and servicing agreement governing such securitization of the related “lead” pari passu note. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the WFCM 2018-C46 certificates after the closing of such securitization.

(4)	The CSAIL 2018-CX12 securitization is expected to close on or about August 22, 2018.

(5)	The UBS 2018-C12 securitization is expected to close on or about August 28, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C46	Characteristics of the Mortgage Pool

C.       Mortgage Loans with Additional Secured and Mezzanine Financing

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
2	Barclays	Fair Oaks Mall	$40,498,396	5.9%	$84,735,106	NAP	5.3179%	2.89x	1.64x	17.1%	11.5%	32.0%	47.5%
5	WFB	Showcase II	33,000,000	4.8	NAP	$37,000,000	5.3680	1.62	1.15	8.1	6.3	54.0	69.6
7	BSP	Constitution Plaza	24,932,921	3.6	NAP	10,000,000	6.6615	1.47	1.16	12.2	10.3	58.1	68.7
9	Barclays	Moffett Towers II - Building 1	20,000,000	2.9	NAP	112,000,000	4.7364	2.00	1.17	11.5	6.9	46.8	78.1
Total/Weighted Average			$118,431,317	17.1%	$84,735,106	$159,000,000	5.5165%	2.09x	1.32x	12.6%	9.0%	46.1%	63.3%
(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.

(2)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C46	Characteristics of the Mortgage Pool

D.       Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Previous Securitization
6	Barclays	350 East 52nd Street	New York	NY	Multifamily	$32,100,000	4.6%	JPMBB 2014-C25
7	BSP	Constitution Plaza	Hartford	CT	Office	24,932,921	3.6	FORT CRE 2016-1 LLC
11	BSP	Florence Square	Florence	AL	Retail	18,082,226	2.6	PFP 2017-3
30	RMF	ACG Conlon MHC Portfolio VI	Various	Various	Manufactured Housing Community	10,000,000	1.4	CSAIL 2015-C2
38	BSP	Highland Circle	Atlanta	GA	Multifamily	7,500,000	1.1	WFRBS 2013-C16
40	BSP	Albertsons Clovis	Clovis	NM	Retail	6,000,000	0.9	JPMCC 2011-C3
	Total					$98,615,147	14.2%

(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C46	Characteristics of the Mortgage Pool

E.       Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-2 Certificate Principal Balance (%)(2)	SF/Units/ Rooms	Loan per SF/Unit/ Room ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
2	Barclays	Fair Oaks Mall	VA	Retail	$40,498,396	5.9%	$37,645,155	25.6%	779,949	$224	2.89x	17.1%	32.0%	29.7%	0	57
4	WFB	Silver Spring Plaza	MD	Office	35,000,000	5.1	35,000,000	23.8	242,823	144	2.45	13.2	61.5	61.5	59	59
7	BSP	Constitution Plaza	CT	Office	24,932,921	3.6	23,357,886	15.9	659,315	83	1.47	12.2	58.1	54.4	0	57
17	Barclays	Heritage at Deerwood	FL	Multifamily	13,000,000	1.9	13,000,000	8.8	123	105,691	1.69	9.2	63.9	63.9	59	59
20	WFB	Proguard Self Storage-TX	TX	Self Storage	12,700,000	1.8	12,700,000	8.6	87,338	145	1.94	10.3	59.1	59.1	60	60
35	AREF	Staybridge Hotel Denver Tech	CO	Hospitality	8,645,000	1.2	8,075,111	5.5	128	67,539	1.60	13.0	62.2	58.1	0	60
38	BSP	Highland Circle	GA	Multifamily	7,500,000	1.1	7,500,000	5.1	133	56,391	2.34	12.0	54.3	54.3	58	58
40	BSP	Albertsons Clovis	NM	Retail	6,000,000	0.9	6,000,000	4.1	43,484	138	1.56	9.7	65.4	65.4	60	60
47	WFB	Melrose Mansion	LA	Hospitality	2,897,356	0.4	2,699,261	1.8	21	137,969	2.00	15.6	54.7	50.9	0	59
Total/Weighted Average					$151,173,673	21.8%	$145,977,413	99.2%			2.20x	13.3%	52.7%	51.2%	29	58

(1)	The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Balloon Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C46	Characteristics of the Mortgage Pool

F.       Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	21	$255,549,122	36.9%	57.3%	54.8%	1.87x	10.8%	10.3%	4.868%
Anchored	9	175,304,726	25.3	62.5	59.5	1.65	9.6	9.1	4.951
Super Regional Mall	1	40,498,396	5.9	32.0	29.7	2.89	17.1	16.3	4.258
Single Tenant	10	25,746,000	3.7	57.9	57.9	1.85	10.1	9.8	5.255
Unanchored	1	14,000,000	2.0	62.8	62.8	1.62	8.4	8.0	4.880
Office	10	172,642,821	24.9	61.5	57.1	1.90	11.9	11.0	5.029
Suburban	4	79,500,000	11.5	56.9	52.8	2.15	13.2	12.0	4.776
CBD	2	31,392,821	4.5	58.2	52.4	1.56	12.7	11.2	5.848
Medical	2	24,000,000	3.5	72.1	61.8	1.45	9.8	9.4	5.051
Single Tenant	1	24,000,000	3.5	64.6	64.6	1.80	9.5	9.4	5.120
R&D	1	13,750,000	2.0	71.4	71.4	2.27	10.3	10.2	4.420
Multifamily	9	97,664,736	14.1	57.2	55.4	1.52	8.5	8.3	5.140
Garden	5	38,871,436	5.6	63.5	59.9	1.66	9.9	9.5	5.117
High Rise	1	32,100,000	4.6	51.0	51.0	1.53	7.9	7.7	4.979
Mid Rise	2	23,150,000	3.3	53.6	53.6	1.32	7.1	7.1	5.292
Student Housing	1	3,543,300	0.5	67.2	56.9	1.24	9.1	8.8	5.860
Hospitality	6	96,615,370	14.0	59.7	53.4	1.85	14.3	12.1	5.127
Full Service	2	67,373,014	9.7	58.7	52.9	1.90	14.7	12.2	4.955
Limited Service	3	20,597,356	3.0	62.1	52.9	1.80	13.6	12.1	5.371
Extended Stay	1	8,645,000	1.2	62.2	58.1	1.60	13.0	11.4	5.890
Industrial	4	31,962,500	4.6	69.0	59.8	1.47	10.1	9.4	4.943
Flex	4	31,962,500	4.6	69.0	59.8	1.47	10.1	9.4	4.943
Self Storage	2	18,325,000	2.6	63.5	61.1	1.75	9.9	9.9	5.265
Self Storage	2	18,325,000	2.6	63.5	61.1	1.75	9.9	9.9	5.265
Manufactured Housing Community	2	10,000,000	1.4	62.6	57.4	1.69	10.6	10.4	4.610
Manufactured Housing Community	2	10,000,000	1.4	62.6	57.4	1.69	10.6	10.4	4.610
Mixed Use	1	9,350,000	1.4	64.9	64.9	1.52	8.6	8.4	5.420
Multifamily/Retail	1	9,350,000	1.4	64.9	64.9	1.52	8.6	8.4	5.420
Total/Weighted Average:	55	$692,109,550	100.0%	59.5%	55.8%	1.80x	11.2%	10.3%	5.000%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate debt (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C46	Characteristics of the Mortgage Pool

G.       Geographic Distribution(1)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
California	8	$94,050,000	13.6%	59.2%	56.2%	1.78x	10.3%	9.9%	4.751%
Northern California	5	60,650,000	8.8	57.3	52.7	1.74	11.0	10.5	4.706
Southern California	3	33,400,000	4.8	62.5	62.5	1.85	9.1	9.0	4.832
North Carolina	4	85,415,514	12.3	60.5	54.8	1.87	14.1	11.9	4.913
Florida	7	69,256,000	10.0	63.2	61.0	1.60	8.7	8.4	4.996
New York	5	68,359,900	9.9	53.6	52.2	1.59	8.8	8.5	5.085
Virginia	4	57,218,396	8.3	43.9	40.1	2.51	15.2	14.4	4.489
Nevada	2	46,000,000	6.6	53.5	53.5	1.84	9.2	8.9	4.827
Maryland	2	38,543,300	5.6	62.0	61.1	2.34	12.8	11.9	4.988
Texas	3	31,937,500	4.6	67.1	60.8	1.62	9.9	9.6	5.138
Alabama	2	31,082,226	4.5	65.7	54.5	1.55	11.8	10.2	5.202
Connecticut	1	24,932,921	3.6	58.1	54.4	1.47	12.2	10.6	5.990
New Jersey	1	24,000,000	3.5	64.6	64.6	1.80	9.5	9.4	5.120
Georgia	4	20,296,436	2.9	63.0	57.1	1.82	11.0	10.6	5.062
Oklahoma	1	18,830,000	2.7	66.5	66.5	1.69	10.2	9.1	5.310
Arizona	2	16,875,000	2.4	70.7	63.2	1.41	9.4	9.1	5.022
New Mexico	2	14,000,000	2.0	67.8	61.9	1.65	11.5	10.3	5.429
Arkansas	1	12,250,000	1.8	58.7	53.8	1.54	10.1	9.6	4.690
Michigan	1	11,500,000	1.7	60.8	51.1	1.77	14.3	12.2	5.650
Colorado	1	8,645,000	1.2	62.2	58.1	1.60	13.0	11.4	5.890
Illinois	1	8,550,000	1.2	74.3	65.9	1.34	9.7	8.7	5.090
Wisconsin	1	6,500,000	0.9	62.6	57.4	1.69	10.6	10.4	4.610
Louisiana	1	2,897,356	0.4	54.7	50.9	2.00	15.6	13.8	5.630
Tennessee	1	970,000	0.1	62.0	62.0	1.97	10.3	10.2	5.110
Total/Weighted Average	55	$692,109,550	100.0%	59.5%	55.8%	1.80x	11.2%	10.3%	5.000%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate debt (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C46	Characteristics of the Mortgage Pool

H.       Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
1,800,000 - 2,000,000	1	$1,800,000	0.3%
2,000,001 - 3,000,000	2	5,587,356	0.8
3,000,001 - 4,000,000	3	10,714,736	1.5
4,000,001 - 5,000,000	2	9,131,000	1.3
5,000,001 - 6,000,000	2	11,625,000	1.7
6,000,001 - 7,000,000	1	6,459,900	0.9
7,000,001 - 8,000,000	2	15,500,000	2.2
8,000,001 - 9,000,000	3	25,932,500	3.7
9,000,001 - 10,000,000	4	38,200,000	5.5
10,000,001 - 15,000,000	18	225,715,514	32.6
15,000,001 - 20,000,000	3	56,912,226	8.2
20,000,001 - 30,000,000	2	48,932,921	7.1
30,000,001 - 50,000,000	5	180,598,396	26.1
50,000,001 - 55,000,000	1	55,000,000	7.9
Total:	49	$692,109,550	100.0%
Weighted Average	$14,124,685
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
1.23 - 1.30	2	$17,543,300	2.5%
1.31 - 1.40	3	20,500,000	3.0
1.41 - 1.50	4	48,282,226	7.0
1.51 - 1.60	4	63,950,000	9.2
1.61 - 1.70	9	161,916,857	23.4
1.71 - 1.80	4	33,756,000	4.9
1.81 - 1.90	6	78,123,014	11.3
1.91 - 2.00	4	37,932,500	5.5
2.01 - 2.50	9	139,807,256	20.2
2.51 - 3.00	2	48,000,000	6.9
3.01 - 3.50	1	40,498,396	5.9
3.51 - 4.19	1	1,800,000	0.3
Total:	49	$692,109,550	100.0%
Weighted Average	1.93x
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
1.23 - 1.30	3	$28,043,300	4.1%
1.31 - 1.40	4	36,632,226	5.3
1.41 - 1.50	5	69,082,921	10.0
1.51 - 1.60	8	132,082,500	19.1
1.61 - 1.70	10	129,474,450	18.7
1.71 - 1.80	5	62,798,500	9.1
1.81 - 1.90	3	29,159,900	4.2
1.91 - 2.00	5	93,287,356	13.5
2.01 - 2.50	4	69,250,000	10.0
2.51 - 3.00	1	40,498,396	5.9
3.01 - 4.18	1	1,800,000	0.3
Total:	49	$692,109,550	100.0%
Weighted Average	1.80x
LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	30	$485,208,310	70.1%
Acquisition	18	186,901,240	27.0
Recapitalization	1	20,000,000	2.9
Total:	49	$692,109,550	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
3.894 - 4.250	1	$20,000,000	2.9%
4.251 - 4.500	2	54,248,396	7.8
4.501 - 4.750	3	35,250,000	5.1
4.751 - 5.000	14	279,455,000	40.4
5.001 - 5.250	15	155,590,450	22.5
5.251 - 5.500	8	90,047,126	13.0
5.501 - 5.750	3	20,397,356	2.9
5.751 - 5.990	3	37,121,221	5.4
Total:	49	$692,109,550	100.0%
Weighted Average	5.000%
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
6.8 - 8.0	3	$55,250,000	8.0%
8.1 - 9.0	6	117,350,000	17.0
9.1 - 10.0	11	111,431,526	16.1
10.1 - 11.0	9	105,457,500	15.2
11.1 - 12.0	7	72,813,936	10.5
12.1 - 13.0	4	53,950,935	7.8
13.1 - 14.0	2	44,700,000	6.5
14.1 - 15.0	3	30,959,900	4.5
15.1 - 17.0	2	57,897,356	8.4
17.1 - 18.0	1	40,498,396	5.9
18.1 - 21.0	1	1,800,000	0.3
Total:	49	$692,109,550	100.0%
Weighted Average	11.2%
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
6.8 - 8.0	6	$142,250,000	20.6%
8.1 - 9.0	10	89,525,526	12.9
9.1 - 10.0	9	118,573,500	17.1
10.1 - 11.0	8	81,844,357	11.8
11.1 - 12.0	7	84,060,514	12.1
12.1 - 13.0	5	124,200,000	17.9
13.1 - 16.0	2	9,357,256	1.4
16.1 - 17.0	1	40,498,396	5.9
17.1 - 20.9	1	1,800,000	0.3
Total:	49	$692,109,550	100.0%
Weighted Average	10.3%
ORIGINAL TERM TO MATURITY
Range of Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
60	9	$151,173,673	21.8%
116 - 120	40	540,935,877	78.2
Total:	49	$692,109,550	100.0%
Weighted Average	107 months

(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate debt (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C46	Characteristics of the Mortgage Pool

REMAINING TERM TO MATURITY
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
57 - 84	9	$151,173,673	21.8%
85 - 120	40	540,935,877	78.2
Total:	49	$692,109,550	100.0%
Weighted Average	106 months
ORIGINAL AMORTIZATION TERM(2)
Range of Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	20	$315,126,000	45.5%
300	1	6,459,900	0.9
301 - 360	28	370,523,650	53.5
Total:	49	$692,109,550	100.0%
Weighted Average(3)	359 months

(2)   The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(3)   Excludes the non-amortizing mortgage loans.

REMAINING AMORTIZATION TERM(4)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	20	$315,126,000	45.5%
296 - 300	1	$6,459,900	0.9
301 - 360	28	370,523,650	53.5
Total:	49	$692,109,550	100.0%
Weighted Average(5)	358 months

(4)   The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(5)   Excludes the non-amortizing mortgage loans.

LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Hard/Springing Cash Management	14	$257,381,557	37.2%
Springing	26	248,456,556	35.9
Hard/Upfront Cash Management	3	93,000,000	13.4
Soft/Springing Cash Management	2	67,100,000	9.7
None	4	26,171,436	3.8
Total:	49	$692,109,550	100.0%
PREPAYMENT PROVISION SUMMARY(6)
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	41	$560,484,550	81.0%
Lockout / GRTR 1% or YM / Open	5	89,230,000	12.9
Lockout / GRTR 1% or YM or Defeasance / Open	2	33,750,000	4.9
Lockout / GRTR 2% or YM / Open	1	8,645,000	1.2
Total:	49	$692,109,550	100.0%

(6)    As a result of property releases or the application of funds in a performance reserve, partial principal prepayments could occur during a period that voluntary principal prepayments are otherwise prohibited.

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
23.7 - 30.0	1	$1,800,000	0.3%
30.1 - 45.0	1	40,498,396	5.9
45.1 - 50.0	1	20,000,000	2.9
50.1 - 55.0	7	105,993,792	15.3
55.1 - 60.0	11	204,692,821	29.6
60.1 - 65.0	10	132,941,000	19.2
65.1 - 70.0	8	78,263,814	11.3
70.1 - 74.7	10	107,919,726	15.6
Total:	49	$692,109,550	100.0%
Weighted Average	59.5%
BALLOON LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
23.7 - 25.0	1	$1,800,000	0.3%
25.1 - 40.0	1	40,498,396	5.9
40.1 - 45.0	3	29,956,336	4.3
45.1 - 50.0	2	22,700,000	3.3
50.1 - 55.0	11	217,180,277	31.4
55.1 - 60.0	9	114,911,314	16.6
60.1 - 65.0	16	197,308,226	28.5
65.1 - 70.0	5	54,005,000	7.8
70.1 - 71.4	1	13,750,000	2.0
Total:	49	$692,109,550	100.0%
Weighted Average	55.8%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest-only, Balloon	20	$315,126,000	45.5%
Interest-only, Amortizing Balloon	15	201,617,500	29.1
Amortizing Balloon	14	175,366,050	25.3
Total:	49	$692,109,550	100.0%
ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
12	2	$11,675,000	1.7%
36	5	52,175,000	7.5
48	1	11,000,000	1.6
60	6	116,167,500	16.8
72	1	10,600,000	1.5
Total:	15	$201,617,500	29.1%
Weighted Average	51 months
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	24	$283,551,000	41.0%
1	14	229,501,019	33.2
2	7	74,166,314	10.7
3	3	98,431,317	14.2
4	1	6,459,900	0.9
Total:	49	$692,109,550	100.0%
Weighted Average	1 month

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C46	Certain Terms and Conditions

V.       Certain Terms and Conditions

Interest Entitlements:	The interest entitlement of each Class of Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without Master Servicer consent) on particular non-specially serviced loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.

Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections.

Subordination, Allocation of Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain Classes of Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Certificates. The chart also shows the corresponding entitlement to receive principal and/or interest of certain Classes of Certificates on any distribution date in descending order. It also shows the manner in which losses are allocated to certain Classes of Certificates in ascending order (beginning with the Non-Offered Certificates, and other than the Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, X-B, X-D or R Certificates, although principal payments and losses may reduce the notional amounts of the Class X-A, X-B and X-D certificates and, therefore, the amount of interest they accrue.

(1) The Class X-A, X-B and X-D Certificates are interest-only certificates. (2) Non-Offered Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C46	Certain Terms and Conditions

Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1. Class A-1, A-2, A-SB, A-3, A-4, X-A, X-B and X-D Certificates: To interest on the Class A-1, A-2, A-SB, A-3, A-4, X-A, X-B and X-D Certificates, pro rata, according to their respective interest entitlements.

2. Class A-1, A-2, A-SB, A-3 and A-4 Certificates: To principal on the Class A-1, A-2, A-SB, A-3 and A-4 Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vi) sixth, to principal on the Class A-SB Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each Class of Principal Balance Certificates, other than the Class A-1, A-2, A-SB, A-3 and A-4 Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-SB, A-3 and A-4 Certificates remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1, A-2, A-SB, A-3 and A-4 Certificates, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.

3. Class A-1, A-2, A-SB, A-3 and A-4 Certificates: To reimburse the holders of the Class A-1, A-2, A-SB, A-3 and A-4 Certificates, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes.

4.   Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on the Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-SB, A-3 and A-4 Certificates), to principal on the Class A-S Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

5.   Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-SB, A-3, A-4 and A-S Certificates), to principal on the Class B Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

6.   Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-SB, A-3, A-4, A-S and B Certificates), to principal on the Class C Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

7.   After the Class A-1, A-2, A-SB, A-3, A-4, X-A, X-B, X-D, A-S, B and C Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C46	Certain Terms and Conditions

the Class D, E-RR, F-RR, G-RR and H-RR Certificates sequentially in that order in a manner analogous to the Class C Certificates.

Allocation of Yield Maintenance Charges and Prepayment Premiums:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner: (1) to each of the Class A-1, A-2, A-SB, A-3, A-4, A-S, B, C and D Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, A-2, A-SB, A-3 and A-4 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2, A-SB, A-3 and A-4 Certificates as described above, and (3) to the Class X-B Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-D, E-RR, F-RR, G-RR, H-RR or R certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Balances of the Class A-1, A-2, A-SB, A-3, A-4, A-S, B, C, D, E-RR, F-RR, G-RR and H-RR Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class H-RR Certificates; second, to the Class G-RR Certificates; third, to the Class F-RR Certificates; fourth, to the Class E-RR Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; eighth, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, A-2, A-SB, A-3 and A-4 Certificates based on their outstanding Certificate Balances.

The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-SB, A-3 or A-4 Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S, B or C Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-D Certificates will be reduced by the amount of all losses that are allocated to the Class D Certificates as write-offs in reduction of its Certificate Balance.

P&I Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-SB, A-3, A-4, X-A, X-B and X-D Certificates would be affected on a pari passu basis).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C46	Certain Terms and Conditions

Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to any serviced whole loan. With respect to any non-serviced whole loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such non-serviced whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan (other than a non-serviced mortgage loan) with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any serviced whole loan, any Appraisal Reduction Amount will be allocated, pro rata, to the related mortgage loan and the related pari passu companion loan(s). With respect to any non-serviced mortgage loan, appraisal reduction amounts are expected to be calculated in a similar manner under the related non-serviced pooling and servicing agreement.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A “Collateral Deficiency Amount” will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held with respect to the mortgage loan as of the date of such determination.

A “Cumulative Appraisal Reduction Amount” with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “majority controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Balances of each of the Class A-1, A-2, A-SB, A-3, A-4, A-S, B, C and D Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates (other than the Class R Certificates) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes (other than the Class R Certificates) of certificates would have to voluntarily participate in the exchange.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C46	Certain Terms and Conditions

Liquidation Loan Waterfall:	Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.

Control Eligible Certificates:	The Class E-RR, F-RR, G-RR and H-RR Certificates.

Directing Certificateholder/ Controlling Class:

A directing certificateholder may be appointed by the “majority controlling class certificateholder”, which will be the holder(s) of a majority of the “controlling class”, which means the most subordinate class of Certificates among the Control Eligible Certificates.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class(es)) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H-RR Certificates.

Control and Consultation:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when the Class E-RR Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) and except with respect to Servicing Shift Whole Loans (as defined below) (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that KBRA, Fitch and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans) in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to each serviced whole loan that is not a Servicing Shift Whole Loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans. Those consultation rights will generally extend to asset status reports and material special servicing actions involving the related whole loan, will be as set forth in the related intercreditor agreement, and will be in addition to the rights of the directing certificateholder in this transaction described above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C46	Certain Terms and Conditions

With respect to each whole loan marked with footnote (3) under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” (each, a “Servicing Shift Whole Loan”), prior to date of securitization of the related controlling pari passu companion loan (such date, a “Servicing Shift Securitization Date”), the holder of the related controlling pari passu companion loan will have certain control rights regarding the servicing of the related whole loan under the WFCM 2018-C46 pooling and servicing agreement, including the right to approve or disapprove various material servicing actions involving the related whole loan.

With respect to (x) each non-serviced whole loan, and (y) each Servicing Shift Whole Loan after its Servicing Shift Securitization Date, the applicable servicing agreement for the related controlling pari passu companion loan(s) generally grants (or will grant) the directing certificateholder under the related securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) generally will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of any such whole loan contemplated by this paragraph, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the securitization of the related controlling pari passu companion loan(s).

The control rights and consent and consultation rights described in the three preceding paragraphs are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, if the majority controlling class certificateholder or the directing certificateholder is a Borrower Party, the majority controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2018-C46 pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a Borrower Party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2018-C46 pooling and servicing agreement with respect to such mortgage loan, and such controlling class certificateholder will be referred to as an “excluded controlling class holder”.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender.

Replacement of Special Servicer:

If a Control Termination Event has occurred and is continuing, the Special Servicer (other than with respect to a Servicing Shift Whole Loan) may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause KBRA, Fitch and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, the Special Servicer (other than with respect to a Servicing Shift Whole Loan)may be replaced by the directing certificateholder, subject to KBRA, Fitch and Moody’s (and any Rating Agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (i) the Special Servicer is not performing its duties as required under the pooling and servicing agreement in accordance with the Servicing Standard and (ii) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C46	Certain Terms and Conditions

replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not risk retention affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the Special Servicer is a Borrower Party, the Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the Special Servicer with respect to an excluded special servicer loan, the resigning Special Servicer will be required to appoint the excluded special servicer.

Appraisal Remedy:	If the Class of Certificates comprising the controlling class loses its status as controlling class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the controlling class unless and until reinstated as the controlling class through such determination; and pending such determination, the rights of the controlling class will be exercised by the Control Eligible Certificates, if any, that would be the controlling class taking into account the subject appraisal reduction amount.

Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the WFCM 2018-C46 pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by such Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than a non-serviced whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor, as described in the Preliminary Prospectus. Generally speaking, the holder of a pari passu companion loan will have consent and/or consultation rights, as described in the Preliminary Prospectus.

With respect to (x) any serviced whole loan and (y) any Servicing Shift Whole Loan prior to its Servicing Shift Securitization Date, if such whole loan becomes a defaulted loan under the WFCM 2018-C46 pooling and servicing agreement, the Special Servicer will generally be required to sell both the mortgage loan and the related pari passu companion loan(s) as a single whole loan.

With respect to (x) each non-serviced whole loan and (y) each Servicing Shift Whole Loan after its related Servicing Shift Securitization Date, the applicable servicing agreement governing the servicing of such whole loan generally provides (or will provide) that, if the related pari passu companion loan(s) serviced under such agreement become a defaulted loan under such servicing agreement, then the related special servicer may offer to sell to any person (or may offer to purchase) for cash such whole loan during such time as such applicable pari passu companion loan(s) constitutes a defaulted loan under such servicing agreement. Generally speaking, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C46	Certain Terms and Conditions

certificateholder for this securitization generally will have consent and/or consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus.

The procedures for the sale of any whole loan that becomes a defaulted whole loan, and any associated consultation rights, are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Operating Advisor:

The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Loans. With respect to each mortgage loan (other than a Non-Serviced Mortgage Loan) or serviced whole loan, the Operating Advisor will be responsible for:

●    reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●    reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event (as defined below)) and Final Asset Status Report (as defined in the Preliminary Prospectus);

●    recalculating and reviewing for the accuracy and consistency with the WFCM 2018-C46 pooling and servicing agreement the mathematical calculations by the special servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●    preparing an annual report (if any mortgage loan (other than any Non-Serviced Mortgage Loan) or serviced whole loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event (as defined below) occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the pooling and servicing agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the pooling and servicing agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the pooling and servicing agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any Non-Serviced Mortgage Loan) or serviced whole loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event (as defined below) has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●    to consult (on a non-binding basis) with the Special Servicer in respect of asset status reports and

●    to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C46	Certain Terms and Conditions

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E-RR, F-RR, G-RR and H-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the WFCM 2018-C46 pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the WFCM 2018-C46 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment (as defined in the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C46	Certain Terms and Conditions

Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the WFCM 2018-C46 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the WFCM 2018-C46 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the WFCM 2018-C46 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12-months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.

Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Controlling Class Certificateholder:	It is expected that Argentic Securities Holdings Cayman Limited or an affiliate will be the initial majority controlling class certificateholder.

Whole Loans:	Each of the mortgaged properties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Summary of the Whole Loans” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE BALLANTYNE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE BALLANTYNE

Uptown 8 miles
Charlotte-Douglas Intl. Airport 10 miles
The Cato Corporation
Snyder's-Lance
LYNX LIGHT RAIL
Sharon Road
Sharon Rd
Outer Loop
Westinghouse Blvd
Carolina Pavilion
I-485 Station
CHARLOTTE
Mountainbrook
Quail Hollow Rd
Gleneagles Rd
Quail Hollow Country Club
Carmel Rd
Colony Rd
Park Rd
Carmel Country Club
Old Providence South
Sharon Woods
Nations Ford Rd
Polk St
The Centrum
Carolinas HealthCare Pineville
Park Rd
Tower Place Festival
McMullen Creek Marketplace
Pineville
Pineville-Matthews Rd
Carmel Commons
William R. Davie Park
Rea Rd
Pineville Towne Market
Carolina Pkwy
Carolina Place
NORTH CAROLINA
SOUTH CAROLINA
McAlpine
MECKLENBURG COUNTY
Regent Park Golf Club
Johnston Rd
Elm Ln
TPC at Piper Glen
Toringdon Market
Endhaven Ln
Dorman Rd
Heritage Intl. Ministries Conference Ctr.
Ballantyne Business Ctr.
SPX Corp.
Stonecrest at Piper Glen
BALLANTYNE CORPORATE PARK
ESPN
Premier, Inc
Ballantyne Corporate Park - East
Ballantyne Commons Pkwy
Synchrony Financial
Wingate Univ.-Ballantyne
Lancaster Hwy
Camfield Corners
YORK COUNTY
Harrisburg Rd
Ballantyne Village
Ballantyne Commons East
Ballantyne Country Club
Community House Rd
Fort Mill
The Ballantyne
10000 Ballantyne Commons Parkway
and 13015 Ballantyne Corporate Place
Charlotte, NC 28277
Ballantyne
Elm Rd
Ballantyne Town Ctr.
Providence Rd
Anne Springs Close Greenway
Ballantyne East
Blakeney
Johnston Rd
Marvin Rd
Ardrey Kell Rd
The Shops at Ardrey Kell
Wade Ardrey Rd
Elon Park
LANCASTER COUNTY
Indian Land
Charlotte Hwy
UNION COUNTY
Firethorne Country Club
Marvin Rd
Marvin
Huntersville
Kannapolis
CONCORD
Lowesville
Stanley
Harrisburg
Mt. Holly
CHARLOTTE
Uptown
Gastonia
Belmont
Mint Hill
NORTH CAROLINA
SOUTH CAROLINA
Matthews
Pineville
Stallings
Indian Trail
Fort Mill
Weddington
Monroe
Rock Hill
Waxhaw

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – The Ballantyne

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$55,000,000			Specific Property Type:	Full Service
Cut-off Date Balance:	$55,000,000			Location:	Charlotte, NC
% of Initial Pool Balance:	7.9%			Size:	244 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$225,410
Borrower Name:	NWBH 1 LP			Year Built/Renovated:	2000/2018
Borrower Sponsor:	Northwood Investors LLC			Title Vesting:	Fee
Mortgage Rate:	4.900%			Property Manager:	Self-managed
Note Date:	June 29, 2018			4th Most Recent Occupancy (As of)(3):	60.3% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(3):	64.2% (12/31/2015)
Maturity Date:	July 11, 2028			2nd Most Recent Occupancy (As of)(3):	62.1% (12/31/2016)
IO Period:	60 months			Most Recent Occupancy (As of)(3):	67.4% (12/31/2017)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	67.9% (6/30/2018)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(4):	NAV
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of)(5):	$6,387,017 (12/31/2016)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of) (5):	$7,717,581 (12/31/2017)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$7,927,370 (TTM 6/30/2018)
Additional Debt Type(1):	Future Mezzanine; Permitted Preferred Equity			U/W Revenues:	$37,917,707
				U/W Expenses:	$29,558,777
				U/W NOI:	$8,358,929
				U/W NCF:	$6,842,221
				U/W NOI DSCR:	2.39x
Escrows and Reserves(2):				U/W NCF DSCR:	1.95x
				U/W NOI Debt Yield:	15.2%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	12.4%
Taxes	$270,791	$33,849	NAP	As-Stabilized Appraised Value(6):	$96,800,000
Insurance	$0	Springing	NAP	As-Stabilized Appraisal Valuation Date(6):	June 9, 2019
FF&E Reserve	$0	$125,271	NAP	Cut-off Date LTV Ratio(6):	56.8%
PIP Reserve	$5,100,000	$0	NAP	LTV Ratio at Maturity(6):	52.3%

(1)	See “Subordinate and Mezzanine Indebtedness” section.

(2)	See “Escrows” section.

(3)	Occupancy shown for 2014 and 2015 was obtained from a third party market research report, while all other occupancies shown were obtained from the borrower.

(4)	Historical operating statements prior to 2016 are not available due to the borrower sponsor’s acquisition of The Ballantyne Property in March 2017.

(5)	See “Cash Flow Analysis” section for an explanation on the increase in NOI from 2016 to 2017.

(6)	The Appraised Value, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the appraiser’s prospective as-complete value as of June 9, 2019, which assumes completion of currently ongoing and planned PIP work (see “The Property” section). The borrower deposited upfront reserves totaling $5,100,000 for the estimated cost for the remaining PIP work (see “Escrows” section). The appraiser concluded to an “as-is” Appraised Value of $80,000,000 (as of June 9, 2018), which would result in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 68.8% and 63.3%, respectively.

The Mortgage Loan. The mortgage loan (“The Ballantyne Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a full service hotel located in Charlotte, North Carolina (“The Ballantyne Property”). The Ballantyne Mortgage Loan was originated on June 29, 2018 by Wells Fargo Bank, National Association. The Ballantyne Mortgage Loan had an original principal balance of $55,000,000, has an outstanding principal balance as of the Cut-off Date of $55,000,000 and accrues interest at an interest rate of 4.900% per annum. The Ballantyne Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 months following loan origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Ballantyne Mortgage Loan matures on July 11, 2028.

Following the lockout period, on any date before April 11, 2028, the borrower has the right to defease The Ballantyne Mortgage Loan in whole or in part (see the “Partial Release” section). In addition, The Ballantyne Mortgage Loan is prepayable without penalty on or after April 11, 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE BALLANTYNE

Sources and Uses

Sources			Uses
Original loan amount	$55,000,000	100.0%	Loan payoff	$25,212,902	45.8%
			Upfront reserves	5,370,791	9.8
			Closing costs	695,409	1.3
			Return of equity	23,720,897	43.1
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%

The Property. The Ballantyne Property is a 244-key full-service resort hotel comprising (i) an eight-story main building totaling 208 guestrooms, (ii) a two-story lodge building containing 35 guestrooms and 8,653 square feet of event space and (iii) a two-story cottage totaling 3,670 square feet with four bedrooms and 4.5 bathrooms. The Ballantyne Property is a Starwood Luxury Collection hotel that was built in 2000 (with the lodge and cottage buildings being constructed in 2004 and 2007, respectively) and is situated on a 20.4-acre parcel. Hotel amenities include 33,130 square feet of event space, access to an 18-hole golf course and golf school (which are not part of the collateral for The Ballantyne Mortgage Loan) and numerous resort style amenities including one outdoor swimming pool, three indoor swimming pools, a full-service spa, two tennis courts and multiple food and beverage outlets including the Veranda Bar and Gallery Restaurant and Bar. The Ballantyne Property contains 152 king guestrooms, 12 queen guestrooms, 60 queen/queen guestrooms, 10 double/double guestrooms, nine suites and one private cottage. All guestrooms feature a flat panel television and bathrooms with marble flooring and separate walk-in showers and soaking tubs. Additionally, some guestrooms and suites include sleeper sofas and coffee tables, while suites contain full kitchens. The Ballantyne Property contains 809 surface parking spaces, accounting for a parking ratio of approximately 3.3 spaces per room.

The borrower sponsor acquired The Ballantyne Property in March 2017 from the Ballantyne area’s primary developer, Bissell Company, as part of its approximately $1.2 billion acquisition of the overall Ballantyne Corporate Park (see “Market Overview and Competition” section). In 2017, the borrower sponsor executed a new 20-year franchise agreement with The Sheraton LLC (a Starwood brand affiliate). The franchise agreement expires on March 1, 2037.

The Ballantyne Property is currently undergoing a brand-mandated property improvement plan (“PIP”) totaling approximately $11.9 million ($48,770 per key). According to the borrower sponsor, the PIP is expected to be completed by September 2018 and includes renovations to guestrooms, common areas, food and beverage outlets and meeting spaces. The borrower sponsor deposited an upfront reserve of $5.1 million, which represented the estimated cost of remaining PIP work at the time of the origination of the Ballantyne Mortgage Loan (see “Escrows” section).

According to the appraisal, the demand segmentation for The Ballantyne Property is approximately 40% corporate, 50% meeting & group, and 10% leisure. For the trailing 12-month period ending April 30, 2018, the top 10 corporate accounts totaled approximately 11,233 room nights (approximately 18.6% of total underwritten occupied rooms nights); and the top 3 corporate accounts totaled approximately 9,022 room nights (approximately 14.9% of total underwritten occupied rooms nights). Per the borrower sponsor, The Ballantyne Property hosted 146 weddings from 2015 to 2017, totaling approximately 4,318 room nights.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE BALLANTYNE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at The Ballantyne Property:

Cash Flow Analysis(1)

	2016	2017(2)	TTM 6/30/2018	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	62.1%	67.4%	67.9%	67.9%
ADR	$236.63	$234.36	$233.39	$243.36(3)
RevPAR	$146.96	$158.00	$158.43	$165.19

Room Revenue	$13,123,752	$14,071,431	$14,109,526	$14,712,260	38.8%	$60,296
F&B Revenue	16,423,511	17,196,052	17,559,749	17,559,749	46.3	71,966
Other Revenue(4)	4,970,074	5,338,723	5,645,698	5,645,698	14.9	23,138
Total Revenue	$34,517,337	$36,606,206	$37,314,973	$37,917,707	100.0%	$155,400

Total Department Expenses	19,090,972	19,652,641	19,632,845	19,800,270	52.2	81,149
Gross Operating Income	$15,426,365	$16,953,565	$17,682,128	$18,117,437	47.8%	$74,252

Total Undistributed Expenses	8,224,762	8,597,378	9,130,707	9,179,685	24.2	37,622
Gross Operating Profit	$7,201,603	$8,356,187	$8,551,421	$8,937,751	23.6%	$36,630

Total Fixed Charges	814,586	638,606	624,051	578,822	1.5	2,372

Net Operating Income	$6,387,017	$7,717,581	$7,927,370	$8,358,929	22.0%	$34,258
FF&E	0	0	0	1,516,708	4.0	6,216
Net Cash Flow	$6,387,017	$7,717,581	$7,927,370	$6,842,221	18.0%	$28,042

NOI DSCR	1.82x	2.20x	2.26x	2.39x
NCF DSCR	1.82x	2.20x	2.26x	1.95x
NOI DY	11.6%	14.0%	14.4%	15.2%
NCF DY	11.6%	14.0%	14.4%	12.4%

(1)	Historical operating statements prior to 2016 are not available due to the borrower sponsor’s acquisition of The Ballantyne Property in March 2017.

(2)	The increase in Total Revenue and Net Operating Income from 2016 to 2017 was driven partly by (i) increased Occupancy from 62.1% to 67.4%, and (ii) increased F&B Revenue from $16,423,511 to $17,196,052.

(3)	The Ballantyne Property is currently undergoing an approximately $11.9 million PIP ($48,770 per key; see “The Property” section). The U/W ADR represents the average of the TTM 6/30/2018 ADR and the 2019 borrower budget ADR.

(4)	Other Revenue includes income generated from the spa, valet, laundry, telephone, movies/videos, the business center, cancellation fees and other miscellaneous revenue.

Appraisal. The appraiser concluded to an “as-complete” appraised value of $96,800,000 with an appraisal valuation date of June 9, 2019, which assumes the completion of the ongoing PIP work (see “The Property” and the “Escrows” sections). The appraiser concluded to an “as-is” appraised value of $80,000,000 as of June 9, 2018.

Environmental Matters. According to a Phase I environmental assessment dated June 14, 2018, there was no evidence of any recognized environmental conditions at The Ballantyne Property.

Market Overview and Competition. The Ballantyne Property is located in Charlotte, North Carolina, immediately adjacent to Route 521, approximately 0.9 miles south of Interstate 485, 3.3 miles north of the North Carolina-South Carolina border, 14.6 miles south of the Charlotte central business district and 18.0 miles southeast of Charlotte Douglas International Airport. The Ballantyne Property is situated at the intersection of Johnston Road and Ballantyne Commons Parkway, which, according to a third party market research provider, has a daily traffic count of approximately 60,100 vehicles.

The Ballantyne Property is situated within Ballantyne Corporate Park, a 535-acre master-planned business park in South Charlotte that houses 35 Fortune 500 companies. According to the appraisal, Ballantyne Corporate Park is home to MetLife, Premier, ESPN, SPX, Brighthouse Financial, Siemens, Wells Fargo and Bank of America, among other national companies. Per a third party market research provider, the Ballantyne Corporate Park contains 36 class A office buildings, comprising a total of approximately 4.2 million square feet with a 92.1% occupancy rate as of July 2018 and 88.9% average occupancy since 2014. The Ballantyne Corporate Park also features four hotels (588 keys, including The Ballantyne Property) and two restaurants.

Ballantyne Village, a boutique shopping center located approximately 0.6 miles southwest of The Ballantyne Property, features various national and local casual and fast casual dining options, FedEx Office, Verizon Wireless, an Orangetheory Fitness and a five-screen “art house” Regal Cinemas Theatre. Additionally, The Ballantyne Property is positioned approximately 9.9 miles southeast of Carowinds, a 400-acre amusement park that features two of the tallest steel roller coasters in North America.

According to a third party market report, the estimated 2018 population within a three- and five-mile radius of The Ballantyne Property was 80,864 and 169,310, respectively; the estimated 2018 average household income within the same radii was $115,676 and $119,163, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE BALLANTYNE

The following table presents historical occupancy, ADR, RevPAR and penetration rates relating to The Ballantyne Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			The Ballantyne			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 6/30/2018	70.8%	$198.69	$140.71	67.9%	$233.39	$158.43	95.8%	117.5%	112.6%
12/31/2017	71.8%	$198.87	$142.83	67.2%	$234.36	$157.57	93.6%	117.8%	110.3%
12/31/2016	73.8%	$189.00	$139.55	62.1%	$236.60	$146.96	84.1%	125.2%	105.3%
12/31/2015	72.5%	$183.20	$132.87	64.2%	$224.29	$143.93	88.5%	122.4%	108.3%

(1)	Information obtained from third party hospitality research reports dated July 17, 2018 and January 18, 2018. The competitive set includes the following hotels: Marriott Charlotte City Center, Omni Charlotte Hotel, Hilton Charlotte Center City, Marriott Charlotte Southpark, Westin Charlotte, Embassy Suites Charlotte Concord Golf Resort & Spa and Ritz-Carlton Charlotte.

The Borrower. The borrower is NWBH 1 LP, a Delaware limited partnership and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Ballantyne Mortgage Loan. The nonrecourse carve-out guarantors of The Ballantyne Mortgage Loan are NW BCP Hotel LP and NW BCP Holdings LP, each a Delaware limited partnership.

The Borrower Sponsor. The borrower sponsor is Northwood Investors LLC (“Northwood”), a privately-held real estate investment advisor founded in 2006 by John Z. Kukral, the former President and CEO of Blackstone Real Estate Advisors. Under Mr. Kukral’s leadership from 1994 to 2005, Blackstone Real Estate Advisors invested approximately $5.8 billion of equity in over 160 transactions worldwide. Northwood invests alongside institutional and private clients in a broad range of real estate and real estate-related investment opportunities globally, with approximately $7 billion of assets under management as of January 1, 2018. In addition to Northwood’s ownership interest in the Ballantyne Corporate Park (approximately 4.2 million square feet of office space, four hotels totaling 588 keys (including The Ballantyne Property) and two restaurants), the firm owns additional assets in the Charlotte area including approximately 1,600 multifamily units, 566,000 square feet of retail space, 106,000 square feet of industrial space and 16 land assets.

In addition to The Ballantyne Property, Northwood’s portfolio contains seven hotel assets, including Cheeca Lodge & Spa (Islamorada, Florida), Tranquility Bay Beach House Resort (Marathon, Florida), The London West Hollywood at Beverly Hills (West Hollywood, California), Naples Grande Beach Resort (Naples, Florida), Aloft Charlotte Ballantyne, (Charlotte, North Carolina), Courtyard by Marriott Charlotte Ballantyne (Charlotte, North Carolina) and Staybridge Suites Charlotte (Charlotte, North Carolina).

Escrows. The Ballantyne Mortgage Loan documents provide for upfront escrows in the amount of $270,791 for real estate taxes and $5,100,000 for estimated expenses related to remaining planned PIP renovations. The Ballantyne Mortgage Loan documents also provide for ongoing monthly escrows of 1/12th of the estimated annual real estate taxes (initially $33,849) and 4.0% of the total revenue from The Ballantyne Property for the FF&E reserve (the initial estimated FF&E monthly deposit is $125,271). The borrower has the right to deliver a letter of credit in lieu of such cash escrows.

The Ballantyne Mortgage Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the borrower or borrower affiliate provides the lender with evidence that The Ballantyne Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of timely payment of insurance premiums/renewals.

Lockbox and Cash Management. The Ballantyne Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower deposits all rent and directs all credit card companies to pay all amounts due directly into such lockbox account. The Ballantyne Mortgage Loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be distributed to the borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or

(ii)	the net cash flow debt yield falling below 8.0% at the end of any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or

●	with regard to clause (ii), the net cash flow debt yield being greater than 8.25% for two consecutive calendar quarters.

Property Management. The Ballantyne Property is managed by an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE BALLANTYNE

Assumption. The borrower has a two-time right, commencing 12 months after June 29, 2018, to transfer The Ballantyne Property provided that certain conditions are satisfied, including (i) no event of default under The Ballantyne Mortgage Loan documents has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor (x) satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing or (y) is a Qualified Equityholder (as defined below); and (iii) if requested by the lender, rating agency confirmation that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2018-C46 certificates.

“Qualified Equityholder” means a commercial credit corporation, pension plan, pension fund, or pension advisory firm, private equity fund, mutual fund, government entity or plan, provided that any such person will have (a) a net worth in excess of $50,000,000 (exclusive of The Ballantyne Property) and liquid assets in excess of $5,000,000, (b) experience owning and operating upscale full-service hotel properties, which includes a requirement that, at the time of the related transfer, such person owns and/or operates (i) not less than seven properties (exclusive of The Ballantyne Property) and (ii) 1,000 rooms (exclusive of The Ballantyne Property) of similar or higher quality to The Ballantyne Property and (c), at least seven years of experience managing upscale full-service hotel properties.

Partial Release. Any time after the expiration of the lockout period and before April 11, 2028, the borrower may obtain the release of the parcel containing the lodge and cottage buildings (see “The Property” section above), provided that, among other things, and in accordance with The Ballantyne Mortgage Loan documents, (a) no event of default has occurred and is continuing; (b) The Ballantyne Mortgage Loan is partially defeased in an amount equal to $3,967,500 (plus any additional amount needed in order to meet the debt yield requirement outlined in the following clause); (c) the net cash flow debt yield following the release is no less than the greater of (i) 11.3% and (ii) the lesser of (1) the net cash flow debt yield immediately prior to the release and (2) 15.0%; and (d) if requested by the lender, rating agency confirmation that the partial defeasance will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2018-C46 certificates.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The borrower has the right to either (but not both) (1) directly or indirectly pledge its equity interest to secure a mezzanine loan from a qualified institution (as outlined in The Ballantyne Mortgage Loan documents), or (2) grant preferred equity rights to a qualified institution, provided that, among other things, (a) no event of default has occurred and is continuing, (b) the permitted mezzanine loan or preferred equity grant will be in an amount which, when aggregated with the outstanding principal balance of The Ballantyne Mortgage Loan, results in the lesser of (i) an aggregate loan-to-value ratio equal to or less than 60.0% and (ii) an aggregate net cash flow debt yield of not less than 12.0%; (c) only with respect to a mezzanine loan, the mezzanine lender enters into an intercreditor agreement acceptable to the rating agencies and reasonably acceptable to the lender, with such intercreditor agreement requiring that the mezzanine lender cause a replacement guarantor to deliver a replacement guaranty and environmental indemnity before exercising any remedies of any nature; (d) rating agency confirmation that the mezzanine loan or preferred equity grant, as applicable, will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2018-C46 certificates; and (e) only with respect to a mezzanine loan, if such loan is a floating rate loan, the mezzanine borrower will be required to obtain an interest rate cap which will cause the aggregate debt service coverage ratio immediately following the closing of the mezzanine loan to be equal to or greater than 1.25x.

Ground Lease. None.

Terrorism Insurance. The Ballantyne Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of The Ballantyne Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FAIR OAKS MALL

FAIR OAKS MALL

macy's

FAIR OAKS MALL

FAIR OAKS MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FAIR OAKS MALL

The Cheesecake Factory
BRIO
verizon wireless
picture people
Jos. A. Bank
GNC
GAP
ANN TAYLOR
POTTERY BARN
PLACE
Finish Line
VANS
Papaya
Claire's
BANANA REPUBLIC
Häagen-Dazs
GODIVA
pottery barn kids
FOREVER 21
ALDO
KAY
AVEDA
abercrombie
Abercrombie & Fitch
Brighton
Eddie Bauer
CHAMPS
HOT TOPIC
zumiez
ON THE BORDER
sears
macy's
jcpenney
UPPER LEVEL
Anchor / Major
Non Anchor / In-line
Vacant
Not Part of Collateral
N

LENSCRAFTERS
WILLIAMS-SONOMA
charlie
Payless
H&M
CENTURY
AMERICAN EAGLE
Brookstone
VICTORIA'S SECRET
SEPHORA
WILLIAMS-SONOMA
HOLLISTER
sleep number
PACSUN
Bank of America
COACH
J.CREW
EXPRESS
TALBOTS
ZALES
NEW YORK & COMPANY
Bath&BodyWorks
J.Jill
aerie
L'OCCITANE
sears
macy's
jcpenney
LOWER LEVEL
Anchor / Major
Non Anchor / In-line
Vacant
Not Part of Collateral
N

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FAIR OAKS MALL

Fair Oaks Mall
11750 Fair Oaks Mall
Fairfax, VA 22033
Sterling
Herndon
Reston
Great Falls
VIRGINIA
McLean
Washington, DC 14 miles
LOUDOUN COUNTY
Washington Dulles International Airport
Natl. Air and Space Museum/ Steven F. Udvar-Hazy Center
Franklin Farm
Chantilly
Centreville
Wolf Trap
Tysons Corner
Vienna
Dunn Loring
Oakton
Fair Oaks
Merrifield
Fairfax
Mantua
Annandale
FAIRFAX COUNTY
George Mason University
Kings Park
Fairfax Station
Burke
West Springfield
Newington
Lake Fairfax Park
Reston National Golf Course
Difficult Run Stream Valley Park
Fox Mill District Park
International Country Club
Inova Fair Oaks Hospital
Ellanor C. Lawrence Park
Tattersall Park
Penderbrook Golf Club
Fairfax Towne Center
Fair Lakes Center
East Market
Fairfax Corner
Fairfax Co. Government Center
Social Security Administration
Fairfax Court Shopping Center
Fairfax County Courthouse
OLD TOWN FAIRFAX
Fair City Mall
Virginia International University
Army Navy Country Club-Fairfax
Inova Fairfax Hospital
Twin Lakes Golf Course
Popes Head Stream Valley Park
Country Club of Fairfax
EagleBank Arena
Burke Centre Shopping Center
Pohick Stream Valley Park
Rolling Valley Mall
Lake Accotink Park
Springfield Golf and Country Club
Burke Lake Golf Center
Burke Lake
South Run Park
Fountainhead Regional Park
Dulles Toll Road
Capital Beltway
Fairfax County Pkwy
Lee Hwy
Braddock Rd
Little River Tpke
MARYLAND
WASHINGTON D.C.
ARLINGTON
ALEXANDRIA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Fair Oaks Mall

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	BBB-sf/A/A3			Property Type:	Retail
Original Principal Balance(1):	$40,625,000			Specific Property Type:	Super Regional Mall
Cut-off Date Balance(1):	$40,498,396			Location:	Fairfax, VA
% of Initial Pool Balance:	5.9%			Size(6):	779,949 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1)(6):	$223.67
Borrower Name:	Fairfax Company of Virginia L.L.C.			Year Built/Renovated:	1980/2014
Sponsors:	The Taubman Realty Group Limited Partnership; Morton Olshan			Title Vesting:	Fee
Mortgage Rate:	4.2580%			Property Manager:	The Taubman Company LLC (borrower-related)
Note Date:	April 27, 2018			4th Most Recent Occupancy (As of)(6):	89.8% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(6):	90.3% (12/31/2015)
Maturity Date:	May 10, 2023			2nd Most Recent Occupancy (As of)(6):	92.3% (12/31/2016)
IO Period:	0 months			Most Recent Occupancy (As of)(6):	90.7% (12/31/2017)
Loan Term (Original):	60 months			Current Occupancy (As of)(6)(7):	91.6% (2/1/2018)
Seasoning:	3 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(8):	$34,145,183 (12/31/2014)
Call Protection(2):	L(27),D(29),O(4)			3rd Most Recent NOI (As of)(8):	$34,350,362 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(8):	$34,902,573 (12/31/2016)
Additional Debt(1)(3):	Yes			Most Recent NOI (As of)(8):	$32,296,326 (12/31/2017)
Additional Debt Type(1)(3):	Pari Passu / Subordinate Secured Debt
				U/W Revenues:	$45,095,362
				U/W Expenses:	$15,187,457
Escrows and Reserves(4):				U/W NOI(1):	$29,907,905
				U/W NCF:	$28,398,064
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	3.05x
Taxes	$0	Springing	NAP	U/W NCF DSCR(1):	2.89x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1):	17.1%
Replacement Reserve	$0	Springing	$434,772	U/W NCF Debt Yield(1):	16.3%
TI/LC Reserve	$3,954,170	Springing	$4,094,748	As-Is Appraised Value:	$545,600,000
Gap Rent Reserve	$1,183,388	$0	NAP	As-Is Appraisal Valuation Date:	February 3, 2018
Macy’s Deposit(5)	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	32.0%
				LTV Ratio at Maturity or ARD(1):	29.7%

(1)	See “The Mortgage Loan” section. The Cut-off Date Balance per SF, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the Fair Oaks Mall Senior Loan (as defined below). The Cut-off Date Balance per SF, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the Fair Oaks Mall Whole Loan (as defined below) are $332, 1.72x, 1.64x, 11.5%, 11.0%, 47.5% and 44.2%, respectively.

(2)	The lockout period will be at least 27 payments, beginning with and including the first payment date of June 10, 2018. Defeasance of the Fair Oaks Mall Mortgage Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) April 27, 2022. The assumed lockout period of 27 payments is based on the expected WFCM 2018-C46 securitization trust closing date in August 2018.

(3)	See “Subordinate and Mezzanine Indebtedness” section.

(4)	See “Escrows” section.

(5)	See “Macy’s Redevelopment” section.

(6)	Current Occupancy, Most Recent Occupancy, 2nd Most Recent Occupancy, 3rd Most Recent Occupancy and 4th Most Recent Occupancy including temporary tenants was 96.9%, 95.6%, 96.7%, 96.2% and 92.8%, respectively.

(7)	Current Occupancy includes eleven tenants (3.1% of NRA) with executed leases but who are not yet in occupancy. The lender reserved 100.0% of the rent associated with each tenant from the loan origination date through each lease’s scheduled commencement date.

(8)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Fair Oaks Mall Mortgage Loan”) is part of a whole loan (the “Fair Oaks Mall Whole Loan”) in the aggregate original principal amount of $260,000,000, evidenced by five pari passu senior notes with an aggregate original balance of $175,000,000 (the “Fair Oaks Mall Senior Loan”) and two subordinate notes that are pari passu with each other with an original principal balance of $85,000,000 (the “Fair Oaks Mall B Notes”) secured by a first mortgage encumbering the fee interest in 779,949 square feet of a 1,531,650 square foot super regional mall located in Fairfax, Virginia (the “Fair Oaks Mall Property”). The Fair Oaks Mall Whole Loan was co-originated on April 27, 2018 by Barclays Bank PLC and Bank of America, National Association. The Fair Oaks Mall Senior Loan had an original principal balance of $175,000,000, has an outstanding principal balance as of the Cut-off Date of $174,454,629 and accrues interest at a rate of 4.2580% per annum. The Fair Oaks Mall B Notes had an aggregate original principal balance of $85,000,000, have an outstanding principal balance as of the Cut-off Date of $84,735,106, and accrue interest at a rate of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FAIR OAKS MALL

7.5000% per annum. The Fair Oaks Mall Whole Loan had an initial term of 60 months, has a remaining term of 57 months as of the Cut-off Date and is based on a 30-year amortization schedule. The Fair Oaks Mall Whole Loan matures on May 10, 2023.

The non-controlling Notes A-2-1 and A-2-2, which will be contributed to the WFCM 2018-C46 securitization trust, had an original principal balance of $40,625,000 and have an outstanding principal balance as of the Cut-off Date of $40,498,396. The controlling Note A-1-1, which has been contributed to the BANK 2018-BNK12 securitization trust, had an original principal balance of $80,000,000 and has an outstanding principal balance as of the Cut-off Date of $79,750,688. The non-controlling Note A-1-2, which is expected to be contributed to the BANK 2018-BNK13 securitization trust, had an original principal balance of $33,750,000 and has an outstanding principal balance as of the Cut-off Date of $33,644,821. The non-controlling Note A-2-3 is currently held by Barclays Bank PLC and is expected to be contributed to future securitization transaction. The Fair Oaks Mall B Notes had an original principal balance of $85,000,000 and have an outstanding principal balance as of the Cut-off Date of $84,735,106. The lender provides no assurances that the non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Fair Oaks Mall Whole Loan” and “Pooling and Servicing Agreement” in the Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest(1)
A-1-1 A-1-2 A-2-1 A-2-2 A-2-3 B-1	$80,000,000 $33,750,000 $20,000,000 $20,625,000 $20,625,000 $55,250,000	BANK 2018-BNK12 BANK 2018-BNK13(2) WFCM 2018-C46 WFCM 2018-C46 Barclays Bank PLC Annaly CRE LLC	Yes No No No No No
B-2	$29,750,000	Annaly CRE LLC	No
Total	$260,000,000

(1)	The holder of the Fair Oaks Mall B Notes (Notes B-1 and B-2) will have certain control rights with respect to the Fair Oaks Mall Whole Loan and the right to appoint the special servicer with respect to the Fair Oaks Whole Loan; provided that after a control appraisal period exists with respect to the Fair Oaks Mall B Notes, then the certificate holder for the BANK 2018-BNK12 securitization will have such rights.

(2)	The BANK 2018-BNK13 transaction is expected to close on August 21, 2018.

Following the lockout period, on any date before February 10, 2023, the borrower has the right to defease the Fair Oaks Mall Whole Loan in whole, but not in part. In addition, the Fair Oaks Mall Whole Loan is prepayable without penalty on or after February 10, 2023. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) April 27, 2022.

Sources and Uses

Sources			Uses
Original whole loan amount	$260,000,000	97.7%	Loan payoff	$259,397,855	97.5%
Borrower equity	6,133,376	2.3	Upfront reserves	5,137,558	1.9
			Closing costs	1,597,963	0.6
Total Sources	$266,133,376	100.0%	Total Uses	$266,133,376	100.0%

The Property. The Fair Oaks Mall Property consists of a 779,949 square foot portion of the two-story, 1,531,650 square foot Fair Oaks Mall, located in Fairfax, Virginia. The Fair Oaks Mall Property is anchored by Macy’s and non-collateral anchors Macy’s (with Furniture Gallery), Sears, JC Penney and Lord & Taylor. The five anchor tenants generate approximately $130.8 million in annual sales. Other large retailer tenants at the Fair Oaks Mall Property include XXI Forever, H&M, Express and Victoria’s Secret, with no other tenant occupying more than 1.4% of NRA or representing more than 2.4% of the underwritten base rent. The Fair Oaks Mall Property features over 160 specialty in-line stores including Abercrombie & Fitch, Altar’d State, Ann Taylor, Apple, Banana Republic, Coach, Gap, J. Crew, J. Jill, L’Occitane en Provence, M.A.C, Michael Kors, Pandora, PINK by Victoria’s Secret, Pottery Barn, Sephora, Swarovski, Vera Bradley and Williams-Sonoma. Additionally, the Fair Oaks Mall Property includes dining options such as Brio Tuscan Grille, The Cheesecake Factory, Kona Grill, On The Border Mexican Grill and Cantina and Texas de Brazil. The Fair Oaks Mall Property regularly hosts family centered events including Lunar New Year, Mall-O-Ween for Halloween, Santa’s Academy and Summer of Science, and features a number of children’s retailers including Gap Kids/Baby Gap, Hanna Andersson, Hollister, Janie and Jack and Pottery Barn Kids. Included in the collateral are 7,724 parking spaces (approximately 5.0 spaces per 1,000 SF).

The Fair Oaks Mall Property was built in 1980, expanded in 1986, and between 2013 and 2014 underwent a $23.8 million renovation which included new mall entrances, exterior signage and landscaping, all new interior lighting, signage, landscaping and paint, all new seating areas and flooring (including technology tables, cafe and lounge seating), a new play area, a new customer service desk and added/upgraded Wi-Fi throughout the mall.

The Fair Oaks Mall Property was 91.6% leased as of February 1, 2018 to 148 permanent retail and restaurant tenants, and 96.9% leased including temporary tenants. Year-end historical occupancy at the Fair Oaks Mall Property averaged 91.3% between 2013 and 2017 (95.5% including temporary tenants). Total inline sales at the Fair Oaks Mall Property for the year ending December 31, 2017 were approximately $164.9 million with an average of $529 PSF ($404 PSF excluding Apple), resulting in an occupancy cost of 16.5% (21.4% excluding Apple).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FAIR OAKS MALL

The following table presents certain information relating to the tenancy at the Fair Oaks Mall Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	12/31/2017 TTM Sales			Lease Expiration Date
							$	PSF	Occ. Cost

Major Tenants
Macy’s(3)	BBB/Baa3/BBB-	215,000	27.6%	$4.10	$881,733	3.6%	$25,700,000	$120	4.3%	2/1/2026
XXI Forever	NR/NR/NR	51,317	6.6%	$25.81	$1,324,402	5.5%	$4,563,152	$89	48.9%	1/31/2022
H&M(4)	NR/NR/NR	20,265	2.6%	$29.94	$606,773	2.5%	$4,681,675	$234	10.1%	1/31/2029
Express	NR/NR/NR	12,278	1.6%	$36.61	$449,452	1.9%	$2,515,806	$205	41.5%	1/31/2024
Victoria’s Secret	BB+/Ba1/BB+	12,170	1.6%	$65.00	$791,050	3.3%	$6,337,380	$521	19.6%	1/31/2026
The Cheesecake Factory	NR/NR/NR	10,982	1.4%	$46.00	$505,172	2.1%	$9,909,884	$902	7.7%	1/31/2027
Talbots(5)	NR/B2/B-	10,589	1.4%	$50.00	$529,450	2.2%	$2,794,392	$264	34.0%	1/31/2018
Texas de Brazil(6)	NR/NR/NR	10,043	1.3%	$58.81	$590,592	2.4%	$5,409,804	$539	19.4%	1/31/2019
Total Major Tenants		342,644	43.9%	$16.57	$5,678,623	23.4%

Other Tenants		371,910	47.7%	$49.91	$18,560,255	76.6%	$164,892,000(7)	$529(7)	16.5%(7)

Occupied Collateral Total		714,554	91.6%	$33.92	$24,238,878	100.0%

Temporary Tenants		40,931	5.2%
Vacant Space		24,464	3.1%

Collateral Total		779,949	100.0%

Non-Collateral Tenants
Macy’s (with Furniture Gallery)	BBB/Baa3/BBB-	229,064					NAV	NAV	NAV	NAV
Sears	CC/Ca/CCC-	209,547					NAV	NAV	NAV	NAV
JC Penney	B+/B1/B+	190,090					NAV	NAV	NAV	NAV
Lord & Taylor	NR/B3/B	123,000					NAV	NAV	NAV	NAV

(1)	Information is based on the underwritten rent roll dated February 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Macy’s Sales $, Sales PSF and Occ. Cost are for the 2016 period as reported by the borrower sponsor. Macy’s has seven ten-year extension options.

(4)	H&M has a termination option if it fails to achieve gross sales of at least $6,000,000 for the period March 28, 2021 to March 29, 2022, effective as of March 29, 2023. H&M has five, two-year renewal options upon 270 days prior written notice.

(5)	Talbots is currently in renewal discussions with the borrower regarding a six-year renewal lease.

(6)	Texas de Brazil executed a ten-year renewal on July 9, 2018. The total rent charges are projected to be $599,296.99.

(7)	Sales $, Sales PSF and Occ. Cost % represent total comparable in-line sales including Apple.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FAIR OAKS MALL

The following table presents certain information relating to the lease rollover schedule at the Fair Oaks Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
2018/MTM	5	19,920	2.6%	19,920	2.6%	$1,190,571	4.9%	$59.77
2019	23	79,830	10.2%	99,750	12.8%	$3,901,594	16.1%	$48.87
2020	14	33,124	4.2%	132,874	17.0%	$1,307,271	5.4%	$39.47
2021	16	39,396	5.1%	172,270	22.1%	$2,103,741	8.7%	$53.40
2022	22	103,015	13.2%	275,285	35.3%	$4,260,618	17.6%	$41.36
2023	18	56,565	7.3%	331,850	42.5%	$3,136,650	12.9%	$55.45
2024	9	33,355	4.3%	365,205	46.8%	$1,523,464	6.3%	$45.67
2025	8	23,497	3.0%	388,702	49.8%	$1,198,695	4.9%	$51.01
2026	9	249,217	32.0%	637,919	81.8%	$2,900,681	12.0%	$11.64
2027	11	30,529	3.9%	668,448	85.7%	$1,547,715	6.4%	$50.70
2028	6	10,211	1.3%	678,659	87.0%	$243,037	1.0%	$23.80
Thereafter	7	35,895	4.6%	714,554	91.6%	$924,841	3.8%	$25.77
Vacant(4)	0	65,395	8.4%	779,949	100.0%	$0	0.0%	$0.00
Total/Weighted Average	148	779,949	100.0%			$24,238,878	100.0%	$33.92
(1)	Information obtained from the underwritten rent roll for leases in place as of February 1, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Vacant space includes 40,931 SF leased to temporary tenants. Including the temporary tenants, the Fair Oaks Mall Mortgaged Property is 96.9% occupied as of February 1, 2018.

The following table presents historical occupancy percentages at the Fair Oaks Mall Mortgaged Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	2/1/2018(2)(3)
89.8%	90.3%	92.3%	90.7%	91.6%
(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	Including the temporary tenants, the Fair Oaks Mall Mortgaged Property is 96.9% occupied as of February 1, 2018.

The following table presents historical in-line sales at the Fair Oaks Mall Property:

Historical In-line Tenant Sales Summary(1)

Year	Sales PSF w/ Apple	Occupancy Cost w/ Apple	Sales PSF w/o Apple	Occupancy Cost w/o Apple
2015	$528	16.9%	$433	20.5%
2016	$518	16.7%	$417	20.7%
2017(2)	$529	16.5%	$404	21.4%

(1)	Information as provided by the borrower sponsor and only including tenants reporting comparable sales.

(2)	Sales information for Verizon Wireless is excluded from the 2017 figures, as the tenant signed a renewal and is no longer required to report sales. The indicative 2017 Sales PSF w/Apple and Sales PSF w/o Apple using the most recent reported sales figure for Verizon Wireless are $545 and $421, respectively

The following table presents historical anchor sales at the Fair Oaks Mall Property:

Historical Anchor Tenant Sales Summary(1)

Year	Macy’s Sales $ mil / Sales PSF	Macy’s (with Furniture Gallery)(2) Sales $ mil / Sales PSF	Sears(2) Sales $ mil / Sales PSF	JC Penney(2) Sales $ mil / Sales PSF	Lord & Taylor(2) Sales $ mil / Sales PSF
2014	$28.9 / $134	$45.0 / $196	$34.2 / $155	$18.0 / $94	$19.0 / $154
2015	$26.2 / $122	$45.0 / $196	$32.0 / $145	$19.0 / $99	$19.0 / $154
2016	$25.7 / $120	$44.1 / $193	$24.0 / $115 (3)	$19.0 / $100	$18.0 / $146
(1)	Information estimated and provided by the borrower sponsor.

(2)	Anchors are non-collateral tenants.

(3)	Reduced 2016 sales are a result of Sears store operations being consolidated to the first floor space in anticipation of its owner, Seritage Growth Properties, leasing the recaptured second floor space to Dave & Buster’s and a restaurant concept, Season 52.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FAIR OAKS MALL

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Fair Oaks Mall Property:

Cash Flow Analysis

	2014	2015	2016	2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$24,516,411	$23,635,712	$23,991,476	$22,835,334	$21,638,878(1)	48.0%	$27.74
Vacant Space	0	0	0	0	5,431,849	12.0	6.96
Percentage Rent Total Recoveries	421,000 17,947,302	444,000 18,542,644	338,000 19,579,844	326,000 17,953,404	334,234 17,429,362	0.7 38.7	0.43 22.35
Specialty Leasing Other Income(2)	2,179,737 4,123,343	2,383,555 4,134,048	2,523,588 4,491,452	2,051,140 4,443,609	2,051,140 4,187,578	4.5 9.3	2.63 5.37
Less Vacancy (3)	(612,764)	(405)	(543,309)	(300,621)	(5,977,679)	(13.3)	(7.66)
Effective Gross Income	$48,575,029	$49,139,554	$50,381,051	$47,308,867	$45,095,362	100.0%	$57.82

Total Operating Expenses	$14,429,846	$14,789,192	$15,478,478	$15,012,540	$15,187,457	33.7%	$19.47

Net Operating Income	$34,145,183	$34,350,362	$34,902,573	$32,296,326	$29,907,905	66.3%	$38.35
Capital Expenditures	0	0	0	0	144,930	0.3	0.19
TI/LC	0	0	0	0	1,364,911	3.0	1.75
Net Cash Flow	$34,145,183	$34,350,362	$34,902,573	$32,296,326	$28,398,064	63.0%	$36.41

NOI DSCR(4)	3.48x	3.50x	3.55x	3.29x	3.05x
NCF DSCR(4)	3.48x	3.50x	3.55x	3.29x	2.89x
NOI DY(4)	19.6%	19.7%	20.0%	18.5%	17.1%
NCF DY(4)	19.6%	19.7%	20.0%	18.5%	16.3%
(1)	U/W Base Rent includes contractual rent steps through March 2019 totaling $309,021. U/W Base Rent also includes a rent roll adjustment to 20% of sales for the tenants XXI Forever, Talbots, and Texas de Brazil (totaling $2,600,000), and for tenants under 10,000 SF that have lease expirations prior to December 31, 2020, unless such tenants have recently executed a new or renewed lease.

(2)	Other income includes income from electric recovery, central plant recovery, recovery of tenant services, and other miscellaneous income.

(3)	Vacancy includes any tenants that are bankrupt totaling $545,830.

(4)	The debt service coverage ratios and debt yields shown are based on the Fair Oaks Mall Senior Loan.

Appraisal. As of the appraisal valuation date of February 3, 2018, the Fair Oaks Mall Property had an “as-is” appraised value of $545,600,000.

Environmental Matters. According to a Phase I environmental site assessment dated February 8, 2018, there was no evidence of any recognized environmental conditions at the Fair Oaks Mall Property.

Market Overview and Competition. The Fair Oaks Mall Property is located at the intersection of Lee Jackson Memorial Highway (Route 50) (110,000 average daily traffic count) and Interstate 66, a main commuter route providing linkage to Fairfax County Parkway, Chain Bridge Road, the Capital Beltway and downtown Washington, D.C. Access to the Fair Oaks Mall Property is available from two direct ramps from Interstate 66 and US 50 as well as two additional entrances along US 50 and one along Fair Oaks Parkway.

The Fair Oaks Mall Property is located in Fairfax, Fairfax County, Virginia, approximately 14 miles west of the Washington, D.C. central business district. Fairfax County is the third highest ranked county in the United States based on average household income and is a top 30 county based on median household value. Fairfax County had a 3.0% unemployment rate as of March 2017 and is the corporate headquarters for 49 companies including eight Fortune 500 companies: Freddie Mac, General Dynamics, Northrop Grumman, CSC, Hilton Worldwide, Capital One, NVR and Booz Allen Hamilton. Within a five-mile radius of the Fair Oaks Mall Property, there is an estimated 16 million SF of office space which is greater than 90% leased.

According to the appraisal, the estimated 2017 population within a three-, five- and ten-mile radius of the Fair Oaks Mall Property was 109,867, 257,286 and 850,767, respectively. The estimated 2017 average household income within a three-, five- and ten-mile radius was $164,748, $158,616 and $156,511, respectively. The appraiser considers the five-mile radius to be the Fair Oaks Mall Property’s primary trade area. From 2000 to 2017, the trade area experienced compound annual growth in population of 1.2% and in average household income of 2.6%. The trade area had 2017 average retail sales per household of $81,952, as compared to the national average retail sales per household of $59,289. The Fair Oaks Mall Property is a part of the Suburban Fairfax County submarket of the Suburban Virginia retail market. The Suburban Virginia retail market contains approximately 40.3 million square feet of retail space. The Suburban Fairfax County submarket is the largest submarket in the Suburban Virginia retail market and contains approximately 12.8 million SF of retail space which as of the first quarter of 2018 had a vacancy rate of 4.7% and asking rents of $34.58 PSF. There is no proposed new competitive supply noted by the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FAIR OAKS MALL

The table below presents certain information relating to seven comparable properties to the Fair Oaks Mall Property identified by the appraiser:

Comparable Properties(1)

Property, Location	Property Type	Year Built/ Renovated	Size (SF)	Occ.	Sales PSF(2)	Anchor Tenants	Distance to Subject (mi.)
Fair Oaks Mall Property Fairfax, VA	Super Regional Mall	1980/2014	1,531,650	91.6%	$529	Macy’s, JC Penney (non-collateral), Lord & Taylor (non-collateral), Macy’s (with Furniture Gallery) (non-collateral), Sears (non-collateral)	NAP
Primary Competition
Tysons Corner McLean, VA	Super Regional Mall	1968/2005	1,985,179	97%	$825	Bloomingdales, Lord & Taylor, Macy’s Nordstrom, Cinema	10.5
Tysons Galleria McLean, VA	Super Regional Mall	1988/2000	812,615	96%	$875	Macy’s, Neiman Marcus, Saks Fifth Avenue	11.3
The Fashion Centre at Pentagon City Arlington, VA	Super Regional Mall	1989/2002	990,074	98%	$900	Macy’s, Nordstrom	18.4
Secondary Competition
Dulles Town Center Sterling, VA	Super Regional Mall	1999/2003	1,436,703	90%	$400	Dick’s Sporting Goods, JC Penney, Lord & Taylor, Macy’s, Sears	18.7
Westfield - Montgomery Bethesda, MD	Super Regional Mall	1968/2001	1,275,111	96%	$560	Macy’s, Macy’s Home, Nordstrom, Sears, Cinema	19.1
Manassas Mall Manassas, VA	Super Regional Mall	1972/2000	900,877	80%	$385	At Home, Autobahn Speedway, Macy’s, Sears, Walmart	13.1
Springfield Town Center Springfield, VA	Super Regional Mall	1973/2014	1,300,000	88%	$500	Macy’s, Target, JC Penney, Dick’s Sporting Goods, Nordstrom Rack, Saks Off 5th, Cinema	10.9
(1)	Information obtained from the appraisal and underwritten rent roll.
(2)	Comparable inline sales shown as of December 31, 2017.

The Borrower. The borrower is Fairfax Company of Virginia, L.L.C. a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Fair Oaks Mall Whole Loan. The Taubman Realty Group Limited Partnership is the non-recourse guarantor under the Fair Oaks Mall Whole Loan.

The Borrower Sponsors. The borrower sponsors are The Taubman Realty Group Limited Partnership and Morton Olshan. Taubman Centers, Inc. (NYSE: TCO; “Taubman”) is a Michigan corporation that operates as a self-administered and self-managed real estate investment trust. The Taubman Realty Group Limited Partnership is a majority-owned partnership subsidiary of Taubman that owns direct or indirect interests in all of Taubman’s real estate properties. Taubman owns, leases, acquires, develops, expands, and manages shopping centers and interests in shopping centers. As of March 2018, Taubman owned, managed and/or leased 27 regional, super regional and outlet shopping centers in the United States and Asia. Morton Olshan is the founder and chairman of Olshan Properties. Olshan Properties is a privately-owned real estate development, acquisition and management firm with a current portfolio of 9 million SF of retail space, 14,000 multifamily units, 1,447 hotel rooms and 3 million SF of office space across 11 states. The borrower sponsor has been in several mortgage loan defaults, which resulted in foreclosure or deed-in-lieu. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The Fair Oaks Mall Whole Loan documents provide for upfront reserves of $3,954,170 for outstanding tenant improvements and leasing commissions for 22 tenants (“TI/LC”) and $1,183,388 for gap rent related to 12 tenants through September 30, 2019. During a Cash Management Trigger Event Period (as defined below) the Fair Oaks Mall Borrower is required to deposit monthly (i) 1/12th of the estimated annual real estate taxes, (ii) 1/12th of the estimated annual insurance premiums (except to the extent that the insurance required is maintained under a blanket insurance policy), (iii) $12,077 for replacement reserves until a cap of $434,772 is reached and (iv) $113,743 for tenant improvements until a cap of $4,094,748 is reached.

Lockbox and Cash Management. The Fair Oaks Mall Whole Loan is structured to have a hard lockbox and springing cash management. The Fair Oaks Mall Whole Loan documents require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business day of receipt. Funds in the lockbox account, absent the continuance of a Cash Management Trigger Event Period (as defined below), are required to be transferred daily to a borrower operating account. Upon the first occurrence of a Cash Management Trigger Event Period, the Fair Oaks Mall Borrower is required to establish a cash management account under the sole control of the lender, to which during a Cash Management Trigger Event Period all amounts in the lockbox account are required to be automatically transferred daily for the payment of, among other things, debt service, monthly escrows, default interest and late payment charges. Any remaining funds after such disbursements are required to be distributed to a borrower operating account unless a Trigger Period (as defined below) is in effect.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FAIR OAKS MALL

If a Trigger Period is in effect, the remaining funds are required to be deposited to a borrower operating account for operating expenses and capital expenditures pursuant to the annual budget and extraordinary expenses approved by the lender, and any remaining funds are required to be distributed to a borrower operating account except that (i) if a Trigger Period is in effect due to a reason other than an Anchor Tenant Event with respect to the collateral Macy’s, any remaining funds are required to be deposited to an excess cash reserve to be held as additional collateral for the Fair Oaks Mall Whole Loan or (ii) if a Trigger Period is in effect due solely to an Anchor Tenant Event with respect to the collateral Macy’s, any remaining funds are required to be deposited to a tenant improvement reserve for the collateral Macy’s until a cap of $2,150,000 has been reached, then to a borrower operating account, unless a Trigger Period continues to exist due to any other reason, in which case it will be deposited to the excess cash reserve.

A “Cash Management Trigger Event Period” will occur upon the earliest of:

(i)	the debt yield for two consecutive quarters being less than 9.50% and end upon the debt yield for two consecutive quarters being greater than 9.50%;

(ii)	a Trigger Period (as defined below) until the cure of the Trigger Period.

A “Trigger Period” will occur during the earliest of:

(i)	the occurrence of an event of default and end upon the cure of the event of default;

(ii)	the Fair Oaks Mall Borrower becoming involved in any bankruptcy proceedings and end upon the Fair Oaks Mall Borrower being no longer subject to such proceedings;

(iii)	the debt yield for two consecutive quarters being less than 8.50% and end upon the debt yield being equal to or greater than 8.50% for two consecutive quarters;

(iv)	the occurrence of an Anchor Tenant Event (as defined below) with respect to the collateral Macy’s until either (A) an Anchor Tenant Event Cure (as defined below) with respect to Macy’s or (B) the amount of funds on deposit through excess cash collections resulting from such Anchor Tenant Event with respect to the collateral Macy’s equalling $2,150,000, or

(v)	the occurrence of an Anchor Tenant Event with respect to two or more non-collateral anchor tenants and end upon the Anchor Tenant Event Cure(s) resulting in a maximum of one non-collateral anchor tenant affected by an Anchor Tenant Event. Notwithstanding the foregoing, a Trigger Period will not be deemed to expire in the event that a separate Trigger Period then exists for any other reason.

An “Anchor Tenant Event” will commence if an anchor tenant:

(i)	vacates, ceases operations or gives public notice of its intent to vacate or cease operations at the Fair Oaks Mall Property;

(ii)	terminates or gives public notice of its intent to terminate its lease;

(iii)	fails to renew or extend its lease within the required notice period;

(iv)	defaults in payment of rent beyond notice and cure periods or

(v)	becomes involved in any bankruptcy proceeding.

An “Anchor Tenant Event Cure” will occur:

(x)	in connection with clauses (i), (ii), or (iii) above, (A) if the anchor tenant is the collateral Macy’s, either the collateral Macy’s is re-leased to a qualified anchor or the Fair Oaks Mall Borrower has completed an anchor redevelopment of the collateral Macy’s or (B) if the anchor tenant is for a non-collateral anchor space, such space is either sold or leased to a qualified anchor that is operating in at least 65.0% of the space or such space is demolished and redeveloped and the occupants thereof are operating in at least 65.0% of the new space;

(y)	in connection with clause (iv) above, upon the cure of such default provided that the tenant is operating in its space, or

(z)	in connection with clause (v) above, upon either (x) the anchor lease being affirmed in the bankruptcy proceeding, (y) the bankruptcy proceeding no longer being in effect, or (z) (A) if the anchor tenant is the collateral Macy’s, the collateral Macy’s being re-leased to a qualified anchor or (B) if the anchor tenant is for a non-collateral anchor space, such space beiing either sold or leased to a qualified anchor and the qualified anchor operating in at least 65.0% of the space or such space is demolished and redeveloped and the occupants thereof operating in at least 65.0% of the new space.

Property Management. The Fair Oaks Mall Property is managed by The Taubman Company LLC, an affiliate of the borrower.

Assumption. The Fair Oaks Mall Borrower has the unlimited right to transfer the Fair Oaks Mall Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) receipt of rating agency confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series WFCM 2018-C46 certificates.

Partial Release. The Fair Oaks Mall Borrower is permitted to release one or more non-income producing outparcels or ring road outparcels to a third party provided among other conditions that: (i) such release does not result in a material adverse effect to the remaining property, (ii) before such release or immediately after, no event of default has occurred and is continuing, (iii) such determination is at least 80% of the amount of the debt (including any accrued and unpaid interest) and the lender’s determination of the loan to value ratio after taking into account the contemplated release does not exceed 125% which can be satisfied through the Fair Oaks Mall Borrower’s prepayment of the Fair Oaks Mall Whole Loan (together with any yield maintenance premium), (iv) such release does not cause the WFCM 2018-C46 securitization trust to lose its REMIC status, and (v) with respect to the release of a ring

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FAIR OAKS MALL

road outparcel, the Fair Oaks Mall Borrower deposits the entire net sales proceeds resulting from the outparcel sale to the tenant improvement reserve held by the lender. Notwithstanding the foregoing, if the release is of a non-income producing outparcel, it will be permitted only in connection with the expansion or other development of the Fair Oaks Mall Property or in connection with the demolition and redevelopment of non-collateral anchor space.

Solely in connection with the acquisition and redevelopment of non-collateral anchor space, the release of a non-income producing outparcel is permitted to a borrower affiliate, provided the Fair Oaks Mall Borrower has agreed to comply with the anti-poaching conditions prohibiting it from (x) soliciting any then-existing tenant to lease or otherwise occupy space in any such redeveloped anchor space or (y) terminating or reducing the term of any then-existing lease in order to solicit any tenant to occupy space in any such redeveloped anchor space.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Barclays Bank PLC and Bank of America, National Association funded the subordinate Fair Oaks Mall B Notes to Fairfax Company of Virginia, L.L.C., a Delaware limited liability company. These notes were subsequently sold to Annaly CRE LLC. The Fair Oaks Mall B Notes accrue interest at a rate of 7.50% per annum. The Fair Oaks Mall B Notes are coterminous with the Fair Oaks Mall Senior Loan. The holders of the Fair Oaks Mall Mortgage Loan, the Fair Oaks Mall Senior Loan and the Fair Oaks Mall B Notes have entered into a co-lender agreement which sets forth the allocation of collections on the Fair Oaks Mall Whole Loan.

Ground Lease. None.

Macy’s Redevelopment. The Fair Oaks Mall Property is anchored by Macy’s (Rated BBB/Baa3/BBB- by Fitch/Moody’s/S&P, 215,000 square feet, 27.6% of net rentable area and 3.6% of underwritten base rent). Macy’s is subject to a ground lease dated March 29, 1999 with an expiration date in February 2026 and seven ten-year extension options with 12 month notices. The Fair Oaks Mall Whole Loan documents permit the Fair Oaks Mall Borrower to demolish, redevelop, re-tenant and reposition the collateral Macy’s for uses including: replacement anchors, restaurants (excluding fast food and convenience store retailers), luxury, upscale or upper midscale franchised hotels, nationally-recognized movie theater chains, Class A office or Class A apartments, provided, among other conditions that, (i) no event of default is continuing, (ii) no material adverse effect will result to the Fair Oaks Mall Property, (iii) prior to the demolition, the Fair Oaks Mall Borrower has delivered executed leases with replacement tenants for at least 65% of the new anchor redevelopment leasable area, with rents no less than the prior Macy’s rent, (iv) if the cost of such redevelopment less the excess cash collected due to an Anchor Tenant Event (as defined under “Escrows and Reserves”) with respect to the collateral Macy’s exceeds $13,000,000, the Fair Oaks Mall Borrower has promptly delivered cash or a letter of credit to the lender in the amount of such excess and (v) rating agency confirmation has been received.

The Fair Oaks Mall Whole Loan documents provide for the Fair Oaks Mall Borrower to request the lender’s consent, which consent can be granted or withheld in the lender’s sole discretion, to terminate the lease with the collateral Macy’s, subject to certain conditions which may include, prior to the termination, that the Fair Oaks Mall Borrower: (i) has delivered one or more binding letters of intent with replacement tenants for at least 35.0% of the space and annual rents not less than $550,000 and (ii) has deposited with the lender or posted a letter of credit in the amount of (a) the product of $91,667 times the number of months remaining from the date of the termination of the Macy’s lease through February 1, 2026, for the purpose of simulating payments of the Macy’s rent during such period plus (b) $10,000,000 for tenant improvement and leasing commissions with respect to the space.

Terrorism Insurance. The Fair Oaks Mall Borrower is required to obtain and maintain property insurance for full replacement cost, public liability insurance, and rental loss and/or business interruption insurance for 24 months plus 12 months of extended indemnity that covers perils of terrorism and acts of terrorism, provided that should the Terrorism Risk Insurance Program Reauthorization Act of 2007 or similar is not in effect, the Fair Oaks Mall Whole Loan documents provide for an annual terrorism premium cap of two times the cost of the premiums for the property and business interruption/rental loss insurance required under the related Fair Oaks Mall Whole Loan documents (excluding earthquake components of such premiums).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWN CENTER AVENTURA

FOR EYES
PEI WEI

PNC BANK

PHARMACY

Saks Fifth Avenue
OFF 5TH
18701

AVENTURA
Publix
OFF 5TH

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWN CENTER AVENTURA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWN CENTER AVENTURA

Town Center Aventura
18701-18995 Biscayne Boulevard,
2711 Northeast 187th Street
Aventura, FL 33180
Ft. Lauderdale/
Hollywood Intl. Airport
7 miles
Hollywood
BROWARD
COUNTY
Memorial
Regional
Hospital
Hollywood
Hills Plaza
HOLLYWOOD
Hollywood Blvd
Washington St
Pembroke Rd
The
Big Easy
Casino
Diplomat
Country
Club
Eco Grande
Golf Course
Hollywood
Country Club
West Lake
Park
Orange
Brook
Golf Course
TRI RAIL
S 26th Ave
Federal Hwy
Ocean Dr
Hallandale
Beach
Hallandale Beach Blvd
Hallandale
Shopping
Center
Gulfstream
Park Race
Track
Biscayne Blvd
Miramar
NE 215th St
Ives
Estates
Park
Aventura
Medical
Center
Aventura
Commons
Promenade
Shops
Turnberry
Isle Golf
Course
Aventura
Mall
NE 29th Ave
Hard Rock
Stadium
NW 199th St
Florida's Turnpike
Miami
Gardens
Williams Island
Country Club
Presidential
Country Club
Aventura
NE 185th St
Dumfoundling
Bay
Collins Ave
Atlantic
Ocean
Rolling
Oaks Park
NW 183rd St
Greynolds
Park
North
Miami Beach
Maule
Lake
Intracoastal
Mall
Palmetto Expwy
NE 167th St
Mall at
163rd Street
Senator
Gwen Margolis
Amphitheatre
NE 6th Ave
Oak
Grove
Park
Southern
Mem. Park
Oleta River
State
Park
Haulover
Park
Marina
NW 151st St
Golden
Glades
MIAMI-DADE
COUNTY
W. Dixie Hwy
Biscayne
Commons
Florida
International
University-
Biscayne Bay Campus
NW 143rd St
NW 135th St
NW 131st St
NW 125th St
NW 119th St
NW 111th St
NW 103rd St
North
Miami
127th Street
Shopping
Center
Johnson &
Wales Univ.
NE 125th St
Museum of
Contemporary
Art
Broad Causeway
Bay
Harbor
Islands
Bal
Harbour
Bal Harbour
Shops
NW 17th Ave
N Miami Ave
NE 2nd Ave
NW 7th Ave
Barry
University
Biscayne Blvd
Indian
Creek
Golf Course
Surfside
Pinewood
Miami
Shores
Indian
Creek
Biscayne
Bay
North Shore
Open Space
Park
West
Little River
North Shore
Medical
Center
Miami
Intl. Airport
8 miles
MIAMI
Biscayne
Point
North
Beach
Weston
Davie
FORT
LAUDERDALE
Pembroke
Pines
Hollywood
Miramar
Miami
Gardens
North
Miami Beach
Hialeah
North
Miami
Miami
Beach
MIAMI
Coral
Gables
Atlantic
Ocean
Kendale
Lakes
The
Hammocks
Kendall
Biscayne
Bay
Homestead

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Town Center Aventura

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$40,000,000			Specific Property Type:	Anchored
Cut-off Date Balance(1):	$40,000,000			Location:	Aventura, FL
% of Initial Pool Balance:	5.8%			Size:	186,138 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$429.79
Borrower Name:	Aventura Fashion Island, L.P.			Year Built/Renovated:	1979/2013
Borrower Sponsor:	Jacquelyn Soffer			Title Vesting:	Fee
Mortgage Rate:	4.8900%			Property Manager:	Self-managed
Note Date:	July 2, 2018			4th Most Recent Occupancy (As of):	98.1% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	96.6% (12/31/2015)
Maturity Date:	July 11, 2028			2nd Most Recent Occupancy (As of:	94.6% (12/31/2016)
IO Period:	120 months			Most Recent Occupancy (As of):	97.9% (12/31/2017)
Loan Term (Original):	120 months			Current Occupancy (As of):	93.8% (5/16/2018)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$5,220,611 (12/31/2015)
Call Protection:	L(25),D(88),O(7)			3rd Most Recent NOI (As of)(3):	$5,394,064 (12/31/2016)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of)(3):	$6,113,549 (12/31/2017)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$6,087,656 (TTM 5/31/2018)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$8,337,806
				U/W Expenses:	$1,872,202
				U/W NOI:	$6,465,604
				U/W NCF:	$6,331,486
Escrows and Reserves(2):				U/W NOI DSCR(1):	1.63x

Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.60x
Taxes	$451,415	$56,427	NAP	U/W NOI Debt Yield(1):	8.1%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	7.9%
Replacement Reserve	$0	$3,102	$74,456	As-Is Appraised Value:	$133,400,000
TI/LC Reserve	$600,000	$15,512	$372,000	As-Is Appraisal Valuation Date:	May 11, 2018
Tenant Specific TI/LC Reserve	$309,507	$0	NAP	Cut-off Date LTV Ratio(1):	60.0%
Rent Concession Reserve	$129,259	$0	NAP	LTV Ratio at Maturity or ARD(1):	60.0%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Town Center Aventura Whole Loan (as defined below).

(2)	See “Escrows” section.

(3)	See “Cash Flow Analysis” section. The increase in NOI from 2016 to 2017 is partly due to four new tenants taking occupancy between December 2016 and October 2017, which account for 4.8% of net rentable area and 10.9% of underwritten base rent.

The Mortgage Loan. The mortgage loan (the “Town Center Aventura Mortgage Loan”) is part of a whole loan (the “Town Center Aventura Whole Loan”) evidenced by two pari passu promissory notes, secured by the fee interest in a 186,138 square foot anchored retail center in Aventura, Florida (the “Town Center Aventura Property”). The Town Center Aventura Whole Loan was originated on July 2, 2018 by Wells Fargo Bank, National Association. The Town Center Aventura Whole Loan had an original principal balance of $80,000,000, has an outstanding principal balance as of the Cut-off Date of $80,000,000 and accrues interest at an interest rate of 4.8900% per annum. The Town Center Aventura Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only through the loan term. The Town Center Aventura Whole Loan matures on July 11, 2028.

The Town Center Aventura Mortgage Loan, evidenced by the non-controlling Note A-2, will be contributed to the WFCM 2018-C46 securitization trust, had an original principal balance of $40,000,000 and has an outstanding principal balance as of the Cut-off Date of $40,000,000. The controlling Note A-1 had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and was contributed to the BANK 2018-BNK13 Trust. The mortgage loan evidenced by Note A-1 is referred to herein as the “Town Center Aventura Companion Loan”. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWN CENTER AVENTURA

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$40,000,000	BANK 2018-BNK13	Yes
A-2	$40,000,000	WFCM 2018-C46	No
Total	$80,000,000

Following the lockout period, the borrower has the right to defease the Town Center Aventura Whole Loan in whole, but not in part, on any date prior to January 11, 2028. In addition, the Town Center Aventura Whole Loan is prepayable without penalty on or after January 11, 2028. The lockout period will expire two years after the closing date of this securitization. The assumed lockout period of 25 payments is based on the closing date of this transaction in August 2018.

Sources and Uses

Sources			Uses
Original whole loan amount	$80,000,000	87.7%	Loan payoff (senior loan)	$60,949,379	66.8%
Borrower sponsor’s new cash contribution	11,264,808	12.3	Loan payoff (mezzanine loan)	28,511,470	31.2
			Upfront reserves	1,490,181	1.6
			Closing costs	313,778	0.3
Total Sources	$91,264,808	100.0%	Total Uses	$91,264,808	100.0%

The Property. The Town Center Aventura Property is a 10-building grocery anchored retail center totaling 186,138 square feet of rentable area and located in Aventura, Florida. The Town Center Aventura Property is situated on Biscayne Boulevard, approximately 0.5 miles south of Aventura Mall. Situated on a 19.9-acre parcel, the Town Center Aventura Property was built in 1979 and most recently renovated in 2013. The 2013 renovations totaled approximately $11.0 million and included the creation of a second entrance to the Saks Fifth Avenue Off 5th (“Saks Off 5th”) tenant space as well as landscaping projects (including construction of a gazebo), painting and sealing the parking lot. The Town Center Aventura Property contains approximately 1,025 surface parking spaces, equating to a parking ratio of 5.5 spaces per 1,000 square feet of rentable area. As of May 16, 2018, the Town Center Aventura Property was 93.8% occupied by 35 national and local retail and restaurant tenants and has averaged 94.6% occupancy since 2006.

The Town Center Aventura Property is anchored by Publix Supermarket (“Publix”; 6.2% of underwritten base rent) and Saks Off 5th (13.5% of underwritten base rent). Publix has been a tenant at the Town Center Aventura Property since 1993 and executed a 5-year lease renewal in February 2018. Publix has a current base rental rate of $8.00 per square foot (approximately 46.7% below the appraiser’s concluded market rent of $15.00 per square foot for the Publix space) and has two, 5-year extension options remaining, also with fixed base rental rates of $8.00 per square foot. Publix reported sales of approximately $1,265 per square foot for the trailing 12-month period ending December 2017 (1.7% occupancy cost), which represents an increase of approximately 18.4% over 2016 sales and 26.7% over 2015. Saks Off 5th has been a tenant at the Town Center Aventura Property since 2013 and reported sales of approximately $366 per square foot for the trailing 12-month period ending December 2017 (7.4% occupancy cost), which represents an increase of approximately 2.9% over 2016 sales. Additional tenants at the Town Center Aventura Property include PNC Bank, Casual Male Big & Tall, Bonefish Grill, Purepoint Financial, Buffalo Wild Wings and Party City.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWN CENTER AVENTURA

The following table presents certain information relating to the tenancy at the Town Center Aventura Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
Saks Off 5th	NR/B3/B	34,627	18.6%	$24.02	$831,908	13.5%	$366	7.4%	8/31/2023(4)
Publix	NR/NR/NR	47,813	25.7%	$8.00	$382,504	6.2%	$1,265	1.7%	11/30/2023(5)
Total Anchor Tenants		82,440	44.3%	$14.73	$1,214,412	19.6%

Major Tenants
PNC Bank	A+/A3/A-	4,171	2.2%	$120.24	$501,511	8.1%	NAV	NAV	4/30/2032(6)
Casual Male Big & Tall	NR/NR/NR	6,500	3.5%	$67.53	$438,948	7.1%	$247	31.3%	2/28/2019
Bonefish Grill	NR/Ba2/BB	6,454	3.5%	$59.92	$386,724	6.3%	$529	14.0%	1/31/2025(7)
Purepoint Financial	NR/NR/NR	2,850	1.5%	$132.61	$377,946	6.1%	NAV	NAV	12/31/2021
Buffalo Wild Wings	NR/Ba2/NR	5,592	3.0%	$61.76	$345,362	5.6%	$394	16.5%	12/31/2023(8)
Party City	NR/B2/B-	10,206	5.5%	$33.00	$336,798	5.4%	$260	17.5%	1/31/2023(9)
Major Tenants Total		35,773	19.2%	$66.73	$2,387,288	38.6%

Non-Major Tenants		56,459	30.3%	$45.69	$2,579,826	41.7%

Occupied Collateral Total		174,672	93.8%	$35.39	$6,181,526	100.0%

Vacant Space		11,466	6.2%

Collateral Total		186,138	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps totaling $195,883 through June 2019.

(3)	Sales PSF and Occupancy Cost shown are as of the trailing 12-month period ending December 31, 2017.

(4)	Saks Off 5th has two, five-year lease extension options with 12 months’ notice at $26.43 per square foot for the first extension option.

(5)	Publix has two, five-year lease extension options with 6 months’ notice at a fixed rental rate of $8.00 per square foot.

(6)	PNC Bank has two, five-year lease extension options with 9 months’ notice.

(7)	Bonefish Grill has two, five-year lease extension options with 6 months’ notice.

(8)	Buffalo Wild Wings has two, five-year lease extension options with 6 months’ notice.

(9)	Party City has two, five-year lease extension options with 6 months’ notice.

The following table presents certain information relating to the historical sales and occupancy costs at the Town Center Aventura Property:

Historical Tenant Sales (PSF)

	2015	2016	2017	2017 Occupancy Cost
Anchor Tenants
Saks Off 5th	$365	$360	$366	7.4%
Publix	$998	$1,069	$1,265	1.7%

Comparable In-Line Tenants(1)
In-Line Sales PSF	$398	$421	$411
Occupancy Cost(2)	17.0%	15.7%	16.4%
(1)	Comparable in-line sales are based on 22 tenants totaling 70,606 square feet (68.1% of total in-line net rentable area) that have been in occupancy since 2015.

(2)	Occupancy Costs shown are based on underwritten base rent and reimbursements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWN CENTER AVENTURA

The following table presents certain information relating to the lease rollover schedule at the Town Center Aventura Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	1	1,431	0.8%	1,431	0.8%	$75,333	1.2%	$52.64
2019	8	18,165	9.8%	19,596	10.5%	$934,028	15.1%	$51.42
2020	4	11,929	6.4%	31,525	16.9%	$402,356	6.5%	$33.73
2021	5	10,153	5.5%	41,678	22.4%	$757,663	12.3%	$74.62
2022	3	5,669	3.0%	47,347	25.4%	$230,199	3.7%	$40.61
2023	5	99,329	53.4%	146,676	78.8%	$1,953,486	31.6%	$19.67
2024	1	2,006	1.1%	148,682	79.9%	$104,648	1.7%	$52.17
2025	3	10,949	5.9%	159,631	85.8%	$719,224	11.6%	$65.69
2026	1	871	0.5%	160,502	86.2%	$52,671	0.9%	$60.47
2027	2	4,746	2.5%	165,248	88.8%	$224,529	3.6%	$47.31
2028	1	5,253	2.8%	170,501	91.6%	$225,879	3.7%	$43.00
Thereafter	1	4,171	2.2%	174,672	93.8%	$501,511	8.1%	$120.24
Vacant	0	11,466	6.2%	186,138	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	35	186,138	100.0%			$6,181,526	100.0%	$35.39

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Town Center Aventura Property:

Historical Occupancy(1)

12/31/2014(2)	12/31/2015(2)	12/31/2016(2)	12/31/2017(2)	5/16/2018(3)
98.1%	96.6%	94.6%	97.9%	93.8%

(1)	The Town Center Aventura Property has averaged 94.6% occupancy since 2006.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Town Center Aventura Property:

Cash Flow Analysis

	2015	2016(1)	2017(1)	TTM 5/31/2018	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,368,555	$5,283,200	$5,959,089	$5,836,776	$6,181,526(2)	74.1%	$33.21
Grossed Up Vacant Space	0	0	0	0	698,477	8.4	3.75
Percentage Rent	230,959	205,809	243,742	241,094	377,178	4.5	2.03
Total Recoveries	1,536,960	1,626,163	1,696,443	1,810,436	1,752,194	21.0	9.41
Other Income(3)	7,444	26,208	26,908	39,085	26,908	0.3	0.14
Less Vacancy & Credit Loss	0	0	0	0	(698,477)(4)	(8.4)(4)	(3.75)
Effective Gross Income	$7,143,919	$7,141,380	$7,926,182	$7,927,391	$8,337,806	100.0%	$44.79

Total Operating Expenses	$1,923,308	$1,747,316	$1,812,633	$1,839,735	$1,872,202	22.5%	$10.06
Net Operating Income	$5,220,611	$5,394,064	$6,113,549	$6,087,656	$6,465,604	77.5%	$34.74

Capital Expenditures	0	0	0	0	37,228	0.4	0.20
TI/LC	0	0	0	0	96,890	1.2	0.52
Net Cash Flow	$5,220,611	$5,394,064	$6,113,549	$6,087,656	$6,331,486	75.9%	$34.02

NOI DSCR(5)	1.32x	1.36x	1.54x	1.53x	1.63x
NCF DSCR(5)	1.32x	1.36x	1.54x	1.53x	1.60x
NOI DY(5)	6.5%	6.7%	7.6%	7.6%	8.1%
NCF DY(5)	6.5%	6.7%	7.6%	7.6%	7.9%

(1)	The increase in Base Rent and Net Operating Income from 2016 to 2017 is partly due to four new tenants taking occupancy between December 2016 and October 2017, totaling $674,963 in underwritten base rent: Purepoint Financial, Red Bike, Great Expressions, and Milk Gone Nuts.

(2)	U/W Base Rent includes contractual rent steps totaling $195,883 through June 2019.

(3)	Other Income includes late charges and other miscellaneous non-rental income.

(4)	The underwritten economic vacancy is 10.2%. The Town Center Aventura Property was 93.8% physically occupied as of May 16, 2018.

(5)	Debt service coverage ratios and debt yields are based on the Town Center Aventura Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWN CENTER AVENTURA

Appraisal. As of the appraisal valuation date of May 11, 2018, the Town Center Aventura Property had an “as-is” appraised value of $133,400,000. The appraisal also concluded to a land value of $90,300,000.

Environmental Matters. According to the Phase I environmental report dated October 6, 2017, there was no evidence of any recognized environmental conditions at the Town Center Aventura Property.

Market Overview and Competition. The Town Center Aventura Property is located in Aventura, Florida, along Biscayne Boulevard, approximately 13.7 miles north of the Miami central business district, 17.2 miles northeast of the Miami International Airport, and 0.5 miles south of Aventura Mall. Aventura Mall, which is owned by Simon Property Group and Turnberry (see the “Borrower Sponsor” section), contains approximately 2.0 million square feet of rentable area, is anchored by Bloomingdales, Macy’s, Nordstrom, JCPenney, and Sears, and is one of the highest grossing shopping centers in the United States. Biscayne Boulevard is a primary commercial corridor with a daily traffic count of approximately 74,000 vehicles, and the immediate surrounding area serves as a regional shopping destination.

According to the appraisal, the Town Center Aventura Property is located in an affluent suburban neighborhood that is characterized by luxury high-rise condominiums and estate homes. According to the appraisal, the neighborhood benefits from its close proximity to major business districts, employments centers and regional transportation links. Access to the surrounding area is provided via Interstate Highway 95, Biscayne Boulevard (US Highway No. 1), the William Lehman Causeway (State Road 856/NE 192nd Street) and Ocean Boulevard (State Road AIA/Collins Avenue). Interstate Highway 95 is the major north/south expressway providing direct access to the southeastern and northeastern areas of Miami-Dade County, as well as Broward County to the north. According to the appraisal, the estimated 2017 population within a three- and five-mile radius of the Town Center Aventura Property was 181,453 and 414,798, respectively; while the estimated average household income within the same radii was $74,098 and $68,108, respectively.

According to a third-party market report, the Town Center Aventura Property is situated within the Aventura submarket of the Miami-Dade County retail market. As of the first quarter of 2018, the submarket reported a total inventory of approximately 6.6 million square feet of retail space with a 1.1% vacancy rate. The appraiser identified five primary competitive properties within 2.7 miles of the Town Center Aventura Property totaling approximately 587,423 square feet, which reported an average occupancy rate of approximately 93.8%. The appraiser concluded to the following market rent estimates for the Town Center Aventura Property: $15.00 per square foot for the Publix space; $21.85 per square foot for non-Publix anchor space; $26.00 per square foot for junior anchor space; $47.00 per square foot for Saks/courtyard retail; $40.00 per square foot for in-line; $69.00 per square foot for Biscayne retail; $102.00 per square foot for bank branch space; and $48.50 per square foot for restaurant space, all on a triple net basis. The appraiser concluded that current in-place rents at the Town Center Aventura Property are, on average, approximately 6.7% below market rent.

The table below presents certain information relating to comparable properties to the Town Center Aventura Property identified by the appraiser:

Competitive Set(1)

	Town Center Aventura (Subject)	Promenade Shoppes	Aventura Shopping Center	Aventura Square	Biscayne Harbor Shops	The Arena Shops
Location	Aventura, FL	Aventura, FL	Aventura, FL	Aventura, FL	Aventura, FL	North Miami Beach, FL
Distance from Subject	--	1.4 miles	1.2 miles	0.3 miles	0.5 miles	2.7 miles
Property Type	Anchored	Anchored	Anchored	Anchored	Unanchored	Anchored
Year Built/Renovated	1979/2013	1988/1993	2017/NAP	1998/NAP	1981/NAP	1993/2006
Anchors	Saks Off 5th, Publix	Nordstrom Rack, Marshall’s/Home Goods, Winn Dixie, Michael’s	Publix, CVS	Bed Bath & Beyond, DSW, Jewelry Exchange, Old Navy	NAP	Total Wine & More
Total GLA	186,138 SF	291,281 SF	95,190 SF	113,450 SF	49,252 SF	38,250 SF
Quoted Rental Rate	$35.39 PSF(2)	$45.00 - $60.00 PSF	$60.00 - $70.00 PSF	$75.00 - $121.00 PSF	$60.00 - $70.00 PSF	$40.00 - $50.00 PSF
Lease Type	NNN	NNN	NNN	NNN	NNN	NNN
Total Occupancy	93.8%(3)	99.0%	99.0%	74.0%(4)	97.0%	100.0%

(1)	Information obtained from the appraisal.

(2)	Represents the average U/W Base Rent PSF.

(3)	Information obtained from the underwritten rent roll.

(4)	According to the appraisal, the Aventura Square property has one vacant 29,800 square foot box and is otherwise fully occupied. The vacant box was previously occupied by Toys R Us and Babies R Us until 2018.

The Borrower. The borrower is Aventura Fashion Island, L.P.; a Florida limited partnership and single-purpose entity required to have at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Town Center Aventura Whole Loan. Jacquelyn Soffer is the guarantor of certain nonrecourse carveouts under the Town Center Aventura Whole Loan.

The Borrower Sponsor. The borrower sponsor is Jacquelyn Soffer, the chairman and chief executive officer of Turnberry, a real estate development and hospitality group founded more than 50 years ago in South Florida. Turnberry specializes in large-scale lifestyle developments within the hospitality, retail, residential, and commercial sectors. Ms. Soffer helped transform Aventura Mall (approximately 0.7 miles from the Town Center Aventura Property) from a classic regional shopping mall into a lifestyle destination with retailers including Louis Vuitton, Givenchy, Cartier, Gucci and Fendi, among others. In addition to her day-to-day responsibilities

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWN CENTER AVENTURA

for Turnberry, Ms. Soffer serves as an Independent Director on the Board of Washington Prime Group, a retail real estate investment trust with a portfolio of approximately 120 enclosed regional malls and open-air lifestyle community centers. Ms. Soffer is also a member of the Dean’s Leadership Council at the Harvard University Graduate School of Design; a member of the University of Miami Board of Trustees; and the Board of Trustees for the Institute of Contemporary Art, Miami. Ms. Soffer has been involved in various litigation and foreclosures. Ms. Soffer was involved in various litigation matters involving claims resulting from the Fontainebleau Las Vegas project filing for Chapter 11 bankruptcy protection in mid-2009, as well as other matters. The majority of lawsuits related to the Fontainebleau Las Vegas project were settled in 2013, with a global settlement reached in 2014 and fully documented and dismissed in 2015. In addition, Ms. Soffer was involved the foreclosure of a shopping center in 2011. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The Town Center Aventura Whole Loan documents require upfront reserves of $451,415 for real estate taxes, $600,000 for general tenant improvements and leasing commissions (“TI/LCs”), $309,507 for tenant specific TI/LCs related to MidiCi ($115,566), Great Expressions ($87,200), Purepoint Financial ($56,741), and Milk Gone Nuts ($50,000) and $129,259 for outstanding rent concessions related to Verizon. The Town Center Aventura Whole Loan documents also provide for ongoing monthly reserves of $56,427 for real estate taxes, $3,102 for replacement reserves (subject to a cap of $74,456) and $15,512 for general TI/LCs (subject to a cap of $372,000).

The Town Center Aventura Whole Loan documents do not require ongoing monthly escrows for insurance premiums so long as (i) no event of default has occurred and is continuing; (ii) the borrower provides the lender with evidence that the Town Center Aventura Property’s insurance coverage is included in a blanket policy and such policy in in full force and effect; (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals at least 15 days prior to the expiration date of such policy.

Lockbox and Cash Management. The Town Center Aventura Whole Loan requires a hard lockbox with upfront cash management, and that the borrower directs the tenants to pay their rent directly into such lockbox account. The Town Center Aventura Whole Loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. All proceeds in the lockbox account are required to be swept each business day into a lender-controlled cash management account. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds are required to be distributed to the borrower. During a Cash Trap Event Period, all excess funds are required to be held by the lender as additional collateral for the Town Center Aventura Whole Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the Town Center Aventura Whole Loan;

(ii)	the occurrence of a Major Tenant Event Period (as defined below); or

(iii)	the debt service coverage ratio falling below 1.25x at the end of any calendar quarter; provided, however, that the borrower has the option to deposit with lender a letter of credit or cash collateral in an amount, which, if applied to the outstanding principal balance of the Town Center Aventura Whole Loan, would satisfy the foregoing ratio.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), a Major Tenant Cure Event (as defined below); or

●	with regard to clause (iii), the debt service coverage ratio being equal to 1.30x or greater for two consecutive calendar quarters.

A “Major Tenant Event Period” will commence upon the earlier of the following (the term “Major Tenant” includes Publix, Saks Off 5th, and any replacement tenant that leases all, or substantially all, of the spaces currently occupied by Publix or Saks Off 5th):

(i)	Any Major Tenant goes dark, vacates, fails to occupy its space, or gives notice of its intent to cancel or terminate its lease;

(ii)	Any Major Tenant becomes insolvent or files for bankruptcy; or

(iii)	the earlier of (a) six months prior to the scheduled expiration date of any Major Tenant lease or (b) the date on which notice of renewal is required to be provided pursuant to the tenant lease (based on current leases, Publix and Saks Off 5th have renewal notice periods of six months and 12 months, respectively).

A “Major Tenant Cure Event” will occur upon the following:

●	with regard to clause (i), (a) a Major Tenant Re-Leasing Event (as defined below), (b) the applicable Major Tenant has resumed its normal business operations in its space and is open during customary hours for two consecutive calendar quarters, or (c) the borrower having deposited with lender the Major Tenant Event Period Cure Deposit (as defined below);

●	with regard to clause (ii), (a) a Major Tenant Re-Leasing Event, (b) the bankruptcy or insolvency proceedings having terminated and the lease having been affirmed or assigned in a manner satisfactory to the lender, or (c) the borrower having deposited with lender the Major Tenant Event Period Cure Deposit;

●	with regard to clause (iii), (a) a Major Tenant Re-Leasing Event, (b) lender receives satisfactory evidence the applicable Major Tenant has renewed its lease pursuant to terms and conditions satisfactory to lender, or (c) the borrower having deposited with lender the Major Tenant Event Period Cure Deposit.

A “Major Tenant Re-Leasing Event” will occur upon the lender receiving satisfactory evidence that (a) the applicable Major Tenant space has been leased to one or more replacement tenants reasonably acceptable to lender, (b) such replacement tenant has taken occupancy, is open for business and is paying rent, and (c) that all tenant improvement costs and leasing commissions provided in each such replacement tenant lease have been paid or have been reserved.

The “Major Tenant Event Period Cure Deposit” is an amount equal to $800,000 (in the form of cash or a letter of credit) with respect to each affected Major Tenant lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWN CENTER AVENTURA

Property Management. The Town Center Aventura Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Town Center Aventura Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2018-C46 Certificates and similar confirmations from each rating agency rating any securities backed by the Town Center Aventura Companion Loan with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Town Center Aventura Whole Loan documents require that the “all risk” insurance policies required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Town Center Aventura Property. The Town Center Aventura Whole Loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The Town Center Aventura Whole Loan documents require windstorm and flood insurance covering the full replacement cost of the Town Center Aventura Property during the Town Center Aventura Whole Loan term. At the time of loan closing, Town Center Aventura Property had windstorm insurance coverage and flood insurance in the maximum limit available under the National Flood Insurance Program together with excess coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SILVER SPRING PLAZA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SILVER SPRING PLAZA

Silver Spring Plaza
8757 Georgia Avenue
Silver Spring, MD 20910
SILVER SPRING
DOWNTOWN SILVER SPRING
Rockville
Wheaton
Glenmont
Kemp Mill
North Bethesda
Kensington
Forest Glen
Bethesda
Chevy Chase
College Park
Adelphi
Langley Park
Takoma Park
Chillum
Hyattsville
Mount Rainier
Friendship Heights
Forest Hills
Tenleytown
Woodley Park
Foxhall Crescent
WASHINGTON D.C.
MONTGOMERY COUNTY
PRINCE GEORGE'S COUNTY
MARYLAND
D.C.
Capital Beltway
RED LINE METRO
MARC TRAIN
YELLOW LINE
GREEN LINE
Matthew Henson State Park
Wheaton Regional Park
Northwest Branch Park
Rock Creek Park
Sligo Creek Park Golf Course
Walter Reed National Medical Center
Natl. Museum of Health and Medicine
Walter Reed Army Institute of Research
District Court for Montgomery County
Washington Adventist University
Adventist HealthCare Wash. Adventist
Montgomery College Takoma Park
Paul S. Sarbanes Transit Center
Ellsworth Place
Westfield Wheaton
Glenmont Shopping Center
Columbia Country Club
Chevy Chase Country Club
Uniformed Services University of the Health Sciences
Univ. of the District of Columbia
American University
National Zoological Park
Naval Observatory
Howard University
Howard Univ. Hosp.
Providence Hospital
Catholic University of America
Soldiers & Airmens Home
Washington Hospital Ctr.
Natl. Rehab. Hospital
Wash. DC VA Medial Center
Children's National Med. Center
The Mall at Prince George's
University of Maryland College Park
Intl. Mall Shopping Center
Georgia Ave
Connecticut Ave
Veirs Mill Rd
University Blvd
Randolph Rd
Kemp Mill Rd
Arcola Ave
Plyers Mill Rd
Cedar Ln
Franklin Ave
East-West Hwy
Piney Branch
Carroll Ave
New Hampshire Ave
Western Ave NW
Wisconsin Ave
Massachusetts Ave NW
Missouri Ave NW
Kennedy St NW
16th St NW
Rockville
Potomac
Bethesda
WASHINGTON D.C.
ARLINGTON
ALEXANDRIA
VIRGINIA
MARYLAND
Annandale
Springfield

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Silver Spring Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$35,000,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$35,000,000			Location:	Silver Spring, MD
% of Initial Pool Balance:	5.1%			Size:	242,823 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$144.14
Borrower Name:	8757 GA, L.L.C.			Year Built/Renovated:	1970/2001
Borrower Sponsor:	CKN Investments Limited Partnership			Title Vesting:	Fee
Mortgage Rate:	4.9000%			Property Manager:	Self-managed
Note Date:	July 3, 2018			4th Most Recent Occupancy (As of)(2):	65.7% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(2):	73.6% (12/31/2015)
Maturity Date:	July 11, 2023			2nd Most Recent Occupancy (As of)(2):	81.6% (12/31/2016)
IO Period:	60 months			Most Recent Occupancy (As of)(2):	90.8% (12/31/2017)
Loan Term (Original):	60 months			Current Occupancy (As of):	87.1% (6/26/2018)
Seasoning:	1 month
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			Underwriting and Financial Information:
Call Protection:	L(25),GRTR 1% or YM(28),O(7)			4th Most Recent NOI (As of)(3):	$2,545,139 (12/31/2015)
Lockbox Type:	Soft/Springing Cash Management			3rd Most Recent NOI (As of)(3):	$2,837,534 (12/31/2016)
Additional Debt:	None			2nd Most Recent NOI (As of)(3):	$3,243,913 (12/31/2017)
Additional Debt Type:	NAP			Most Recent NOI (As of)(3):	$3,448,393 (TTM 3/31/2018)
				U/W Revenues:	$6,871,408
				U/W Expenses:	$2,248,859
				U/W NOI(3):	$4,622,549
				U/W NCF:	$4,253,047
				U/W NOI DSCR:	2.66x
Escrows and Reserves(1):				U/W NCF DSCR:	2.45x
				U/W NOI Debt Yield:	13.2%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	12.2%
Taxes	$33,614	$33,615	NAP	As-Is Appraised Value:	$56,900,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	May 30, 2018
Replacement Reserve	$0	$4,047	NAP	Cut-off Date LTV Ratio:	61.5%
TI/LC Reserve	$0	$30,353	$1,000,000(1)	LTV Ratio at Maturity or ARD:	61.5%

(1)	See “Escrows” section.

(2)	See “Historical Occupancy” table for explanation on historical occupancy fluctuations.

(3)	See “Cash Flow Analysis” section for explanation on historical NOI fluctuations and the increase in U/W NOI compared to Most Recent NOI.

The Mortgage Loan. The mortgage loan (the “Silver Spring Plaza Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a suburban office building located in Silver Spring, Maryland (the “Silver Spring Plaza Property”). The Silver Spring Plaza Mortgage Loan was originated on July 3, 2018 by Wells Fargo Bank, National Association. The Silver Spring Plaza Mortgage Loan had an original principal balance of $35,000,000, has an outstanding principal balance as of the Cut-off Date of $35,000,000 and accrues interest at an interest rate of 4.9000% per annum. The Silver Spring Plaza Mortgage Loan had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires interest-only payments throughout the loan term. The Silver Spring Plaza Mortgage Loan matures on July 11, 2023.

Following the lockout period, the borrower has the right to prepay the Silver Spring Plaza Mortgage Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. No prepayment premium shall apply on or after January 11, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$35,000,000	100.0%	Loan payoff	$33,967,127	97.0%
			Upfront reserves	33,614	0.1
			Return of equity	657,594	1.9
			Closing costs	341,665	1.0
Total Sources	$35,000000	100.0%	Total Uses	$35,000,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SILVER SPRING PLAZA

The Property. The Silver Spring Plaza Property is a 14-story, class A office building totaling 242,823 square feet of rentable area located in Silver Spring, Maryland, approximately 6.6 miles north of Washington, D.C. Originally constructed as a hotel in 1970, the borrower sponsor acquired the Silver Spring Plaza Property in 2000 and converted the improvements to an office building in 2001. The Silver Spring Property earned LEED certification in 2010 and Energy Star ratings in 2008, 2013, and 2017. Amenities at the Silver Spring Plaza Property include a fitness center, food service and a common area courtyard. Additionally, the Silver Spring Plaza Property contains a five-level parking garage containing approximately 500 spaces, which is shared with the adjacent hotel pursuant to a condominium regime (see “Condominium Regime” below). The Silver Spring Plaza Property is allocated 250 parking spaces within the garage, indicating a parking ratio of 1.0 space per 1,000 square feet of rentable area. As of June 26, 2018, the Silver Spring Plaza Property was 87.1% occupied by 21 tenants, and the property has averaged 87.7% occupancy since 2005.

Major Tenants. The largest tenant at the Silver Spring Plaza Property by underwritten base rent is Social & Scientific Systems (“SSS”), a public health research organization headquartered at the Silver Spring Plaza Property. The organization’s mission is to improve public health worldwide by providing technical, research, and program management services to government and commercial clients. SSS has occupied space at the Silver Spring Plaza Property since 2001 and occupies 89,272 square feet (36.8% of net rentable area; 44.7% of underwritten base rent). SSS has a lease expiration in August 2023 with one, five-year renewal option with 12 months’ notice.

The second largest tenant at the Silver Spring Plaza Property by underwritten base rent is Synergy Enterprises (“Synergy”), which supports organizations across the world that help people in need. Synergy supports innovations in substance abuse research, works with paralyzed veterans, and funds education, among other activities. Synergy is headquartered at the Silver Spring Plaza Property and has been in occupancy since 2003. Synergy occupies 22,376 square feet (9.2% of net rentable area; 12.4% of underwritten base rent) and has a lease expiration in December 2020 with one, five-year renewal option with 12 months’ notice.

The third largest tenant at the Silver Spring Plaza Property by underwritten base rent is Conflulytics, LLC (“Conflulytics”), a technology company formed through a partnership of several Fortune 500 firms that specializes in business intelligence software. Conflulytics is headquartered at the Silver Spring Plaza Property and has been in occupancy since 2016. Conflulytics occupies 22,255 square feet (9.2% of net rentable area; 9.4% of underwritten base rent) and has a lease expiration in September 2023 with one, five-year renewal option with 12 months’ notice.

Aside from SSS, Synergy and Conflulytics, no tenant accounts for more than 6.5% of the net rentable area or 6.8% of underwritten base rent at the Silver Spring Plaza Property.

Condominium Regime. The Silver Spring Plaza Property and the adjacent hotel are part of a two-unit condominium regime in which the Silver Spring Plaza Property has 50.0% voting interest and the power to appoint two of the four members of the related board of directors. The loan documents provide for springing full recourse to the borrower and guarantor if (i) the borrower votes for, or permits the association to effectuate any material modification or amendment to the condominium documents that would decrease the value of the Silver Spring Plaza Property in any material respect without lender’s prior consent; (ii) the Silver Spring Plaza Property is withdrawn from the condominium regime in connection with any condemnation, casualty or otherwise without lender’s prior consent; or (iii) the condominium is terminated without lender’s consent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SILVER SPRING PLAZA

The following table presents certain information relating to the tenancy at the Silver Spring Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Social & Scientific Systems(2)	NR/NR/NR	89,272	36.8%	$32.08	$2,864,162	44.7%	8/31/2023(3)(4)
Synergy	NR/NR/NR	22,376	9.2%	$35.44(5)	$793,054(5)	12.4%	12/31/2020(6)
Conflulytics	NR/NR/NR	22,255	9.2%	$26.91	$598,886	9.4%	9/30/2023(7)(8)
National Children’s Center, Inc	NR/NR/NR	15,694	6.5%	$27.58	$432,840	6.8%	12/31/2027(9)(10)
Catholic Legal Immigration	NR/NR/NR	10,569	4.4%	$30.37	$320,956	5.0%	7/31/2023(11)
Total Major Tenants		160,166	66.0%	$31.28	$5,009,898	78.2%

Non-Major Tenants		51,371	21.2%	$27.16	$1,394,980	21.8%

Occupied Collateral Total		211,537	87.1%	$30.28	$6,404,878	100.0%

Vacant Space		31,286	12.9%

Collateral Total		242,823	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 2019 for 17 tenants totaling $237,679.

(2)	SSS currently subleases three suites totaling 9,186 square feet (Section 1 is 7,373 square feet; Section 2 is 578 square feet; and Section 3 is 1,235 square feet) to Primary Care Coalition of Montgomery County (the “Sub-Tenant”). The Sub-Tenant has leased space from SSS since 2001 and has a sublease expiration date of December 31, 2018 with two 1-year extension options remaining. These extension options can be separately exercised for each of Section 1, Section 2 or Section 3. The Sub-Tenant pays the same current rent and has the same rent steps as SSS.

(3)	SSS has one, 5-year renewal option, with 12 months’ notice, at fair market rental rate.

(4)	SSS has the right to either (i) terminate its lease, or (ii) contract up to 50.0% of its leased space, effective August 2020, along with 12 months’ notice and payment of a termination fee equal to unamortized leasing costs.

(5)	Synergy has four months of outstanding free rent occurring in December 2018, December 2019, November 2020, and December 2020, totaling $271,604.

(6)	Synergy has one, 5-year renewal option, with 12 months’ notice, at fair market rental rate.

(7)	Conflulytics has one, 5-year renewal option, with 12 months’ notice, at fair market rental rate.

(8)	Conflulytics has a termination option in September 2021, with 9 months’ notice and payment of a termination fee equal to unamortized leasing costs.

(9)	National Children’s Center, Inc has one, 5-year renewal option, with nine months’ notice, at fair market rental rate.

(10)	National Children’s Center, Inc has a termination option in May 2022, with 9 months’ notice and payment of a termination fee equal to unamortized leasing costs.

(11)	Catholic Legal Immigration has two, 5-year renewal options, with six months’ notice, at 95% of the fair market rental rate.

The following table presents certain information relating to the lease rollover schedule at the Silver Spring Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	2	3,908	1.6%	3,908	1.6%	$102,398	1.6%	$26.20
2019	1	1,590	0.7%	5,498	2.3%	$41,552	0.6%	$26.13
2020	7	33,035	13.6%	38,533	15.9%	$1,076,566	16.8%	$32.59
2021	4	10,571	4.4%	49,104	20.2%	$242,979	3.8%	$22.99
2022	0	0	0.0%	49,104	20.2%	$0	0.0%	$0.00
2023	7	131,533	54.2%	180,637	74.4%	$4,096,787	64.0%	$31.15
Thereafter	4	30,900	12.7%	211,537	87.1%	$844,597	13.2%	$27.33
Vacant	0	31,286	12.9%	242,823	100.0%	$0	0.0%	$0.00
Total/Weighted Average	25	242,823	100.0%			$6,404,878	100.0%	$30.28

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF and Total Annual U/W Base Rent exclude vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SILVER SPRING PLAZA

The following table presents historical occupancy percentages at the Silver Spring Plaza Property:

Historical Occupancy

12/31/2014(1)(2)	12/31/2015(1)(2)(3)	12/31/2016(1)(3)(4)	12/31/2017(1)(4)	6/26/2018(5)
65.7%	73.6%	81.6%	90.8%	87.1%

(1)	Information obtained from the borrower.

(2)	The increase in occupancy from 12/31/2014 to 12/31/2015 can be attributed in part to six new tenants totaling 7.5% of net rentable area signing leases that commenced in February through August 2015.

(3)	The increase in occupancy from 12/31/2015 to 12/31/2016 can be attributed in part to five new tenants totaling 14.7% of net rentable area signing leases that commenced in January through December 2016.

(4)	The increase in occupancy from 12/31/2016 to 12/31/2017 can be attributed in part to two new tenants totaling 8.4% of net rentable area signing leases that commenced in June and September 2017.

(5)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Silver Spring Plaza Property:

Cash Flow Analysis(1)

	2015(2)	2016(2)(3)	2017(3)	TTM 3/31/2018(4)	U/W(1)(4)	% of U/W Effective Gross Income	U/W $ per SF(1)
Base Rent	$4,354,002	$4,627,333	$5,216,705	$5,431,601	$6,404,878	93.2%	$26.38
Grossed Up Vacant Space	0	0	0	0	885,901	12.9	3.65
Other Income	97,145	104,265	181,483	196,530	176,530	2.6	0.73
Parking Income	222,863	224,291	254,103	261,499	290,000	4.2	1.19
Less Vacancy & Credit Loss	0	0	0	0	(885,901)(5)	(12.9)	(3.65)
Effective Gross Income	$4,674,010	$4,955,889	$5,652,291	$5,889,630	$6,871,408	100.0%	$28.30

Total Operating Expenses	$2,128,872	$2,118,355	$2,408,378	$2,441,237	$2,248,859	32.7%	$9.26

Net Operating Income	$2,545,139	$2,837,534	$3,243,913	$3,448,393	$4,622,549	67.3%	$19.04

TI/LC	0	0	0	0	320,938	4.7	1.32
Capital Expenditures	0	0	0	0	48,565	0.7	0.20
Net Cash Flow	$2,545,139	$2,837,534	$3,243,913	$3,448,393	$4,253,047	61.9%	$17.52

NOI DSCR	1.46x	1.63x	1.87x	1.98x	2.66x
NCF DSCR	1.46x	1.63x	1.87x	1.98x	2.45x
NOI DY	7.3%	8.1%	9.3%	9.9%	13.2%
NCF DY	7.3%	8.1%	9.3%	9.9%	12.2%

(1)	U/W $ per SF and U/W Base Rent include contractual rent steps through August 2019 for 17 tenants totaling $237,679.

(2)	The increase in Base Rent and Net Operating Income from 2015 to 2016 was driven partly by an increase in occupancy from 73.6% as of year-end 2015 to 81.6% as of year-end 2016 (see “Historical Occupancy” above).

(3)	The increase in Base Rent and Net Operating Income from 2016 to 2017 was driven partly by and an increase in occupancy from 81.6% as of year-end 2016 to 90.8% as of year-end 2017 (see “Historical Occupancy” above)

(4)	The increase in Base Rent and Net Operating Income from TTM 3/31/2018 to U/W was driven partly by (i) two new leases totaling 8.9% of underwritten base rent with lease commencement dates in June and September 2017, (ii) approximately $344,544 of free rent within the TTM 3/31/2018 period, and (iii) the inclusion of contractual rent escalations through August 2019 for 18 tenants totaling $242,321.

(5)	The underwritten economic vacancy is 12.2%. The Silver Spring Plaza Property was 87.1% physically occupied as of June 26, 2018.

Appraisal. As of the appraisal valuation date of May 30, 2018, the Silver Spring Plaza Property had an “as-is” appraised value of $56,900,000.

Environmental Matters. According to the Phase I environmental report dated May 23, 2018, there was no evidence of any recognized environmental conditions at the Silver Spring Plaza Property.

Market Overview and Competition. The Silver Spring Plaza Property is located in downtown Silver Spring, Maryland, approximately 6.6 miles north of Washington, D.C. The Silver Spring Plaza Property is situated on the northeast side of Georgia Avenue and one and a half blocks northwest of Colesville Road (US Route 29/MD Route 384). Georgia Avenue and Colesville Road are major north/south highways connecting downtown Washington, D.C. and the northern Maryland suburbs. The Silver Spring Plaza Property is also located approximately one mile from Interstate 495 (The Capital Beltway) which encircles Washington, D.C. providing access throughout the metropolitan area and nearly all major roadways in the region, including I-270 and I-95. According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the Silver Spring Plaza Property was 34,499, 225,559 and 604,017, respectively; and the estimated 2017 average household income within the same radii was $107,657, $117,479 and $122,543, respectively.

The Silver Spring Plaza Property is within walking distance to the Silver Spring Transit Center, which houses the Silver Spring Metro station and MARC station. This is the first stop along the Metro Rail’s Red Line after crossing into Maryland, as well as a future extension stop along the Purple Line. The new Purple Line light rail is a 16-mile project that is expected to create an east-west route from New Carrollton to Bethesda that will pass through College Park and Silver Spring. Eight of the 21 planned Purple Line stations are expected to be within the Silver Spring submarket. The Purple Line will also provide direct connections to the Metro Red, Green, and Orange

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SILVER SPRING PLAZA

lines at four locations, including the Silver Spring Transit Center, as well as connections to MARC and Amtrak at other locations. The Silver Spring Metro Station has averaged more than 13,000 weekday passengers over that past 10 years.

According to the appraisal, the Silver Spring Plaza Property is situated within the Silver Spring submarket of the Washington, D.C. office market. As of the first quarter of 2018, the submarket reported a total inventory of 7.2 million square feet across 180 properties with a 10.1% vacancy rate and average asking rents of $28.81 per square foot.

The following table presents certain information relating to comparable office leases for the Silver Spring Plaza Property:

Comparable Leases(1)

Property Name/Location	Total GLA (SF)	Total Property Occupancy	Distance from Subject	Lease Date/ Term(2)	Lease Area (SF)	Annual Base Rent PSF(2)	Lease Type
Silver Spring Centre 8455 Colesville Road, Silver Spring, MD	215,840	65.0%	0.3 miles	March 2017 / 5.0 Yrs	1,876	$29.50	Full Service Gross
Station Square 1010 Wayne Avenue, Silver Spring, MD	202,120	85.0%	0.4 miles	Oct. 2017 / 5.0 Yrs	12,381	$30.00	Full Service Gross
8737 Colesville Road 8737 Colesville Road, Silver Spring, MD	139,293	83.0%	0.3 miles	Aug. 2017 / 7.0 Yrs	1,429	$25.00	Full Service Gross
Silver Spring Metro Plaza II 8403 Colesville Road, Silver Spring, MD	470,045	75.0%	0.3 miles	Sept. 2017 / 8.0 Yrs – May 2018 / 7.0 Yrs	18,553 – 11,627	$31.50	Full Service Gross
Lee Plaza 8601 Georgia Avenue, Silver Spring, MD	141,780	76.6%	0.2 miles	Jan. 2018 / 5.0 Yrs	3,162	$30.50	Full Service Gross

(1)	Information obtained from the appraisal.

The Borrower. The borrower for the Silver Spring Plaza Mortgage Loan is 8757 GA, L.L.C., a Maryland limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Silver Spring Plaza Mortgage Loan. CKN Investments Limited Partnership is the guarantor of certain nonrecourse carveouts under the Silver Spring Plaza Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is CKN Investments Limited Partnership, which was established by Charles K. Nulsen, founder and president of The Washington Property Company. Washington Property Company is a full-service commercial real estate firm offering a wide range of real estate investment services including acquisition, land use, development, property management, leasing and construction management. Mr. Nulsen has more than 30 years’ of commercial real estate experience and has been responsible for the acquisition and development of over eight million square feet of commercial space in the Washington metropolitan statistical area since that time. Washington Property Company’s portfolio is made up of more than 25 office, retail, self-storage and multifamily assets across the Washington, D.C. metro area. Mr. Nulsen disclosed a prior foreclosure in 2012, a note sale in 2012 and a loan buyback in 2014. See “Description of the Mortgage Pool— Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Escrows. The loan documents provide for upfront reserves of $33,614 for real estate taxes. The loan documents also provide for ongoing monthly reserves of $33,615 for real estate taxes, $4,047 for replacement reserves, and $30,353 for general tenant improvements and leasing commissions (“TI/LC”) (subject to a cap of $1,000,000 so long as SSS has not exercised its lease termination option).

The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides the lender with evidence that the Silver Spring Plaza Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect; and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals.

Lockbox and Cash Management. The Silver Spring Plaza Mortgage Loan is structured with a soft lockbox and springing cash management. Prior to the occurrence of a Cash Trap Event Period (as defined below), the loan documents require that the borrower or the property manager deposit all rents into the lockbox account within one business day of receipt. Upon the occurrence and during the continuance of a Cash Trap Event Period, the borrower will be required to direct all tenants to deposit all rents directly into the lockbox account. All funds in the lockbox account will then be required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. During a Cash Trap Event Period, all excess cash flow after payment of all sums due and payable under the loan documents and monthly operating expenses will be retained in a lender-controlled subaccount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SILVER SPRING PLAZA

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	the net cash flow debt yield falling below 7.5% at the end of any calendar quarter; or

(iii)	the occurrence of a Tenant Trigger Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the net cash flow debt yield being equal to or greater than 8.0% for two consecutive calendar quarters; or

●	with regard to clause (iii), a Tenant Trigger Event Period Cure (as defined below).

A “Tenant Trigger Event Period” will commence upon the earlier of the following:

(i)	SSS or its parent filing for or being subject to bankruptcy; or

(ii)	(a) the earlier of SSS (1) exercising any right or commencing any action to terminate its lease, or (2) ceasing to operate or going dark for more than 30 consecutive business days; or (b) failing to renew its lease or failing to extend its lease prior to 12 months prior to the end of its lease term.

A “Tenant Trigger Event Period Cure” will occur upon the following:

●	with regard to clause (i), (a) a plan of reorganization has been provided and SSS’ lease has been affirmed, (b) in connection with such affirmation, SSS has commenced the payment and performance of its obligations under its lease (as evidenced by an estoppel reasonably acceptable to lender in all requests), and (c) an order by the applicable bankruptcy court has issued an order approving the affirmation of SSS’ lease.

●	with regard to clause (ii), either (a) the date upon which lender has received reasonably acceptable evidence that SSS has resumed operations in all of its space; or (b) the date upon which the lender receives evidence that SSS’ space is re-leased to one or more replacement tenants reasonably acceptable to the lender with such replacement tenant being in occupancy and paying full unabated rent, and all tenant improvements having been completed as required.

Property Management. The Silver Spring Plaza Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right, commencing 12 months after loan origination, to transfer the Silver Spring Plaza Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if required by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series WFCM 2018-C46 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Silver Spring Plaza Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SHOWCASE II

The picture below is an artist's rendering of the Showcase II Property as it is generally proposed to be completed, and is not an actual photograph or depiction of the current construction status of the related improvements. Furthermore, such rendering may differ in material aspects from the final design or the final, as-built condition of the completed improvements.

DSW
SHOE WAREHOUSE
SHOE WAREHOUSE
DSW
adidas
THERE WILL BE HATERS
adidas
aerie
U.S. POLO ASSN.
T-Mobile
AMERICAN
EAGLE
OUTFITTERS

SKECHERS
adidas
PENN & TELLER

adidas

adidas

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SHOWCASE II

PARK MGM
LAS VEGAS
South Las Vegas Blvd.
SHOWCASE IV
SHOWCASE III
Rue de Monte Carlo
Rue de Monte Carlo
Park Avenue
Avenue
SHOWCASE I
SHOWCASE II
(Subject)
MGM GRAND
NEW YORK
NEW YORK
East Tropicana Ave.
West Tropicana Ave.

RIO ALL SUITES
VDARA
ARIA
THE COSMOPOLITAN
THE MIRAGE
TRUMP
TREASURE ISLAND
THE VENETIAN
ENCORE
WYNN
STRATOSPHERE
SLS LAS VEGAS
WESTGATE
RENAISSANCE
THE LINQ
FLAMINGO
BALLY'S
PARIS
PLANET HOLLYWOOD
LAS VEGAS CONVENTION CENTER
ELLIS ISLAND
ELARA BY HILTON GRAND VACATIONS HOTEL
SIGNATURE AT MGM GRAND
PARKING STRUCTURE
15
PARK MGM
NEW YORK - NEW YORK
MGM GRAND
MGM
SHOWCASE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SHOWCASE II

NORTH LAS VEGAS
SPRING MTS.
Summerlin
LAS VEGAS
Downtown
Winchester
Sunrise Manor
MUDDY MTS.
Strip
CLARK COUNTY
Enterprise
HENDERSON
Somerset Shopping Center
Las Vegas Convention Center
Desert Inn Rd.
TRUMP INTERNATIONAL HOTEL LV
Industrial Rd.
Fashion Show
Las Vegas Blvd.
ENCORE LAS VEGAS
WYNN LAS VEGAS
Wynn Esplanade
Wynn Las Vegas Golf Club
L.V. CONV. CENTER
LAS VEGAS MONORAIL
MARDI GRAS HOTEL & CASINO
TREASURE ISLAND
The Grand Canal Shoppes
MIRAGE-TREASURE ISLAND TRAM
Outdoor Gondola Rides
THE VENETIAN
Sands Expo and Convention Center
THE MIRAGE
Madam Tussauds LV
Twain Ave
CASINO ROYAL
HARRAH'S LAS VEGAS
HARRAH'S/ THE LINQ
The Forum Shops at Caesars
THE LINQ
O'Shea's Casino
HOLIDAY INN CLUB LAS VEGAS
Paradise Rd.
RIO HOTEL AND CASINO
The Colosseum
GOLD COAST
Las Vegas Strip
CAESAR'S PALACE
FLAMINGO LAS VEGAS
FLAMINGO/ CAESAR'S PALACE
The Meridian Luxury Condos
WESTIN
Flamingo Rd.
THE CROMWELL
PALMS CASINO RESORT
Via Bellagio
Grand Bazaar Shops
BALLY'S
Flamingo Rd.
THE PLATINUM HOTEL
TUSCANY SUITES & CASINO
Valley View Blvd.
Fountains at Bellagio
BALLY'S/ PARIS LAS VEGAS
BALLAGIO
PARIS LAS VEGAS
15
Miracle MileShops
BELLAGIO-CITY CENTER-MONTE CARLO TRAM
THE COSMOPOLITAN OF LAS VEGAS
PLANET HOLLYWOOD
MONORAIL
HARD ROCK HOTEL & CASINO
VDARA HOTEL & SPA
The Shops at Crystals
Harmon Ave.
Harmon Ave.
ARIA RESORT & CASINO
Veer Towers
Harley Davidson Cafe
Panorama Towers
CITY CENTER
Polo Towers
THE SIGNATURE MGM GRAND
WYNDHAM GRAND DESERT
ALEXIS PARK
UNLV
Industrial Rd.
Frank Sinatra Dr.
Aria Convention Center
MANDARIN ORIENTAL
Hawaiian Marketplace
Grand Garden Arena
LAS VEGAS
PARK MGM LAS VEGAS
Park Theater
Hard Rock Cafe LV
Showcase II
3791 South Las Vegas Boulevard
Las Vegas, NV 89109
Rue de Monte Carlo
The Park
T-Mobile Arena
MGM Shops
NEW YORK NEW YORK
MGM GRAND
MGM GRAND
Koval Ln.
Tropicana Ave.
EXCALIBUR-LUXOR-MANDALAY BAY TRAM
David Copperfield Theatre
HOOTERS CASINO HOTEL
Tropicana Ave.
EXCALIBUR HOTEL & CASINO
THE NEW TROPICANA
Reno Ave.
Reno Ave.
Titanic
Las Vegas Freeway
LUXOR HOTEL & CASINO
Las Vegas Blvd. South
Las Vegas Village
Giles St.
Mandalay Place
Hacienda Ave.
Mandalay Bay Theatre
MANDALAY BAY
Proposed Las Vegas Raiders Stadium (Open 2020)
Mandalay Bay Event Center
North Conv. Center
FOUR SEASONS LAS VEGAS
McCarran International Airport
Shark Reef Aquarium at Mandalay Bay
15
South Convention Center
Russell Rd.
Welcome to Las Vegas Sign

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Showcase II

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$33,000,000			Specific Property Type:	Anchored
Cut-off Date Balance(1):	$33,000,000			Location:	Las Vegas, NV
% of Initial Pool Balance:	4.8%			Size:	41,407 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$3,091.26
Borrower Names:	SG Island Plaza LLC; Nakash Showcase II, LLC; Nakash Holding Island Plaza LLC; EG Island Plaza LLC; JG Island Plaza LLC			Year Built/Renovated:	2001/2018
Borrower Sponsors:	Nakash Properties LLC; Nakash Holding LLC; Eli Gindi; Jeffrey Gindi			Title Vesting:	Fee
Mortgage Rate:	4.8963%			Property Manager:	Self-managed
Note Date:	April 24, 2018			4th Most Recent Occupancy (As of):	100.0% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2015)
Maturity Date:	May 11, 2028			2nd Most Recent Occupancy (As of):	100.0% (12/31/2016)
IO Period:	120 months			Most Recent Occupancy (As of)(4):	76.8% (12/31/2017)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (7/1/2018)
Seasoning:	3 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(5):	NAV
Call Protection:	L(27),D(89),O(4)			3rd Most Recent NOI(5):	NAV
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI(5):	NAV
Additional Debt(1)(2):	Yes			Most Recent NOI(5):	NAV
Additional Debt Type(1)(2):	Pari Passu; Mezzanine
				U/W Revenues:	$11,287,376
				U/W Expenses:	$890,855
				U/W NOI:	$10,396,521
Escrows and Reserves(3):				U/W NCF:	$10,302,429
				U/W NOI DSCR(1):	1.64x
				U/W NCF DSCR(1):	1.62x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	8.1%
Taxes	$26,118	$8,706	NAP	U/W NCF Debt Yield(1):	8.0%
Insurance	$41,517	$6,920	NAP	As-Stabilized Appraised Value(6):	$237,000,000
Replacement Reserve	$0	$6,909	NAP	As-Stabilized Appraisal Valuation Date(6):	April 1, 2019
Rent Concession Reserve	$1,116,622	$0	NAP	Cut-off Date LTV Ratio(1)(6):	54.0%
Existing TI/LC Reserve	$8,563,335	$0	NAP	LTV Ratio at Maturity or ARD(1)(6):	54.0%

(1)	The Showcase II Mortgage Loan (as defined below) is part of the Showcase II Whole Loan (as defined below), which comprises three pari passu notes with an aggregate original principal balance of $128,000,000. All statistical information related to the Cut-off Date Balance per SF, U/W NOI Debt Yield, U/W NCF Debt Yield, U/W NOI DSCR, U/W NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are based on the Showcase II Whole Loan.
(2)	The equity interest in the Showcase II Borrower (as defined below) has been pledged to secure mezzanine indebtedness with an original principal balance of $37,000,000. As of the Cut-off Date, the U/W NOI Debt Yield, U/W NCF DSCR and Cut-off Date LTV Ratio based on the Showcase II Total Debt (as defined below) are 6.3%, 1.15x and 69.6%, respectively. See “Subordinate and Mezzanine Indebtedness”.
(3)	See “Escrows” section.
(4)	See “Historical Occupancy” section.
(5)	See “Cash Flow Analysis” section.
(6)	The Appraised Value, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are based on the appraiser’s “Prospective Market Value Upon Stabilization” as of April 1, 2019, which assumes that tenants with executed leases have opened for business and that contractual tenant improvement and leasing commission (“TI/LC”) obligations and landlord work expenditures have been fulfilled. The Showcase II Borrower deposited upfront reserves totaling $8,563,335 for such contractual TI/LC and landlord work obligations and $1,116,622 for gap rent for tenants with rent abatement periods through September 2018 (see “Escrows” section). The appraiser concluded to an “as-is” Appraised Value of $215,000,000 (as of February 27, 2018), which would result in a Cut-off Date LTV Ratio of 59.5% based on the Showcase II Whole Loan and a Cut-off Date LTV Ratio of 76.7% based on the Showcase II Total Debt.

The Mortgage Loan. The mortgage loan (the “Showcase II Mortgage Loan”) is part of a whole loan (the “Showcase II Whole Loan”) evidenced by three pari passu notes secured by a first mortgage encumbering the fee interest in an anchored retail shopping center located in Las Vegas, Nevada (the “Showcase II Property”). The Showcase II Whole Loan was originated on April 24, 2018 by Wells Fargo Bank, National Association. The Showcase II Whole Loan had an original principal balance of $128,000,000, has an outstanding principal balance as of the Cut-off Date of $128,000,000 and accrues interest at an interest rate of 4.8963% per annum. The Showcase II Whole Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires payments of interest-only through the loan term. The Showcase II Whole Loan matures on May 11, 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SHOWCASE II

Note A-2, which will be contributed to the WFCM 2018-C46 securitization trust, had an original principal balance of $33,000,000, has an outstanding principal balance as of the Cut-off Date of $33,000,000 and represents a non-controlling interest in the Showcase II Whole Loan. The controlling Note A-1 had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and was contributed to the BANK 2018-BNK13 trust. The non-controlling Note A-3 had an original principal balance of $45,000,000, has an outstanding principal balance as of the Cut-off Date of $45,000,000, is currently held by Wells Fargo Bank, National Association and is expected to be contributed to a future securitization trust. The mortgage loans evidenced by Notes A-1 and A-3 are collectively referred to herein as the “Showcase II Companion Loans”. The lender provides no assurances that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$50,000,000	BANK 2018-BNK13	Yes
A-2	$33,000,000	WFCM 2018-C46	No
A-3	$45,000,000	Wells Fargo Bank, National Association	No
Total	$128,000,000

Following the lockout period, on any date before February 11, 2028, the borrower has the right to defease the Showcase II Whole Loan in whole, but not in part. In addition, the Showcase II Whole Loan is prepayable without penalty on or after February 11, 2028. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) June 11, 2022.

Sources and Uses

Sources			Uses
Original whole loan amount	$128,000,000	77.6%	Loan payoff(1)	$76,289,680	46.2%
Mezzanine debt(2)	$37,000,000	22.4	Upfront reserves	9,747,592	5.9
			Closing costs	2,435,150	1.5
			Return of equity	76,527,578	46.4
Total Sources	$165,000,000	100.0%	Total Uses	$165,000,000	100.0%

(1)	Loan payoff includes an existing senior loan ($61,158,880) and existing mezzanine loan ($15,130,800).
(2)	See “Subordinate and Mezzanine Indebtedness” section.

The Property. The Showcase II Property consists of 41,407 square feet of specialty retail space within the larger Showcase retail development in Las Vegas, Nevada. The Showcase II Property is situated on 0.7 acres of land and comprises a two-story retail center featuring direct frontage, exposure and tenant access from the Las Vegas Strip (“The Strip”). The building is currently being renovated and is expected to feature a 32-foot front façade height to maximize signage and exposure from The Strip. The overall Showcase retail development, which is owned by affiliates of the Showcase II Borrower, comprises four phases totaling approximately 350,917 square feet of specialty and entertainment retail space (of which approximately 309,510 square feet do not serve as collateral for the Showcase II Whole Loan) with tenants and attractions including World of Coca-Cola, M&M’s World and Hard Rock Café. As of July 1, 2018, the Showcase II Property was 100.0% leased to six tenants.

Following the borrower sponsor’s acquisition of the Showcase II Property in December 2015, the borrower sponsor has been renovating and redeveloping the existing improvements and has spent over $44.9 million on tenant buyouts, tenant allowances and capital and legal expenditures. Prior to a recent reconfiguration, the Showcase II Property was fully occupied by two tenants with Grand Canyon Shops occupying 52.8% of the net rentable area (22,190 square feet) and Adidas occupying the remaining 47.2% of net rentable area (19,835 square feet). In 2016, the borrower sponsor negotiated a mutual release and discharge and terminated Grand Canyon Shops’ lease in exchange for a $20.8 million termination payment and also negotiated a downsizing of the Adidas space to 10,350 square feet. The Showcase II Property now comprises five retail suites and a sidewalk kiosk.

The Showcase II Property does not contain on-site parking; however, parking is available within both the adjacent parking garage at the non-collateral portion of the Showcase development and the MGM Grand garage (located approximately 0.5 miles east of the Showcase II Property). Per the zoning report, parking requirements are satisfied via these neighboring garages.

Major Tenants. The largest tenant at the Showcase II Property by underwritten rent is T-Mobile (S&P: BBB+; 29.2% of underwritten base rent). T-Mobile recently announced a proposed $26 billion dollar acquisition of Sprint, which was under review by the Federal Communications Commission as of July 3, 2018. The Showcase II Property location is T-Mobile’s first two-story store and the company’s fifth signature-style store (after New York, Chicago, Miami and Santa Monica). The store has a nightclub theme and features a virtual reality headset demo area, a photo booth, a bar serving non-alcoholic beverages, a concierge desk with tickets to events at the nearby T-Mobile Arena and access to 25 portable phone chargers for in-store use. T-Mobile opened for business at the Showcase II Property in January 2018.

The second largest tenant by underwritten rent is American Eagle (23.6% of underwritten base rent), which is expected to operate a flagship store at the Showcase II Property. American Eagle has taken possession of its space, commenced paying rent and is expected to open by November 2018.

The third largest tenant by underwritten rent is Adidas (21.9% of underwritten base rent). The Adidas store at the Showcase II Property was recently updated into a new design inspired by high school and college stadiums. The store features a test area that

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SHOWCASE II

uses Run Genie, a tablet based software that helps employees recommend shoes based on how a customer runs. Adidas has been a tenant at the Showcase II Property since 2004.

The fourth largest tenant is Aerie (American Eagle’s lingerie brand; 13.7% of underwritten base rent), and the fifth largest tenant is US Polo (8.2% of underwritten base rent), both of which have taken possession of their spaces but have not yet opened for business. The anticipated rent commencement date for both US Polo and Aerie is October 2, 2018 with estimated opening dates for US Polo in October 2018 and for Aerie by November 2018. All outstanding tenant improvement costs and gap rent through September 30, 2018 were reserved upon origination of the Showcase II Whole Loan (see “Escrows” section).

The following table presents certain information relating to the tenancy at the Showcase II Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
T-Mobile	BBB+/Baa1/BBB+	10,249	24.8%	$311.25	$3,190,000	29.2%	1/31/2028(3)
American Eagle(4)	NR/NR/NR	10,960	26.5%	$234.95	$2,575,000	23.6%	1/31/2028(5)
Adidas	NR/NR/NR	10,350	25.0%	$231.59	$2,397,000	21.9%	9/30/2027(6)
Aerie(4)(7)	NR/NR/NR	5,669	13.7%	$264.60(7)	$1,500,000(7)	13.7%	5/31/2028(8)
US Polo(9)(10)	NR/NR/NR	3,923	9.5%	$229.42(9)	$900,000(9)	8.2%	5/31/2028(11)
Total Major Tenants		41,151	99.4%	$256.66	$10,562,000	96.7%

Non-Major Tenant(12)		256	0.6%	$1421.19	$363,825	3.3%

Vacant Space		0	0.0%

Collateral Total		41,407	100.0%	$263.86	$10,925,825	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through January 2019 totaling $212,000.
(3)	T-Mobile has three, five-year renewal options, with 12 months’ notice, at rental rates as specified in the lease.
(4)	American Eagle and Aerie are affiliated with Schottenstein, which holds a 25.0% equity interest in the Showcase II Borrower (see “The Borrowers and Borrower Sponsors” section).
(5)	American Eagle has taken possession of its space, commenced paying rent and is expected to open for business by November 2018. American Eagle has one, five-year renewal option, with 12 months’ notice, at rental rates as specified in the lease.
(6)	Adidas has two, five-year renewal options, with six months’ notice, at rental rates as specified in the lease.
(7)	Aerie has taken possession of its space and is anticipated to begin paying rent on October 2, 2018 and open for business by November 2018. At origination of the Showcase II Whole Loan, a gap rent reserve was required to cover rental payments through the anticipated rent commencement date (see “Escrows” section).
(8)	Aerie has one, five-year renewal option, with 12 months’ notice, at rental rates as specified in the lease.
(9)	US Polo has taken possession of its space and is anticipated to begin paying rent on October 2, 2018 and open for business in October 2018. At origination of the Showcase II Whole Loan, a gap rent reserve was required to cover rental payments through the anticipated rent commencement date.
(10)	US Polo is affiliated with Nakash Properties LLC and Nakash Holding LLC, which serve as borrower sponsors for the Showcase II Whole Loan.
(11)	US Polo has one, five-year renewal option, with 12 months’ notice, at rental rates as specified in the lease.
(12)	The Non-Major Tenant is Vegas.com, a kiosk tenant with a March 31, 2019 lease expiration. Vegas.com has one remaining, three-year renewal option, with six months’ notice, at a rental rate 5.0% greater than its current fixed minimum rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SHOWCASE II

The following table presents certain information relating to the lease rollover schedule at the Showcase II Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	1	256	0.6%	256	0.6%	$363,825	3.3%	$1,421.19
2020	0	0	0.0%	256	0.6%	$0	0.0%	$0.00
2021	0	0	0.0%	256	0.6%	$0	0.0%	$0.00
2022	0	0	0.0%	256	0.6%	$0	0.0%	$0.00
2023	0	0	0.0%	256	0.6%	$0	0.0%	$0.00
2024	0	0	0.0%	256	0.6%	$0	0.0%	$0.00
2025	0	0	0.0%	256	0.6%	$0	0.0%	$0.00
2026	0	0	0.0%	256	0.6%	$0	0.0%	$0.00
2027	1	10,350	25.0%	10,606	25.6%	$2,397,000	21.9%	$231.59
2028	4	30,801	74.4%	41,407	100.0%	$8,165,000	74.7%	$265.09
Thereafter	0	0	0.0%	41,407	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	41,407	100.0%	$0	0.0%	$0.00
Total/Weighted Average	6	41,407	100.0%			$10,925,825	100.0%	$263.86

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Showcase II Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(2)	7/1/2018(3)
100.0%	100.0%	100.0%	76.8%	100.0%
(1)	Information obtained from a third-party market research provider.
(2)	Occupancy as of December 31, 2017 includes T-Mobile, American Eagle, Adidas and the kiosk tenant. Aerie and US Polo each had a lease commencement date in June 2018.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Showcase II Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$10,925,825	96.8%	$263.86
Total Recoveries	710,645	6.3	17.16
Less Vacancy & Credit Loss	(349,094)(2)	(3.2)	(8.43)
Effective Gross Income	$11,287,376	100.0%	$272.60

Total Operating Expenses	$890,855	7.9%	$21.51
Net Operating Income	$10,396,521	92.1%	$251.08
Replacement Reserves	11,180	0.1	0.27
TI/LC	82,912	0.7	2.00
Net Cash Flow	$10,302,429	91.3%	$248.81

NOI DSCR(3)	1.64x
NCF DSCR(3)	1.62x
NOI Debt Yield(3)	8.1%
NCF Debt Yield(3)	8.0%

(1)	Historical operating statements are not applicable as the Showcase II Property has undergone significant recent renovations and reconfiguration (see “The Property” section).
(2)	The underwritten economic vacancy is 3.2%. The Showcase II Property was 100.0% leased as of July 1, 2018.
(3)	The debt service coverage ratios and debt yields are based on the Showcase II Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SHOWCASE II

Appraisal. The appraiser concluded to a “Prospective Market Value Upon Stabilization” for the Showcase II Property of $237,000,000 as of April 1, 2019, which assumes that leased tenants have opened for business and contractual TI/LC obligations and landlord work expenditures have been fulfilled. The Showcase II Borrower deposited upfront reserves totaling $8,563,335 for such contractual TI/LC and landlord work obligations and $1,116,622 for gap rent for tenants with rent abatement periods through September 2018 (see “Escrows” section). The appraiser concluded to an “as-is” Appraised Value of $215,000,000 as of February 27, 2018.

Environmental Matters. According to a Phase I environmental site assessment dated February 28, 2018, there was no evidence of any recognized environmental conditions at the Showcase II Property.

Market Overview and Competition. The Showcase II Property is located in Las Vegas, Nevada, approximately 0.1 miles north of the intersection of Las Vegas Boulevard and Tropicana Avenue, which is the site of four major resorts and casinos including the MGM Grand, New York-New York Hotel and Casino (“New York-New York”), Excalibur Hotel and Casino (“Excalibur”) and Tropicana Las Vegas (“Tropicana”), totaling over 12,500 combined rooms. Per the appraisal, the MGM Grand is the largest single hotel in the U.S. and the third-largest hotel complex in the world with 5,124 rooms. According to the appraisal, Monte Carlo Resort and Casino, located approximately 0.3 miles northwest of the Showcase II Property, is being transformed from a historically mid-level hotel fronting The Strip into a renovated development. Monte Carlo owner MGM Resorts International is partnering with New York hotelier Sydell Group for the ongoing approximately $450 million renovation project. Average foot traffic and traffic count along South Las Vegas Boulevard adjacent to the Showcase II Property is approximately 50,000 pedestrians and 55,000 vehicles, respectively. The Showcase II Property is located approximately 1.4 miles east of Interstate 15 and approximately 1.9 miles northwest of McCarran International Airport.

The Showcase II Property is situated 0.2 miles southeast of The Park, a plaza and outdoor retail and dining area that features multiple restaurants and bars as well as a live music venue that features events every Tuesday and Wednesday evening. Immediately adjacent to The Park is the Park Theater at Park MGM, which features 5,200 seats, a 140-foot wide stage, nine projectors and seven bars and terraces with views of The Strip and The Park. The Park Theater can accommodate configurations for concerts, award shows, combat sports, conventions and basketball. The Park connects The Strip to T-Mobile Arena, located approximately 0.5 miles west of the Showcase II Property. Built in April 2016, T-Mobile Arena is home to the National Hockey League’s (NHL) Vegas Golden Knights and is expected to host 100 to 150 events per year, including concerts, award shows, college basketball games, boxing and major MMA events.

According to the Las Vegas Convention & Visitors Authority, Las Vegas achieved a record 42.9 million visitors in 2016, with average per-trip visitor shopping expenses of $157. Additionally, between 2012 and 2016, the Las Vegas metro area’s annual job growth averaged 3.3%. According to a third-party market research report, the estimated 2017 population within a three- and five-mile radius of the Showcase II Property was approximately 132,125, and 367,283, respectively; while the 2017 estimated average household income within the same radii was $48,706, and $58,830, respectively.

According to a third-party market research report, the Showcase II Property is situated within the Central East Las Vegas Retail submarket. As of year-end 2017, the submarket reported a total inventory of 15.8 million square feet with a 10.6% vacancy rate. Submarket vacancy has decreased from 13.6% in 2011 and has averaged 11.8% over the last six years. The appraiser identified four primary competitive properties for the Showcase II Property totaling approximately 3.8 million square feet, which reported an average occupancy rate of approximately 91.5%. The appraiser concluded to market rents for the Showcase II Property of $250.00 per square foot, net, for retail tenants and $1,400.00 per square foot, gross, for the kiosk tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SHOWCASE II

The following table presents certain information relating to comparable leases for the Showcase II Property:

Comparable Leases(1)

Tenant Name	Tenant Description	Size (SF)	Tenant Opening Date	Base Rent (PSF)	Reimbursements (PSF)	Gross-Equivalent Rent (PSF)
Confidential	Specialty food tenant	698	Jun-17	$250.00	$23.75	$273.75
Confidential	Specialty food tenant	4,046	Dec-16	$104.85	$24.75	$129.60
Confidential	Cosmetics retail tenant	768	Aug-16	$250.00	$65.96	$315.96
Confidential	Luxury menswear retailer	2,500	Dec-15	$200.00	$95.42	$295.42
Confidential	Specialty chocolates	492	Dec-15	$356.00	$60.00	$416.00
Confidential	Specialty retail tenant	1,400	Nov-15	$250.00	$23.75	$273.75
Confidential	Upscale shoes	1,442	Sep-15	$225.00	$95.00	$320.00
Confidential	Specialty footwear retailer	3,017	Sep-15	$130.00	$62.69	$192.69
Confidential	Specialty retail/accessories	3,733	Sep-15	$218.47	$45.00	$263.47
Confidential	Specialty food tenant	11,797	Sep-15	$103.81	$25.75	$129.56
Confidential	Upscale watches and accessories	1,276	Jan-15	$475.00	$95.00	$570.00
Confidential	Specialty jewelry	731	Jan-15	$307.07	$62.69	$369.76
Confidential	Specialty food tenant	1,158	Sep-14	$377.47	$48.27	$425.74
Confidential	Upscale fashion and accessory retailer	5,251	May-14	$300.00	$95.00	$395.00
Confidential	Restaurant/Bar space	786	May-14	$301.39	$95.00	$396.39
Confidential	Specialty travel	938	May-14	$243.00	$23.06	$266.06
Confidential	Specialty food tenant	774	Apr-14	$255.00	$23.75	$278.75
Confidential	Specialty upscale retailer	715	Nov-13	$300.00	$66.86	$366.86
Confidential	Upscale watches and accessories	4,500	Jul-13	$300.00	$95.00	$395.00
Confidential	Specialty food and coffee	1,184	May-13	$422.30	$86.00	$508.30
Confidential	Specialty retail tenant	1,421	Jan-12	$288.75	$23.75	$312.50
Confidential	Luxury watch retailer	789	Mar-11	$450.00	$85.00	$535.00
Confidential	Women’s apparel and accessories	5,418	Feb-10	$235.00	$95.00	$330.00
Weighted Average				$252.94	$60.10	$313.05

(1)	Information obtained from the appraisal.

The table below presents certain information relating to four comparable retail properties to the Showcase II Property identified by the appraiser:

Competitive Set(1)

	Showcase II (Subject)	Showcase	Miracle Mile Shops	Fashion Show Mall	Town Square Las Vegas
Location	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV
Distance from Subject	--	Adjacent	0.5 miles	1.7 miles	2.5 miles
Property Type	Retail/Anchored	Specialty Retail	Fashion/Specialty Center	Super-Regional Center	Lifestyle Center
Year Built/Renovated	2001/2018	1997/2013	2000/2008	1981/2015	2007/2015
Anchors	Adidas, American Eagle, T-Mobile, Aerie, US Polo	Coca-Cola, Ross Dress For Less, Hard Rock Café, “M&M’s”	--	Neiman Marcus, Dillard’s, Macy’s, Saks, Forever 21, Nordstrom, Dick’s Sporting Goods	Saks Off Fifth Avenue, Container Store, H&M, Cinema, Old Navy, Whole Foods
Total GLA	41,407 SF	347,281 SF	503,000 SF	1,875,400 SF	1,123,000 SF
Total Occupancy	100.0%	96.0%	90.0%	95.0%	85.0%

(1)	Information obtained from the appraisal and the underwritten rent roll.

The Borrowers and Borrower Sponsors. The borrowers comprise five tenants-in-common: Nakash Showcase II, LLC; Nakash Holding Island Plaza, LLC; SG Island Plaza, LLC; EG Island Plaza LLC; JG Island Plaza LLC (collectively, the “Showcase II Borrower”), each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the Showcase II Borrower delivered a non-consolidation opinion in connection with the origination of the Showcase II Whole Loan. The nonrecourse carve-out guarantors of the Showcase II Whole Loan are Nakash Properties LLC, Nakash Holding LLC, Eli Gindi and Jeffrey Gindi.

Schottenstein Realty LLC (“Schottenstein”) holds a 25.0% equity interest in the Showcase II Borrower. Schottenstein is a vertically-integrated owner, operator, acquirer and redeveloper of high quality, power/big box, community and neighborhood shopping centers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SHOWCASE II

in major population areas throughout the U.S. Schottenstein owns an interest in a portfolio of more than 156 properties in 27 states in excess of 21 million square feet of gross leasable area.

The borrower sponsors are Nakash Properties LLC, Nakash Holding LLC (“Nakash Holdings”), Eli Gindi and Jeffrey Gindi. Nakash Holdings is the private investment office of the Nakash family, which manages a multi-billion dollar portfolio of investments including aviation, retail, agriculture, transportation, manufacturing and real estate located throughout the world. Eli and Jeffrey Gindi are part of the founding family of the Century 21 department stores and are the managing members in a variety of retail, multifamily and hospitality assets located throughout the United States. Eli and Jeffrey Gindi are also the co-founders and principals of Gindi Capital, a family holding company that invests in commercial real estate.

Affiliates of the Showcase II Borrower acquired phases I, II and III of the Showcase retail development in separate transactions in 2014 and 2015, as well as phase IV (the former Smith & Wollensky building) in 2017 for a total purchase price of approximately $426.9 million (phases I, III and IV do not serve as collateral for the Showcase II Whole Loan).

Escrows. The Showcase II Whole Loan documents provide for upfront reserves of $26,118 for real estate taxes, $41,517 for insurance premiums, $1,116,622 for gap rent related to Aerie ($695,518) and US Polo ($421,105) and $8,563,335 for existing TI/LCs related to American Eagle ($3,500,000), Adidas ($1,018,043), Aerie ($2,654,072) and US Polo ($1,391,220). The Showcase II Whole Loan documents provide for ongoing monthly escrows in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $8,706), one-twelfth of the insurance premiums that the lender estimates will be payable during the next twelve months (initially $6,920) and $6,909 for capital expenditures.

Lockbox and Cash Management. The Showcase II Whole Loan documents require a lender-controlled lockbox account, which is already in place, and that the Showcase II Borrower direct all tenants to pay rent directly into such lockbox account. The Showcase II Whole Loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within three business day of receipt. All funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds are required to be distributed to the borrower. During a Cash Trap Event Period, all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the Showcase II Whole Loan;
(ii)	the net cash flow debt service coverage ratio for the Showcase II Total Debt (see “Subordinate and Mezzanine Indebtedness” section) falling below 1.10x at the end of any calendar quarter; or
(iii)	the occurrence of a Major Tenant Cash Trap Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), the net cash flow debt service coverage ratio for the Showcase II Total Debt being equal to or greater than 1.10x for two consecutive calendar quarters; or
●	with regard to clause (iii), a Major Tenant Cash Trap Event Period Cure (as defined below).

A “Major Tenant Cash Trap Event Period” will commence upon the earlier of the following:

(i)	any Major Tenant (as defined below) failing to extend or renew its lease (A) on or prior to the extension or renewal date set forth in its lease or (B) 12 months prior to lease expiration;
(ii)	any Major Tenant (A) terminating or cancelling its lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) or (B) failing to otherwise have its lease be in full force and effect; or
(iii)	any Major Tenant becoming insolvent or filing for bankruptcy;

A “Major Tenant Cash Trap Event Period Cure” will occur upon the following:

●	with regard to clause (i), (x) such Major Tenant having renewed or extended its lease in accordance with the loan documents and delivered an estoppel in form and substance acceptable to lender, or (y) a Qualified Re-Leasing Event (as defined below);
●	with regard to clause (ii), such Major Tenant, as applicable, having revoked or rescinded all termination or cancellation notices with respect to its lease and having re-affirmed the applicable lease as being in full force and effect; or
●	with regard to clause (iii), such Major Tenant, as applicable, being no longer insolvent or subject to any bankruptcy or insolvency proceedings and its lease having been affirmed pursuant to a final and non-appealable order of a court of competent jurisdiction.

A “Qualified Re-Leasing Event” will occur upon one or more replacement tenants acceptable to the lender executing leases covering all of the space currently occupied by any Major Tenant in accordance with the Showcase II Whole Loan documents, as applicable, and delivering an estoppel certificate confirming such replacement tenants having accepted its premises, taken possession thereof and paying full unabated rent. After giving effect to the rents paid under such leases, the net cash flow debt service coverage ratio for the Showcase II Total Debt is required to be equal to or greater than 1.10x for two consecutive calendar quarters.

“Major Tenant” will mean (i) any tenant that accounts for 20.0% or more of the total rental income for the Showcase II Property, (ii) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire the fee interest in all or any portion of the Showcase II Property, or (iii) any instrument guaranteeing or providing credit support for any lease meeting the requirements of (i) or (ii) above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SHOWCASE II

Property Management. The Showcase II Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right, commencing April 24, 2019, to transfer the Showcase II Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (iii) to the extent there is a tenant-in-common interest after such transfer (x) the transfer must not create more than five tenant-in-common owners of the Showcase II Property and (y) each tenant-in-common owner must be at least 51% owned and controlled by sponsorship approved by lender; and (iv) if required by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2018-C46 Certificates and similar confirmations from each rating agency rating any securities backed by the Showcase II Companion Loans with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Wells Fargo Bank, National Association, funded and placed with Nonghyup Bank, as the Trustee of Vestas Qualified Investors Private Real Estate Fund Investment Trust No. 35, a $37,000,000 mezzanine loan (the “Showcase II Mezzanine Loan”) to five tenants-in-common: Nakash Showcase II Mezz LLC; Nakash Holding Island Plaza Mezz LLC; SG Island Plaza Mezz LLC; EG Island Plaza Mezz LLC; and JG Island Plaza Mezz LLC, each a Delaware limited liability company (collectively, the Showcase II Whole Loan and the Showcase II Mezzanine Loan are referred to herein as the “Showcase II Total Debt”). The Showcase II Mezzanine Loan is secured by 100.0% of the direct equity interest in the Showcase II Borrower. The Showcase II Mezzanine Loan accrues interest at a rate of 7.0000% per annum and requires payments of interest-only through the maturity date of May 11, 2028 (co-terminus with the Showcase II Whole Loan).

Ground Lease. None.

Terrorism Insurance. The Showcase II Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Showcase II Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

350 EAST 52ND STREET

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

350 EAST 52ND STREET

MANHATTAN
Upper East Side
East Side
Midtown
Murray Hill
Kips Bay
East River
350 East 52nd Street
350 East 52nd Street
New York, NY 10022
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W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
W. 31st St.
Hunter College
Park Ave. Armory
The Halston House
Society of Illustrators
Bloomingdale's
Bloomberg
58th Street Library
Fuller Building
Fitzpatrick Manhattan Hotel NY
Mackiowe Tower 56
St. Catherine's Park
Memorial Sloan Kettering Cancer Center
Cornell Medical College
The Rockefeller University
Mt. Vernon Hotel Museum and Garden
QUEENSBORO BRIDGE
AKA Sutton Place
Lever House
399 Park
Citigroup Center
Lipstick Building
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
345 Park
Mutual of Omaha Building
St. Patrick's Cathedral
ITT-American Building
Palmolive Building
Saks Fifth Avenue
Inter Continental NY Barclay
JPMorgan Chase Tower
485 Lexington
747 Third Avenue
Helmsley Building
MetLife Building
Grand Central Terminal
450 Lexington Avenue
2 Grand Central Tower
Winstar Building
Grand Hyatt New York
Chrysler Building
The Westin NY Grand Central
Daily News
Univision
The River Club of NY
Beekman Tower
Intl. Criminal Court
Japan Society
UNITED NATIONS HEADQUARTERS
Millennium Hilton NY One UN Plaza
QUEENS MIDTOWN TUNNEL
495
St. Vartan's Park
FERRY TO LONG ISLAND CITY
NYU Medical Center
The Morgan Library & Museum
Empire State Building
HSBC Tower
New York Public Library
Bryant Park
Carnegie Hall
The Peninsula New York
St. Regis New York
Museum of Modern Art
666 Fifth Avenue
AXA Center
75 Rockefeller Plaza
Radio City Music Hall
45 Rockefeller Plaza
ROCKEFELLER CENTER
GE Building
1 Rockefeller Plaza
Time-Life Building
Exxon Building
News Corp. Building
Gershwin Theatre
Morgan Stanley Building
Imperial Theatre
TIMES SQUARE
Viacom Intl.
Bank of America Tower
Condé Nast Bldg. (4 Times Sq.)
SUNY College of Optometry
New York Times Building
Garment Centre Capitol
Macy's
HERALD SQUARE
One Penn Plaza
PENN STATION
Madison Square Garden
Penn Station
Manhattan Mall
North Bergen
West New York
Weehawken
Union City
Hoboken
NEW JERSEY
JERSEY CITY
QUEENS
Astoria
Long Island City
Greenpoint
Williamsburg
BROOKLYN
Brooklyn Heights
Park Slope
Central Park
Upper West Side
Upper East Side
West Side
East Side
Midtown
Chelsea
MANHATTAN
Greenwich Village
SoHo
Little Italy
Tribeca
Chinatown
Lower East Side
Financial District
Hudson River
East River
Liberty State Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – 350 East 52nd Street

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$32,100,000			Specific Property Type:	High Rise
Cut-off Date Balance:	$32,100,000			Location:	New York, NY
% of Initial Pool Balance:	4.6%			Size(3):	137 Units
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit:	$234,307
Borrower Name:	Eastgate Whitehouse LLC			Year Built/Renovated:	1962/NAP
Borrower Sponsor:	William W. Koeppel			Title Vesting:	Leasehold
Mortgage Rate:	4.9785%			Property Manager:	Self-managed
Note Date:	July 23, 2018			4th Most Recent Occupancy(As of)(4):	97.0% (6/30/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(4):	96.0% (6/30/2015)
Maturity Date:	August 6, 2028			2nd Most Recent Occupancy (As of)(4):	95.0% (6/30/2016)
IO Period:	120 months			Most Recent Occupancy (As of)(4):	97.0% (6/30/2017)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	97.1% (6/1/2018)
Seasoning:	0 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon			4th Most Recent NOI (As of):	$2,305,130 (12/31/2014)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$2,644,273 (12/31/2015)
Call Protection:	L(24),D(92),O(4)			2nd Most Recent NOI (As of):	$2,440,125 (12/31/2016)
Lockbox Type(1):	Soft/Springing Cash Management			Most Recent NOI (As of):	$2,421,020 (12/31/2017)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$5,388,510
				U/W Expenses:	$2,860,808
				U/W NOI:	$2,527,702
Escrows and Reserves(2):				U/W NCF:	$2,481,533
				U/W NOI DSCR:	1.56x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.53x
Taxes	$267,429	$133,715	NAP	U/W NOI Debt Yield:	7.9%
Insurance	$108,822	$9,069	NAP	U/W NCF Debt Yield:	7.7%
Immediate Repair Reserve	$30,250	$0	NAP	As-Is Appraised Value:	$62,900,000
Replacement Reserve	$0	$3,847	NAP	As-Is Appraisal Valuation Date:	June 19, 2018
Ground Rent Reserve	$375,000	$0	NAP	Cut-off Date LTV Ratio:	51.0%
J-51 Litigation Reserve	$700,000	$0	NAP	LTV Ratio at Maturity or ARD:	51.0%

(1)	See “Lockbox and Cash Management” section.

(2)	See “Escrows” section.

(3)	In addition to the 137 multifamily units, the 350 East 52nd Street Property (as defined below) consists of 4,170 square feet of retail space that is 100.0% leased to four tenants. An 80-space parking garage is also included in the collateral.

(4)	See “Historical Occupancy” section.

The Mortgage Loan. The 350 East 52nd Street mortgage loan is evidenced by two pari passu promissory notes with an aggregate original principal balance of $32,100,000 (the “350 East 52nd Street Mortgage Loan”) secured by a first mortgage encumbering the leasehold interest in a multifamily property located in New York, New York (the “350 East 52nd Street Property”). The 350 East 52nd Street Mortgage Loan was originated on July 23, 2018 by Barclays Bank PLC. The 350 East 52nd Street Mortgage Loan had an original balance of $32,100,000, has an outstanding principal balance as of the cut-off date of $32,100,000, and accrues interest at an interest rate of 4.9785% per annum. The 350 East 52nd Street Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the cut-off date, and requires interest-only payments through the entirety of the loan term. The 350 East 52nd Street Mortgage Loan matures on August 6, 2028. Notes A-1 and A-2 will both be contributed to the WFCM 2018-C46 securitization trust.

Sources and Uses

Sources			Uses
Original loan amount	$32,100,000	100.0%	Loan payoff(1)	$29,854,522	93.0%
			Reserves	1,481,501	4.6
			Closing costs	724,460	2.3
			Return of equity	39,516	0.1
Total Sources	$32,100,000	100.0%	Total Uses	$32,100,000	100.0%

(1)	The 350 East 52nd Street Property was previously securitized in the JPMBB 2014-C25 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

350 EAST 52ND STREET

The Property. The 350 East 52nd Street Property is a 15-story, multifamily property located in the Turtle Bay neighborhood of Manhattan in New York, New York. Constructed in 1962, the 350 East 52nd Street Property has 137 apartment units, which were 97.1% occupied as of June 1, 2018. The 350 East 52nd Property also contains 4,170 square feet of ground floor retail space, which was 100.0% leased as of June 1, 2018, and an 80-space public parking garage on East 52nd Street. The apartment units include 81 studio units, 41 one-bedroom units, and 15 two-bedroom units. The common areas include a lobby with a full-time doorman, and a basement laundry room with six washers and dryers. Most units have been renovated to include new amenities, such as stone tile floors and stone walls in the bathrooms and marble countertops, 4-burner gas range ovens, refrigerators, and dishwashers in the kitchens. The four penthouse units each have a private terrace. The 350 East 52nd Street Property has averaged 96.6% occupancy since January 3, 2011. 74 of the 137 units are rent stabilized, and two of the units are occupied by building management and do not generate rent. Of the rent stabilized units, 21 are rented at market levels or higher according to the appraisal.

The 350 East 52nd Street Property contains a public parking garage with 80 parking spaces, resulting in a parking ratio of 0.6 spaces per unit. The garage is located along East 52nd Street and is operated under the Icon Parking brand, which has over 300 locations throughout New York City. The lease expires on December 31, 2026 and has a current underwritten rent of $588,350 per year. The rents from the commercial tenants and parking garage represent 19.5% of the underwritten effective gross income.

The following table presents certain information relating to the unit mix of the 350 East 52nd Street Property:

Unit Mix Summary(1)(2)

Unit Type(3)	Total No. of Units(2)	% of Total Units	Average Unit Size (SF)	Average Monthly Rent per Unit
Studio / 1 Bathroom	81	59.1%	483	$2,174
1 Bedroom / 1 Bathroom	41	29.9%	836	$3,377
2 Bedroom / 2 Bathroom	15	10.9%	1,143	$4,997
Total/Weighted Average	137	100.0%	661	$2,853

(1)	Information obtained from underwritten rent roll.

(2)	74 of the 137 units are rent stabilized and two are occupied by management. Based on an independent third party analysis, it was concluded that 30 units have legal rents lower than contractual rents totaling a difference of $172,233 per year. The underwritten economic vacancy of 7.0% was determined to account for the $172,233 of rental rent loss due to concluded legal rents.

(3)	Average monthly rent for the studios was calculated excluding the management units. Including these units, there would be a weighted average monthly rent per unit for the studios of $2,120 and a weighted average monthly rent of $2,811 overall.

The following table presents a commercial tenant summary for the 350 East 52nd Street Property:

Commercial Tenant Summary

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF/ Units(1)	% of NRSF(2)	Annual U/W Base Rent per unit(1)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent(2)	Lease Expiration Date

Retail Tenants
Domino’s Pizza	NR/NR/NR	1,200	28.8%	$150.71	$180,847	17.2%	3/31/2024
Panini Grill	NR/NR/NR	1,200	28.8%	$84.41	$101,296	9.6%	3/31/2024
Apple Blossom Nail & Spa	NR/NR/NR	1,000	24.0%	$114.58	$114,577	10.9%	9/30/2026
Mitchell Market Deli	NR/NR/NR	770	18.5%	$87.27	$67,200	6.4%	9/1/2028
Total Major Tenants		4,170	100.0%	$111.25	$463,920	44.1%

Parking Tenant
Icon Parking Garage	NR/NR/NR	80	NAP	$7,354.38	$588,350	55.9%	12/31/2026

Vacant Space		0	0.0%

Collateral Total		4,170	100.0%		$1,052,270	100.0%

(1)	The retail tenants are measured in square footage while the parking tenant is measured in spaces.

(2)	% of NRSF does not include the parking tenant, while % of Total Annual U/W Base Rent does include the parking tenant.

(3)	Annual U/W Base Rent excludes $41,405 of tenant reimbursements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

350 EAST 52ND STREET

The following table presents historical occupancy percentages at the 350 East 52nd Street Property:

Historical Occupancy

6/30/2014(1)(2)	6/30/2015(1)(2)	6/30/2016(1)(2)	6/30/2017(1)(2)	6/1/2018(2)(3)
97.0%	96.0%	95.0%	97.0%	97.1%

(1)	Information obtained from the borrower.

(2)	Occupancy shown above represents the multifamily component of the 350 East 52nd Street Property.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 350 East 52nd Street Property:

Cash Flow Analysis

	2014	2015	2016	2017	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$3,875,106	$3,984,758	$4,152,387	$4,080,934	$4,555,219(1)	84.5%	$33,250
Grossed Up Vacant Space	0	0	0	0	118,567(2)	2.2	865
Parking and Retail Income	908,792	1,087,928	952,268	1,014,427	1,052,270	19.5	7,681
Commercial Reimbursements	99,726	66,196	70,065	56,965	41,405	0.8	302
Other Income(3)	19,737	16,994	15,941	26,636	26,636	0.5	194
Less Vacancy & Credit Loss	0	0	0	0	(405,587)(4)	(7.5)	(2,960)

Effective Gross Income	$4,903,361	$5,155,876	$5,190,661	$5,178,962	$5,388,510	100.0%	$39,332

Total Operating Expenses	$2,598,231	$2,511,603	$2,750,536	$2,757,942	$2,860,808	53.1%	$20,882

Net Operating Income	$2,305,130	$2,644,273	$2,440,125	$2,421,020	$2,527,702	46.9%	$18,450
Capital Expenditures	0	0	0	0	46,169	0.9	337
TI/LC	0	0	0	0	0	0.0	0
Net Cash Flow	$2,305,130	$2,644,273	$2,440,125	$2,421,020	$2,481,533	46.1%	$18,113

NOI DSCR	1.42x	1.63x	1.51x	1.49x	1.56x
NCF DSCR	1.42x	1.63x	1.51x	1.49x	1.53x
NOI DY	7.2%	8.2%	7.6%	7.5%	7.9%
NCF DY	7.2%	8.2%	7.6%	7.5%	7.7%

(1)	74 of the 137 units are rent stabilized. Based on an independent third party analysis, it was concluded that 30 units have legal rents lower than contractual rents totaling a difference equal to $172,233 per year. Underwritten base rent was underwritten to leases in place as of June 1, 2018.

(2)	Grossed Up Vacant Space is inclusive of $51,965 for two management units.

(3)	Other income includes non-sufficient funds, other miscellaneous income and water reimbursements.

(4)	The 350 East 52nd Street Property was 97.1% occupied as of June 1, 2018. The underwritten economic vacancy of 7.0% was determined to account for the $172,233 of rental rent loss due to concluded legal rents for 30 units and $115,500 for four non-paying units.

Appraisal. As of the appraisal valuation date of June 19, 2018, the 350 East 52nd Street Property had an “as-is” appraised value of $62,900,000.

Environmental Matters. According to a Phase I environmental site assessment dated April 9, 2018, there was no evidence of any recognized environmental conditions at the 350 East 52nd Street Property.

Market Overview and Competition. The 350 East 52nd Street Property is located in the Turtle Bay area of Manhattan, New York City, New York. The borough of Manhattan forms the central financial core of the city and is the economic growth engine for the Greater New York region, with two of the world’s largest stock exchanges by total market capitalization, the New York Stock Exchange and NASDAQ, and 52 Fortune 500 companies. It is also a world-renowned center of culture, entertainment and shopping, containing hundreds of museums, art galleries, restaurants and retail stores.

The 350 East 52nd Street Property is located in the neighborhood of Turtle Bay, which is part of Midtown East. Midtown East is predominated by mid- and high-rise office buildings and residential buildings. The Turtle Bay neighborhood is conveniently near employment and retail centers, including the United Nations (0.4 miles away). Midtown East is home to many of Manhattan’s office buildings, numerous Fortune 500 firms and many hotels. Commercial buildings in the area include the Citicorp Center (0.4 miles away) and the Chrysler Building (1.0 miles away). Grand Central Station is located 0.8 miles from the 350 East 52nd Street Property, which allows access to Metro North, the second busiest commuter rail in the United States and to numerous subway lines according to the appraisal. The 6 subway line is located four blocks southwest at 51st Street and Lexington Avenue and the E and M subway lines are located 3 blocks northwest at 53rd Street and 3rd Avenue.

New York City is home to more than eight million people in over three million households. Manhattan has 1.7 million residents at 49,100 residents per square mile, making it one of the most densely populated residential areas in the nation. Manhattan is considered the most affluent borough of New York City with a 2018 estimated average household income of $143,098. Nearly all of Manhattan’s zip codes below 96th Street (the 350 East 52nd Street Property is on 52nd Street) have household incomes well above the national median. According to the appraisal, the 350 East 52nd Street Property is located in the Metro New York City multifamily market and the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

350 EAST 52ND STREET

Midtown East submarket. As of the fourth quarter of 2017, the Metro New York City market had a vacancy rate of 5.5% and is projected to remain at or below 6.5% through 2022. Similarly, the Midtown East submarket had a vacancy rate of 4.1% as of the fourth quarter of 2017 and is projected to stay at or below 4.5% through 2022. The average rental rate for the Midtown East submarket is $4,564 per month. Asking rent growth for the market and submarket is expected to grow 2.3% and 2.7% respectively, according to the appraisal’s five-year forecast.

The following table presents certain information relating to comparable multifamily properties for the 350 East 52nd Street Property:

Comparable Sales

	350 East 52nd Street (Subject)	420 East 80th Street(1)	321 East 22nd Street(1)	312-316 East 30th Street(1)	462 2nd Avenue(1)	1731-1735 York Avenue(1)
Location	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY
Distance to Subject	--	1.5 miles	1.8 miles	1.4 miles	1.5 miles	2.1 miles
Property Type	High Rise	High Rise	Mid Rise	High Rise	High Rise	High Rise
Year Built/Renovated	1962/NAP	1961/NAP	1968/NAP	1986/NAP	1975/NAP	1986/NAP
Number of Units	137	155	118	66	894	265
Sale Price	$62,900,000(2)	$86,000,000	$60,928,000	$52,000,000	$620,000,000	$139,600,000
Price per unit	$459,124	$554,839	$516,339	$787,879	$693,512	$526,792
Net operating income	$2,527,702(3)	$2,734,800	$2,498,048	$1,705,600	$23,870,000	NAV(4)
NOI per unit	$18,450	$17,644	$21,170	$25,842	$26,700	NAV(4)
Retail/Office Space (Sq. Ft.)	4,170	0	1,500	9,257	24,871	NAV(4)
Occupancy	97.1%(3)	97.0%	NAV(5)	92.4%	NAV(5)	98.0%

(1)	Information obtained from appraisal.

(2)	The sale price for the 350 East 52nd Street Property represents the appraised value of $62,900,000.

(3)	Information obtained from the underwritten rent roll.

(4)	The 1731-1735 York Avenue property did not report mixed usage of the property or net operating income.

(5)	Occupancy information was not available for the 321 East 22nd Street and 462 2nd Avenue properties.

The Borrower. The borrower for the 350 East 52nd Street Mortgage Loan is Eastgate Whitehouse LLC, a Delaware limited liability company and a special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 350 East 52nd Street Mortgage Loan. William W. Koeppel is the guarantor of certain nonrecourse carveouts under the 350 East 52nd Street Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is William W. Koeppel. William W. Koeppel has more than forty years’ experience in residential and commercial real estate in the New York City area. William W. Koeppel is currently the principal of Koeppel and Koeppel Realty Management where he is involved in the daily operation of the 350 East 52nd Street Property and another six-story apartment building in Brooklyn, New York. There is ongoing litigation relating to historical benefits of a J-51 tax abatement program that the 350 East 52nd Street Property had benefited from through 2014. See “Description of the Mortgage Pool – Mortgage Pool Characteristics - Litigation and Other Considerations” in the Preliminary Prospectus.

Escrows. The 350 East 52nd Street Mortgage Loan documents provide for upfront reserves in the amount of $267,429 for real estate taxes, $108,822 for insurance premiums, $700,000 for a J-51 litigation reserve, $375,000 for a ground rent reserve (representing the amount of ground rent payable during the term of the 350 East 52nd Street Mortgage Loan) and $30,250 for deferred maintenance.

The 350 East 52nd Street Mortgage Loan documents require monthly deposits for (a) real estate taxes in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable during the next ensuing twelve months, initially $133,715, (b) one-twelfth of an amount which would be sufficient to pay the insurance premiums payable during the next ensuing twelve months, initially $9,069, and (c) replacement reserves in an amount equal to $3,847.

Lockbox and Cash Management. The 350 East 52nd Street Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower was required at origination to deliver letters to commercial tenants at the 350 East 52nd Street Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or manager are required to be deposited in the lockbox account within two business days following receipt. During the occurrence and continuance of a Triggering Event (as defined below), all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed immediately preceding each payment date in accordance with the loan documents, with all excess cash flow to be deposited during a Low DSCR Period (as defined below) to an excess cash reserve to be held as additional security for the 350 East 52nd Street Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

350 EAST 52ND STREET

A “Triggering Event” will commence upon the earlier of the following:

(i)	an event of default under the 350 East 52nd Street Mortgage Loan; or

(ii)	the debt service coverage ratio falling below 1.20x (during the continuance of such Triggering Event, a “Low DSCR Period”).

A Triggering Event will end:

(a)	with regard to clause (i) above, upon the cure of such event of default; and

(b)	with regard to clause (ii) above, upon the date that the debt service coverage ratio is at least 1.25x based on the 350 East 52nd Street Mortgage Loan for two consecutive calendar quarters.

Property Management. The 350 East 52nd Street Property is managed by an affiliate of the borrower.

Assumption. The borrower has, at any time, the one-time right to transfer the 350 East 52nd Street Property, provided that certain conditions are satisfied, including that: (i) no event of default has occurred and is continuing, (ii) the borrower has provided the lender with 60 days’ prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the 350 East 52nd Street Mortgage Loan documents, (iv) the transfer will comply with all terms and conditions set forth in the ground lease and (v) the lender has received confirmation from KBRA, Fitch and Moody’s that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2018-C46 certificates.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. The 350 East 52nd Street Property is subject to a ground lease with 939 First Avenue LLC. The ground lease at the 350 East 52nd Street Property has an initial expiration date in June 2031 with an option to renew through to June 2055, exercisable by the borrower if the borrower is not then in default under the ground lease, by written notice delivered between December 2030 and March 2031. The borrower is currently obligated to pay annual ground rent of $37,500 through June 2031 and $40,000 thereafter through June 2055. At the origination of the 350 East 52nd Street Mortgage Loan, $375,000 was reserved for ground rent payable during the term of the 350 East 52nd Street Mortgage Loan. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

Terrorism Insurance. The 350 East 52nd Street Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 350 East 52nd Street Property. The loan documents also require business interruption insurance covering no less than an amount equal to 100% of the projected gross income from the 350 East 52nd Street Property on an actual loss sustained basis for a 18-month period following the occurrence of a casualty event, followed by a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 (THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONSTITUTION PLAZA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONSTITUTION PLAZA

Constitution Plaza
1, 10, 100, 248, 250 & 260 Constitution Plaza
Hartford, CT 06103
North Meadows
Bradley Intl. Airport 11 miles
Riverside Park
Riverfront Boathouse
Connecticut River
XFINITY Theatre
East Hartford
UConn Health
Connecticut Blvd.
Yankee Expwy
Founders Bridge
Downtown
Asylum Hill
Liam E. McGee Park
Hartford Stage
XL Center
Capital Community College
Old State House
1 American Row
City Place I
Theater Works
Bushnell Park
Connecticut State Capitol
Wadsworth Athenaeum Museum of Art
Plaza Building
Connecticut Science Center
Conn. Convention Center
Whitehead Hwy
Legislative Office Building
Bushnell Ctr. for the Performing Arts
Hartford City Hall
Computer Sciences Corporation
Frog Hollow
HARTFORD
Sheldon Charter Oak
MOUNT ZION CEMETERY
Connecticut Children's Medical Center
Hartford Hospital
The Theatre of the Performing Arts
Colt Park
Hartford Baseball Grounds at Colt Meadows
Wilbur Cross Hwy
HARTFORD COUNTY
Trinity College
Trinity College Library
Ferris Athletic Center
South End
South Meadows
Hartford-Brainard Airport

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Constitution Plaza

Loan Information				Property Information
Mortgage Loan Seller:	BSPRT CMBS Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$25,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$24,932,921			Location:	Hartford, CT
% of Initial Pool Balance:	3.6%			Size:	659,315 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$83.20
Borrower Name:	Constitution Plaza Holding LLC			Year Built/Renovated:	1962/2004
Borrower Sponsor:	Aaron Berger			Title Vesting:	Fee
Mortgage Rate:	5.9900%			Property Manager:	Jones Lang LaSalle Americas, Inc.
Note Date:	April 18, 2018			4th Most Recent Occupancy (As of):	82.7% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	79.6% (12/31/2015)
Maturity Date:	May 6, 2023			2nd Most Recent Occupancy (As of):	79.1% (12/31/2016)
IO Period:	0 months			Most Recent Occupancy (As of):	79.1% (12/31/2017)
Loan Term (Original):	60 months			Current Occupancy (As of):	81.3% (5/1/2018)
Seasoning:	3 months
Amortization Term (Original):	357 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(5):	$6,668,231 (12/31/2015)
Call Protection:	L(27),D(29),O(4)			3rd Most Recent NOI (As of)(5):	$6,898,989 (12/31/2016)
Lockbox Type(2):	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(5):	$5,072,276 (12/31/2017)
Additional Debt(1)(3):	Yes			Most Recent NOI (As of)(5):	$5,362,670 (TTM 5/31/2018)
Additional Debt Type(1)(3):	Pari Passu; Mezzanine
				U/W Revenues:	$15,406,027
				U/W Expenses:	$8,714,612
				U/W NOI:	$6,691,416
Escrows and Reserves(4):				U/W NCF:	$5,808,530
				U/W NOI DSCR(1)(3):	1.69x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1)(3):	1.47x
Taxes	$927,676	$309,225	NAP	U/W NOI Debt Yield(1)(3):	12.2%
Insurance	$0	$19,223	NAP	U/W NCF Debt Yield(1)(3):	10.6%
TI/LC Reserve	$0	$68,679	NAP	As-Is Appraised Value:	$94,400,000
Replacement Reserve	$0	$10,989	NAP	As-Is Appraisal Valuation Date:	February 1, 2018
Deferred Maintenance	$152,500	$0	NAP	Cut-off Date LTV Ratio(1)(3):	58.1%
Landlord Obligations Reserve	$2,528,403	$0	NAP	LTV Ratio at Maturity(1)(3):	54.4%
Gap/Free Rent Reserve	$1,299,539	$0	NAP
Hartford BID Reserve	$41,760	Springing	NAP

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Constitution Plaza Whole Loan (as defined below).

(2)	As of the Cut-off Date, the Constitution Plaza Whole Loan is in a cash flow sweep and all excess cash flow will be collected until (i) an additional $750,000 has been deposited into the landlord obligations account and (ii) $325,000 has been paid to MSCO Real Estate Advisors LLC. As of the Cut-off Date, (ii) has been satisfied under the Constitution Plaza Whole Loan documents.

(3)	See “Subordinate and Mezzanine Indebtedness” section. All statistical information related to the balance per square foot, loan-to-value ratios, debt service coverage ratios, and debt yields are based solely on the Constitution Plaza Whole Loan. As of the Cut-off Date, the U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the Constitution Plaza Total Debt are 1.33x, 1.16x, 10.3%, 9.0%, 68.7%, and 65.0%.

(4)	See “Escrows” section.

(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Constitution Plaza Mortgage Loan”) is part of a whole loan (the “Constitution Plaza Whole Loan”) evidenced by three pari passu notes secured by a first mortgage encumbering the fee interest in a 659,315 SF office complex comprised of six office buildings and two parking structures located in Hartford, Connecticut (the “Constitution Plaza Property”). The Constitution Plaza Whole Loan was originated on April 18, 2018 by BSPRT CMBS Finance, LLC. The Constitution Plaza Whole Loan had an original principal balance of $55,000,000, has an outstanding principal balance as of the Cut-off Date of $54,852,426.50, and accrues interest at a rate of 5.9900% per annum. The Constitution Plaza Whole Loan had an initial term of 60 months, has a remaining term of 57 months as of the Cut-off Date and requires payments of both principal and interest on a fixed amortization schedule throughout the loan term. The Constitution Plaza Mortgage Loan matures on May 6, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONSTITUTION PLAZA

Notes A-2 and A-3, which will be contributed to the WFCM 2018-C46 securitization trust, have original principal balances of $20,000,000 and $5,000,000, respectively, and Cut-off Date principal balances of $19,946,337 and $4,986,584, respectively. The controlling Note A-1 had an original principal balance of $30,000,000, a Cut-off Date balance of $29,919,505 and was contributed to the JPMDB 2018-C8 securitization trust. See “Description of the Mortgage Pool – The Whole Loans – The Non-Serviced Peri Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$30,000,000	JPMDB 2018-C8	Yes
A-2	$20,000,000	WFCM 2018-C46	No
A-3	$5,000,000	WFCM 2018-C46	No
Total	$55,000,000

Following the lockout period, on any date before February 6, 2023, the borrower has the right to defease the Constitution Plaza Whole Loan in whole, but not in part. In addition, the Constitution Plaza Whole Loan is prepayable without penalty on or after February 6, 2023. The lockout period will expire on September 6, 2020. The assumed lockout period of 27 payments is based on the closing date of this transaction in August 2018.

Sources and Uses

Sources			Uses
Original whole loan amount	$55,000,000	83.1%	Loan payoff	$57,218,691	86.4%
Mezzanine debt	10,000,000	15.1	Reserves	4,949,877	7.5
Sponsor equity	1,189,584	1.8	Closing costs(1)	4,021,016	6.1
Total Sources	$66,189,584	100.0%	Total Uses	$66,189,584	100.0%

(1)	The City of Hartford executed an 11-year lease extension retroactively effective as of July 1, 2017. Prior to execution of the lease extension, the City of Hartford had been paying holdover rent. Under the lease extension, The City of Hartford received eight months of free rent, totaling approximately $2.2 million. At origination, approximately $2.2 million was remitted to the City of Hartford in connection with the reimbursement of free rent payments. This payment to the City of Hartford is included in the calculation of closing costs.

The Property. The Constitution Plaza Property is a 659,315 SF office complex comprised of two Class A and four Class B office buildings and two parking garages, located in downtown Hartford, Connecticut. The office buildings at the Constitution Plaza Property were constructed between 1962 and 1963 and were renovated at various times between 1985 and 2004. The office buildings range in size from single-story to 20-stories in height. The Constitution Plaza Property features institutional quality office space, large conference rooms and lobbies, and window-to-window views of the Connecticut River and the city of Hartford’s high-rise buildings. Office buildings within the complex are situated around a northern and a southern common area plaza, which are connected via a pedestrian bridge and offer landscaped gardens, artistic sculptures, fountains, and outdoor seating. In addition to office space, the Constitution Plaza Property provides the largest parking structure offered by any office building in Hartford through its four- and five-story enclosed parking garages, which collectively provide 1,634 underground parking spaces (approximately 2.5 spaces per 1,000 SF). The previous lender foreclosed upon the property in 2012. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Constitution Plaza Property benefits from frontage along State Street, Main Street, and Market Street and is highly accessible via a range of transportation options, including Connecticut Transit and Amtrak for local and commuter bus and train services as well as immediate access to Interstate 84 and Interstate 91, two of Connecticut’s major arteries. Amenities within the immediate area of the Constitution Plaza Property include numerous shops, restaurants, hotels and other attractions such as the XL Center, a multi-purpose arena and convention center, and the State Convention Center. Additionally, Bradley International Airport is a fifteen-minute drive from the Constitution Plaza Property.

As of May 1, 2018, the Constitution Plaza Property was 81.3% leased. The largest tenant XL America, Inc (“XL America”) occupies approximately 19.1% of net rentable area and accounts for approximately 23.8% of underwritten base rent at the Constitution Plaza Property pursuant to a lease ending in December 2027. XL America is a wholly owned subsidiary of XL Group, which offers insurance and reinsurance coverage services. As of year-end 2017, XL Group employed 7,000 employees in 100 offices across 20 countries. XL America has expanded eight times at the Constitution Plaza Property since initially taking occupancy in May 2005, more than tripling its initial leased space of 38,095 square feet. The second largest tenant Shipman & Goodwin, LLP (“Shipman & Goodwin”) occupies approximately 16.7% of net rentable area and accounts for approximately 20.6% of underwritten base rent at the Constitution Plaza Property pursuant to a lease ending in July 2026. Shipman & Goodwin was founded in 1919 and provides award-winning law services to regional, national and international clients in a variety of fields. Shipman & Goodwin has an option to terminate its lease on one full floor of the Constitution Plaza Property. Shipman & Goodwin has been a tenant at the Constitution Plaza Property since 2003. The third largest tenant UCONN School of Business occupies approximately 9.6% of net rentable area and accounts for approximately 12.1% of underwritten base rent at the Constitution Plaza Property pursuant to a lease ending in June 2027. Founded in 1941, the UCONN School of Business has evolved into one of the most comprehensive business schools in the nation, offering academic programs at the bachelor’s, master’s and doctorate levels in a variety of disciplines, such as accounting, management, marketing, and operations. The UCONN School of Business initially took occupancy at the Constitution Plaza Property in 2004 and has expanded its leased space from 39,081 square feet to 63,241 square feet. Other prominent tenants at the Constitution Plaza Property include The City of Hartford, the State of Connecticut Department of Banking, Black & Decker and Trinity College.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONSTITUTION PLAZA

The following table presents certain information relating to the tenancies at the Constitution Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
XL America, Inc	NR/NR/A-	126,183	19.1%	$22.22	$2,804,257	23.8%	12/31/2027
Shipman & Goodwin, LLP	NR/NR/NR	110,145	16.7%	$22.00	$2,423,158	20.6%	7/31/2026(2)
UCONN School of Business	A/A1/AA-	63,241	9.6%	$22.50	$1,422,923	12.1%	6/30/2027
The City of Hartford	NR/B2/BB+	47,954	7.3%	$19.50	$935,103	7.9%	6/30/2028(3)
State of Connecticut Department of Banking	A+/A1/A	30,144	4.6%	$24.53	$739,576	6.3%	12/31/2020(4)
Black & Decker	A-/Baa1/A	23,051	3.5%	$22.00	$507,122	4.3%	4/30/2024
Trinity College	NR/NR/NR	20,955	3.2%	$21.71	$455,032	3.9%	12/31/2032(5)
University of Connecticut	A/A1/AA-	14,178	2.2%	$24.59	$348,677	3.0%	8/31/2022
BL Companies (Equipower Sublease)	NR/NR/NR	12,108	1.8%	$15.50	$187,674	1.6%	1/31/2021
Morrison Mahoney, LLP	NR/NR/NR	11,900	1.8%	$20.45	$243,400	2.1%	4/30/2019
Total Major Tenants		459,859	69.7%	$21.89	$10,066,921	85.4%

Non-Major Tenants		76,468	11.6%	$22.42	$1,714,485	14.6%

Occupied Collateral Total		536,327	81.3%	$21.97	$11,781,405	100.0%

Vacant Space		122,988	18.7%

Collateral Total		659,315	100.0%

(1)	Certain ratings provided are for the parent company of the tenant regardless of whether or not the parent company guarantees the lease.

(2)	Shipman & Goodwin, LLP has an option to terminate its lease on one full floor of the Constitution Plaza Property, representing 10,977 square feet.

(3)	The City of Hartford may cancel its lease, effective on the last business day of any month after February 28, 2023 provided that (i) 12 months’ notice is provided prior to the cancellation date and (ii) the tenant has elected to relocate to a property owned by itself and has relocated to such property.

(4)	The State of Connecticut Department of Banking may terminate its lease after the third anniversary of its lease term, January 1, 2019, in the event that space becomes available in a state-owned facility and the tenant moves into a State of Connecticut owned facility. Any such termination will require notice at least 180 days in advance of the lease termination date.

(5)	Trinity College has not yet taken occupancy of its space in the 1 Constitution Plaza building. The lease commenced on April 16, 2018 and Trinity College will receive free rent on the space until three years after the lease commencement date; free rent in connection with the Trinity College lease was reserved at origination.

The following table presents certain information relating to the lease rollover schedule at the Constitution Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	4	3,650	0.6%	3,650	0.6%	$46,680	0.4%	$12.79
2018	2	5,317	0.8%	8,967	1.4%	$103,025	0.9%	$19.38
2019	4	27,720	4.2%	36,687	5.6%	$613,849	5.2%	$22.14
2020	2	40,421	6.1%	77,108	11.7%	$1,011,917	8.6%	$25.03
2021	5	26,206	4.0%	103,314	15.7%	$525,050	4.5%	$20.04
2022	6	39,211	5.9%	142,525	21.6%	$900,290	7.6%	$22.96
2023	1	2,273	0.3%	144,798	22.0%	$33,000	0.3%	$14.52
2024	1	23,051	3.5%	167,849	25.5%	$507,122	4.3%	$22.00
2025	0	0	0.0%	167,849	25.5%	$0	0.0%	$0.00
2026	1	110,145	16.7%	277,994	42.2%	$2,423,158	20.6%	$22.00
2027	2	189,424	28.7%	467,418	70.9%	$4,227,179	35.9%	$22.32
2028	1	47,954	7.3%	515,372	78.2%	$935,103	7.9%	$19.50
Thereafter	1	20,955	3.2%	536,327	81.3%	$455,032	3.9%	$21.71
Vacant	0	122,988	18.7%	659,315	100.0%	$0	0.0%	$0.00
Total/Weighted Average	30	659,315	100.0%			$11,781,405	100.0%	$21.97

(1)	Information obtained from the underwritten rent roll dated May 1, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONSTITUTION PLAZA

The following table presents historical occupancy percentages at the Constitution Plaza Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	5/1/2018(2)
82.7%	79.6%	79.1%	79.1%	81.3%

(1)	Information obtained from the borrower sponsor.

(2)	Information obtained from the underwritten rent roll, dated May 1, 2018.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Constitution Plaza Property:

Cash Flow Analysis

	2015	2016	2017	TTM 5/31/2018	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$11,562,467	$11,068,017	$9,549,631	$9,439,653	$13,608,033	88.3%	$20.64
Straight Line Rent	0	0	0	0	37,846	0.2	0.06
Vacant Recoveries	0	0	0	0	165,963	1.1	0.25
Total Reimbursables	1,168,576	1,270,607	804,472	1,338,808	723,732	4.7	1.10
Other Income(2)	2,808,496	2,789,907	2,960,714	2,863,045	2,863,045	18.6	4.34
Less Vacancy & Credit Loss(3)	0	0	0	0	(1,992,591)	(12.9)	(3.02)
Effective Gross Income	$15,539,538	$15,128,531	$13,314,816	$13,641,507	$15,406,027	100.0%	$23.37

Total Operating Expenses	$8,871,307	$8,229,542	$8,242,540	$8,278,837	$8,714,612	56.6%	$13.22

Net Operating Income	$6,668,231	$6,898,989	$5,072,276	$5,362,670	$6,691,416	43.4%	$10.15
TI/LC	705,467	705,467	705,467	705,467	705,467	4.6	1.07
Hartford BID Payments	45,556	45,556	45,556	45,556	45,556	0.3	0.07
Capital Expenditures	131,863	131,863	131,863	131,863	131,863	0.9	0.20
Net Cash Flow	$5,785,345	$6,016,102	$4,189,390	$4,479,784	$5,808,530	37.7%	$8.81

NOI DSCR(4)	1.68x	1.74x	1.28x	1.35x	1.69x
NCF DSCR(4)	1.46x	1.52x	1.06x	1.13x	1.47x
NOI DY(4)	12.2%	12.6%	9.2%	9.8%	12.2%
NCF DY(4)	10.5%	11.0%	7.6%	8.2%	10.6%

(1)	U/W Base Rent is based on the rent roll as of May 1, 2018, and includes contractual rent steps through March 1, 2019.

(2)	Other income at the Constitution Plaza Property is primarily comprised of garage/parking revenue and miscellaneous tenant services.

(3)	U/W Occupancy at the Constitution Plaza Property is 86.3%. As of May 1, 2018, in-place physical occupancy at the Constitution Plaza was 81.3%

(4)	The debt service coverage ratios and debt yields are based on the Constitution Plaza Whole Loan.

Appraisal. As of the appraisal valuation date of February 1, 2018, the Constitution Plaza Property had an “as-is” appraised value of $94,400,000.

Environmental Matters. According to the Phase I environmental site assessment dated February 5, 2018, there are no recognized environmental conditions at the Constitution Plaza Property.

Market Overview and Competition. The Constitution Plaza Property is located in the Hartford-West Hartford-East Hartford metropolitan statistical area (“Hartford MSA”) of Hartford, Connecticut. The city of Hartford is nicknamed “The Insurance Capital of the World,” as it houses many of the world’s largest insurance companies, including Aetna, MassMutual and United Health. The Hartford MSA is home to several universities, including Trinity College and the University of Connecticut, both of which are tenants at the Constitution Plaza Property, the University of Hartford, Hartford Seminary and Capital Community College. The Hartford metropolitan area is ranked second nationally per capita in economic activity. Top employers in the area include United Technologies, Hartford Financial Services Group, Aetna, St. Paul Travelers and Hartford Hospital.

In June 2017, Hartford and East Hartford won grants under the State of Connecticut’s new Innovation Places program, which will provide up to $2 million in grants to promote and develop start-up and technology firms in the city. The first project of the Innovation Places program was Hartford InsurTech Hub, a business accelerator which will partner with local insurance companies to develop new technologies for their operations. It is expected that similar future projects will be established through the Innovation Places program.

Projects near the Constitution Plaza Property include the University of Connecticut’s new downtown Hartford campus and urban quad, which opened in September 2017 and has brought 2,500 graduate and undergraduate students and 250 faculty members to the Hartford central business district, which is anticipated to further integrate the University of Connecticut’s space at the property. Additionally, Trinity College has announced their new “Liberal Arts Action Lab” at their space at the property and Black & Decker announced it will open its new advanced manufacturing training center for start-up business and new technologies at the Constitution Plaza Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONSTITUTION PLAZA

According to Costar, as of 2017, the city of Hartford office market contained approximately 23.2 million square feet of office space with an overall vacancy rate of 7.6% and an average asking rent of $21.12 per square foot. Since 2013, vacancy has decreased by 4.8% and asking rents have increased by 6.9%. According to the appraisal, the 2017 population within a one-, three- and five- mile radius of the Constitution Plaza Property was 13,307, 149,637 and 274,658, respectively. The 2017 average household income in a one-, three- and five- mile radius was $53,331, $53,313, and $75,375, respectively

The following tables present certain information relating to comparable leases for the Constitution Plaza Property:

Comparable Leases(1)

Property Name/ Location	Year Built	Stories	Total Office GLA (SF)	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
21 Oak Street 21 Oak Street Hartford, CT	1990	7	119,700	Confidential	Jan. 2018 / 5.0 Yrs.	6,000	$21.00	Modified Gross

City Place II 185 Asylum Street Hartford, CT	1989	18	320,381	Guilford Specialty Group	March 2018 / 7.0 Yrs.	17,052	$21.50	Modified Gross

One Financial Plaza 755 Main Street Hartford, CT	1974/2002	26	609,000	Conning	Nov. 2017 / 10.0 Yrs.	47,279	$25.00	Modified Gross

Goodwin Square 225 Asylum Street Hartford, CT	1989	30	336,336	United Bank	July 2017 / 15.0 Yrs	68,768	$22.00	Modified Gross

Prudential Building 280 Trumbull Street Hartford, CT	1984	29	700,000	Maximus	June 2016 / 1.0 Yrs	4,492	$21.00	Modified Gross

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Constitution Plaza Holding LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Constitution Plaza Whole Loan. Aaron Berger is the guarantor of certain nonrecourse carveouts under the Constitution Plaza Whole Loan.

The Borrower Sponsor. The borrower sponsor is Aaron Berger, a private commercial real estate investor. Currently, Aaron Berger’s real estate portfolio is comprised of approximately 2.3 million SF of predominantly commercial and residential properties in the New York metro area.

Escrows. The Constitution Plaza Whole Loan documents provide for upfront escrows in the amount of $927,676 for real estate taxes and $152,500 for immediate repairs, representing 125% of the engineer’s identified immediate repairs. At origination, $2,528,403 was deposited into the landlord obligations reserve in connection with TI/LC obligations owed to Black & Decker, Hartford Financial, and the City of Hartford; $1,299,539 was deposited at origination into the free rent reserve for gap rent and rent abatements related to the Trinity College and Black & Decker leases, and $41,760 was deposited at origination into the Hartford BID reserve, in connection with payments to be made to the Hartford Business Improvement District under the City of Hartford lease.

The Constitution Plaza Whole Loan documents provide for monthly deposits of $309,225 for real estate taxes, $19,223 for insurance premiums, $10,989 for capital expenditures; and $68,679 for general TI/LC. On each monthly payment date beginning in June 2018 through the payment date in June 2022, $3,797 will be escrowed into the Hartford BID reserve for ongoing payments to the Hartford Business Improvement District. Monthly deposits to the Landlord Obligations Reserve will only be required until the aggregate amount deposited therein from excess cash equals $750,000.

Lockbox and Cash Management. The Constitution Plaza Whole Loan requires a lender-controlled lockbox account, which lockbox account is already in place. The borrower directs all tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account. Prior to the occurrence of Cash Sweep Period, all funds are required to be distributed to the borrower. During a Cash Sweep Period, all rents are required to be swept to a lender-controlled cash management account.

A “Cash Sweep Period” will commence upon the occurrence of (i) an event of default under the Constitution Plaza Whole Loan documents, (ii) the combined debt service coverage ratio (“DSCR”) falling below 1.10x on the Constitution Plaza Total Debt, (iii) the occurrence of a Specified Tenant Sweep Event (as defined below), or (iv) an event of default under the Constitution Plaza Mezzanine Loan documents.

A “Specified Tenant Sweep Event” will commence upon the occurrence of, among other conditions, (i) an event of default under a Specified Tenant (as defined below) lease, (ii) the Specified Tenant vacating, abandoning, or “going dark” at 50% or more of the space leased pursuant to the Specified Tenant lease, (iii) the bankruptcy or insolvency of a Specified Tenant, (iv) the termination of a Specified

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONSTITUTION PLAZA

Tenant lease, (v) the earlier of the date that is (x) 12 months prior to the scheduled expiration date of the Specified Tenant lease or (y) the date under the Specified Tenant lease by which notice of exercise of a renewal option must be provided, or (vi) a Specified Tenant is downgraded by two or more notches by a NRSRO.

A “Specified Tenant” means any of the following tenants Shipman & Goodwin, The City of Hartford, XL America, UConn School of Business, and any other tenant under a lease covering 10.0% or more of NRA and/or 10.0% or more of the total annual rental income.

A Cash Sweep Period will end, with respect to clause (i) upon the cure of such event of default with respect to clause (ii), upon the combined DSCR being 1.15x or greater for two calendar quarter on the Constitution Plaza Total Debt with respect to clause (iii), upon expiration of all Specified Tenant Sweep Events, and with respect to clause (iv), upon the cure of such event of default under the Constitution Plaza Mezzanine Loan documents.

As of the Cut-off Date, cash management at the Constitution Plaza Property is in place and all excess cash flow is be collected until (i) an additional $750,000 has been deposited into the landlord obligations reserve account and (ii) $325,000 has been paid to MSCO Real Estate Advisors, LLC. As of the Cut-off Date, (ii) has been satisfied under the Constitution Plaza Whole Loan documents.

Property Management. The Constitution Plaza Property is managed by Jones Lang LaSalle Americas, Inc. (“Jones Lang LaSalle”). Jones Lang LaSalle provides all leasing services at the Property and handles all administrative, engineering and day-to-day needs.

Assumption. The borrower has the right to transfer the Constitution Plaza Property, provided that certain other conditions are satisfied, including, but not limited to: (i) that no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) if requested by the lender, rating agency confirmation from Moody’s, Fitch and KBRA that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series WFCM 2018-C46 certificates and similar confirmations from each rating agency rating any securities backed by any of the Constitution Plaza Companion Loans with respect to the ratings of such securities; and (iv) the assumption of the Constitution Plaza Whole Loan is permitted pursuant to the terms of the Constitution Plaza Mezzanine Loan (as defined below) documents, or if such the mezzanine lender does not approve of the transfer, the Constitution Plaza Mezzanine Loan will be repaid in accordance with the terms of the Constitution Plaza Mezzanine Loan documents.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. BSPRT CMBS Finance, LLC originated a $10,000,000 million mezzanine loan (the “Constitution Plaza Mezzanine Loan”) to Constitution Plaza Mezz LLC, which owns 100% of the limited liability company interest in, and controls, Constitution Plaza Holding LLC, the mortgage borrower of the Constitution Plaza Whole Loan. Collectively, the Constitution Plaza Whole Loan and the Constitution Plaza Mezzanine Loan are referred to herein as the “Constitution Plaza Total Debt”. The Constitution Plaza Mezzanine loan requires payments of interest-only at an interest rate of 10.3450% per annum and is co-terminous with Constitution Plaza Whole Loan. The Cut-off Date LTV Ratio and NCF DSCR on the Constitution Plaza Total Debt is 68.7% and 1.16x, respectively.

Permitted Future Indebtedness. The Constitution Plaza Whole Loan documents permit the borrower to obtain additional mezzanine financing only if (i) the debt is obtained in connection with a transfer of the Property and the assumption of the Constitution Plaza Whole Loan, (ii) the mezzanine lender does not approve of such transfer and related assumption under the Constitution Plaza Mezzanine Loan documents and (iii) the Constitution Plaza Mezzanine Loan will be fully repaid in accordance with the terms of the Constitution Plaza Whole Loan documents. The replacement mezzanine financing must satisfy, among others, the following conditions: (i) no event of default has occurred or is continuing, (ii) after giving effect to the permitted mezzanine loan, (a) the LTV will not be greater than 68.9%, and (b) DSCR shall not be less than 1.13x.

Ground Lease. None.

Terrorism Insurance. The Constitution Plaza Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Constitution Plaza Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOMERSET FINANCIAL CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOMERSET FINANCIAL CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOMERSET FINANCIAL CENTER

Somerset Financial Center
1405 and 1425 U.S. Route 206
Bedminster, NJ 07921
Morristown
Mendham
New Vernon
Bernardsville
Basking Ridge
Far Hills
Lyons
Bedminster Township
Lamington
Bernards
Berkeley Heights
Watchung
Warren
Branchburg Township
Bridgewater
North Plainfield
Plainfield
Dunellen
Somerville
Raritan
North Branch
Middlesex
Bound Brook
Manville
Piscataway
Somerset
MORRISTOWN NATL. HISTORICAL PARK
Great Swamp National Wildlife Refuge
Lord Stirling Park
MORRIS COUNTY
SOMERSET COUNTY
MIDDLESEX COUNTY
Matinas BioPharma
Amarin Pharma Inc.
Mallinckrodt Pharmaceuticals
Jacobus Vanderveer House
US Golf Association
VA New Jersey Health Care - Lyons Campus
Highland Village Center
Mindtree
Virgin Mobile, Roka Bioscience
EMC Corp., Bellerophon Therapeutics
Ipsen
Matheson
The Center for Contemporary Art
Verizon Lab
HCL America, Inc.
LifeCell Corp.
Sanofi-Aventis
Barnes & Noble College (Corporate Office)
Chubb Group of Insurance Companies
Citi Warren Complex
Somerset Airport
Raritan Valley Community College
Bridgewater Commons
Bridgewater Towne Center
Somerset Med. Ctr.
Central Jersey Regional Airport
Hillsborough Promenade
Solberg-Hunterdon Airport
Rutgers University
High Point Solutions Stadium
Newark Intl. Airport 17 miles
Washington's Headquarters Museum
Honeywell
Morristown Memorial Hospital
Wick Farm and Garden
Jockey Hollow Visitors Center
Verizon
GLADSTONE LINE
NJ TRANSIT
RARITAN VALLEY LINE
New York
New York City
Newark
Jersey City
Elizabeth
Paterson
Passaic
Yonkers
White Plains
New Brunswick
Trenton
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – Somerset Financial Center

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$24,000,000			Specific Property Type:	Single Tenant
Cut-off Date Principal Balance(1):	$24,000,000			Location:	Bedminster, NJ
% of Initial Pool Balance:	3.5%			Size:	230,000 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$182.61
Borrower Names:	SFC Owner LLC; Sutton SFC TIC LLC			Year Built/Renovated:	1998/2017
Sponsor:	Aryeh Z. Ginzberg aka Ari Zev Ginzberg; Harvey Rosenblatt; Leibel Lederman; AZAG LLC; CLL LLC; David Sutton			Title Vesting:	Fee
				Property Manager:	Blue Property Management LLC
				4th Most Recent Occupancy (As of)(3):	NAV
Mortgage Rate:	5.1200%			3rd Most Recent Occupancy (As of)(3):	NAV
Note Date:	July 25, 2018			2nd Most Recent Occupancy (As of)(3):	NAV
Anticipated Repayment Date:	NAP			Most Recent Occupancy (As of)(3):	NAV
Maturity Date:	August 6, 2028			Current Occupancy (As of):	100.0% (7/24/2018)
IO Period:	120 months
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon			4th Most Recent NOI (As of)(3):	NAV
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(3):	NAV
Call Protection:	L(24),D(92),O(4)			2nd Most Recent NOI (As of)(3):	NAV
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of)(3):	NAV
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$5,297,846
Escrows and Reserves(2):				U/W Expenses:	$1,321,680
				U/W NOI:	$3,976,166
Type:	Initial	Monthly	Cap (If Any)	U/W NCF:	$3,930,166
Taxes	$124,096	$39,395	NAP	U/W NOI DSCR(1):	1.82x
Insurance	$19,081	$3,635	NAP	U/W NCF DSCR(1):	1.80x
Replacement Reserve	$0	$3,833	$230,000	U/W NOI Debt Yield(1):	9.5%
TI/LC Reserve	$2,500,000	$0	NAP	U/W NCF Debt Yield(1):	9.4%
Deferred Maintenance	$30,475	$0	NAP	As-Is Appraised Value:	$65,000,000
Cash Collateral Funds	$0	Springing	NAP	As-Is Appraisal Valuation Date:	May 30, 2018
				Cut-off Date LTV Ratio(1):	64.6%
				LTV Ratio at Maturity or ARD(1):	64.6%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Somerset Financial Center Whole Loan (as defined below).

(2)	See “Escrows” section.

(3)	The borrower sponsors acquired the Somerset Financial Center Whole Loan in July 2018; as such, historical information is not available.

The Mortgage Loan. The mortgage loan (the “Somerset Financial Center Mortgage Loan”) is part of a whole loan (the “Somerset Financial Center Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $42,000,000, which are secured by a first priority fee mortgage encumbering an office property known as Somerset Financial Center (the “Somerset Financial Center Property”). Promissory Note A-1, with an original principal balance of $24,000,000 represents the Somerset Financial Center Mortgage Loan and will be included in the WFCM 2018-C46 Trust. Promissory Note A-2, in the aggregate original principal balance of $18,000,000 (“Somerset Financial Center Serviced Pari Passu Companion Loan”) is currently held by Rialto Mortgage Finance, LLC and will be contributed to one or more future securitizations. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOMERSET FINANCIAL CENTER

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$24,000,000	WFCM 2018-C46	Yes
A-2(1)	$18,000,000	Rialto Mortgage Finance, LLC	No
Total	$42,000,000
(1)	The A-2 note with an original balance of $18.0 million is expected to be contributed to a future transaction.

Following the lockout period, on any date before May 6, 2028, the borrower has the right to defease the Somerset Financial Center Whole Loan in whole, but not in part. In addition, the Somerset Financial Whole Loan is prepayable without penalty on or after May 6, 2028. The lockout period will expire two years after the closing date of the securitization that includes the last note to be securitized.

Sources and Uses

Sources			Uses
Original loan combination amount	$42,000,000	66.8%	Purchase price(1)	$57,937,619	92.2%
Borrower Equity	20,871,540	33.2	Closing costs	2,260,269	3.6
			Reserves	2,673,652	4.3

Total Sources	$62,871,540	100.0%	Total Uses	$62,871,540	100.0%
(1)	The purchase price was $62,500,000; however, the borrower received a credit of $4,562,381.

The Property. The Somerset Financial Center Property is a 230,000 SF office property comprised of two, three-story, interconnected Class A buildings, situated on an approximately 26.3-acre parcel and located in Bedminster, New Jersey, within Somerset County. The Somerset Financial Center Property was constructed in 1998 and renovated in 2017. The Somerset Financial Center Property underwent a complete building renovation in 2016 and 2017 totaling nearly $48 million ($209 PSF) with the seller contributing approximately $12 million ($52 PSF) and Mallinckrodt contributing approximately an additional $36 million ($157 PSF). Amenities at the Somerset Financial Center Property include a full-service cafeteria with indoor and outdoor seating, a café located in the lobby, kitchens with dining area on each floor, and a fitness center, which includes a yoga studio as well as locker rooms. The Somerset Financial Center Property also features conference centers, an auditorium, and training facilities. Parking at the Somerset Financial Center Property is provided by 1,032 parking spaces (approximately 150 spaces are located beneath the buildings’ subgrade garages), 4.5 spaces per 1,000 SF. As of July 24, 2018 the Somerset Financial Center Property was 100.0% leased, including the master lease. The seller of Somerset Financial Center Property, an affiliate of Related Companies, purchased the prior debt on the Somerset Financial Center Property in July 2016 at a discount, and foreclosed on the subject property soon thereafter. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The sole tenant at the Somerset Financial Center Property is Mallinckrodt. Founded in 1867, Mallinckrodt PLC (“Mallinckrodt”) is a specialty biopharmaceutical company with a market cap of approximately $1.5 billion and annual revenues of approximately $3.2 billion. Headquartered in Staines-Upon-Thames, United Kingdom, Mallinckrodt develops, manufactures, markets and distributes specialty pharmaceutical products and therapies. The company manages its business in two reportable segments: specialty brands, which includes branded medicine, and specialty generics, which includes specialty generic drugs. Mallinckrodt reported total net sales of approximately $3.2 billion in 2017 of the specialty brands, which is the division occupying the Somerset Financial Center Property. Mallinckrodt’s specialty brands segment markets and develops branded pharmaceutical products for autoimmune and rare diseases in specialty areas such as neurology, rheumatology, nephrology, pulmonology and ophthalmology, immunotherapy and neonatal respiratory critical care therapies, and analgesics. Mallinckrodt promotes its branded products directly to physicians in their offices, hospitals, and ambulatory surgical centers through a direct sales force of over 500 sales representatives. The company’s recent acquisition and disposition strategy has focused its portfolio on specialty medication for patients with severe and critical conditions. Malinckrodt has been a tenant at the Somerset Financial Center Property since 2017 under a lease that commenced February 1, 2017 and expires January 31, 2030, with two, five-year renewal options remaining and no termination options. Mallinckrodt has a right to expand into 39,000 SF of leased space located in Building B (the “Building B Expansion Space”), provided it exercises this option by December 31, 2019. If Mallinckrodt elects to expand its leased space, the Somerset Financial Center Borrower is required to provide $55 PSF in tenant improvements as well a leasing commission of 5.0% due to the broker. The tenant at the Somerset Financial Center Property has a right of first offer to purchase the Somerset Financial Center Property, which right of first offer does not apply to any conveyance (i) in connection with a foreclosure or (ii) by deed-in-lieu of foreclosure.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOMERSET FINANCIAL CENTER

The following table presents certain information relating to the tenancy at the Somerset Financial Center Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Mallinckrodt(3)	NR/Ba3/B+	191,000	83.0%	$18.50	$3,533,500	83.0%	1/31/2030
Master Lease(4)	NR/NR/NR	39,000	17.0%	$18.50	$721,500	17.0%	12/31/2021
Total Major Tenants		230,000	100.0%	$18.50	$4,255,000	100.0%

Non-Major Tenants		0	0.0%	$0.00	$0	0.0%

Occupied Total		230,000	100.0%	$18.50	$4,255,000	100.0%

Vacant Space		0	0.0%

Collateral Total		230,000	100.0%

(1)	Information is based on the underwritten rent roll dated July 24, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Mallinckrodt has two, 5-year renewal options remaining and the right to expand into the 39,000 SF expansion space in Building B, which must be exercised by December 31, 2019. If Mallinckrodt elect to expand they are entitled to $55.00 PSF in tenant improvements as well a leasing commission of 5.0% is due to the broker.

(4)	In connection with the sale of the Somerset Financial Center Property to the borrower, Related Real Estate Fund II, L.P., an investment fund sponsored by the Related Companies, guaranteed the obligations of RREF II Somerset ML LLC, an affiliate of the Related Companies, under a master lease with the borrower related to the currently unoccupied Building B Expansion Space (the “RREF Master Lease”) at a base rent of $18.00 SF with $0.50 SF annual increases. The term of the RREF Master Lease will end on the earlier of (i) December 31, 2021, or (ii) the date on which a termination event has occurred. A termination event will occur if (a) Mallinckrodt exercises its option to lease the premises or (b) a replacement tenant leases the entire premises. If the replacement tenant only leases a portion of the space, the RREF Master Lease will still apply to the remaining space.

The following table presents certain information relating to the lease rollover schedule at the Somerset Financial Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	39,000	17.0%	39,000	17.0%	$721,500	17.0%	$18.50
2022	0	0	0.0%	39,000	17.0%	$0	0.0%	$0.00
2023	0	0	0.0%	39,000	17.0%	$0	0.0%	$0.00
2024	0	0	0.0%	39,000	17.0%	$0	0.0%	$0.00
2025	0	0	0.0%	39,000	17.0%	$0	0.0%	$0.00
2026	0	0	0.0%	39,000	17.0%	$0	0.0%	$0.00
2027	0	0	0.0%	39,000	17.0%	$0	0.0%	$0.00
2028	0	0	0.0%	39,000	17.0%	$0	0.0%	$0.00
Thereafter	1	191,000	83.0%	230,000	100.0%	$3,533,500	83.0%	$18.50
Vacant	0	0	0.0%	230,000	100.0%	$0	0.0%	$0.00
Total/Weighted Average	2	230,000	100.0%			$4,255,000	100.0%	$18.50
(1)	Information obtained from the underwritten rent roll dated July 24, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOMERSET FINANCIAL CENTER

The following table presents historical occupancy percentages at the Somerset Center Financial Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	7/24/2018(2)
NAV	NAV	NAV	NAV	100.0%

(1)	The borrower sponsors acquired the Somerset Financial Center Property in July 2018; as such, historical operating performance is not available.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Somerset Financial Center Property:

Cash Flow Analysis(1)

	U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$4,255,000	(2)	80.3%	$18.50
Straight Line Rents	$0		0.0	0.00
Grossed Up Vacant Space	0		0.0	0.00
Total Reimbursables	1,321,680		24.9	5.75
Other Income	0		0.0	0.00
Less Vacancy & Credit Loss	(278,834)	(3)	(5.3)	(1.21)
Effective Gross Income	$5,297,846		100.0%	$23.03

Total Operating Expenses	$1,321,680		24.9%	$5.75

Net Operating Income	$3,976,166		75.1%	$17.29
TI/LC	0		0.0	0.00
Capital Expenditures	46,000		0.9	0.20
Net Cash Flow	$3,930,166		74.2%	$17.09

NOI DSCR(4)	1.82x
NCF DSCR(4)	1.80x
NOI DY(4)	9.5%
NCF DY(4)	9.4%

(1)	The borrower sponsors acquired the Somerset Financial Center Property in July 2018; as such, historical operating performance is not available.

(2)	U/W Base Rent is based on the rent roll dated July 24, 2018 and includes rent steps through March 31, 2019 totaling $115,000.

(3)	U/W Occupancy % is based on underwritten economic occupancy of 5.0%. As of July 24, 2018, the Somerset Financial Center Property was 100.0% leased, including the RREF Master Lease.

(4)	DSCRs and Debt Yields are based on the Somerset Financial Center Whole Loan.

Appraisal. As of the appraisal valuation date of May 30, 2018, the Somerset Financial Center Property had an “as-is” appraised value of $65,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated June 8, 2018, there was no evidence of any recognized environmental conditions at the Somerset Financial Center Property.

Market Overview and Competition. The Somerset Financial Center Property is located in Bedminster Township, Somerset County, New Jersey, within the New York-New Jersey metropolitan statistical area. The Somerset Financial Center Property is located approximately 16.1 miles from Downtown Morristown, 40 miles west of Jersey City, 68 miles northeast of Philadelphia, and 41.4 miles west of Manhattan. The Somerset Financial Center Property’s neighborhood is part of the I-78 Corridor, New Jersey’s most active office market which stretches 28 miles and consists of portions of Somerset, Union, and Hunterdon Counties. The I-78 Corridor has generated nearly 7.1 million SF in leasing activity since 2012 and is a hub for pharmaceutical and technology companies. Some of the largest corporations in the world are either headquartered or have a major presence along the I-78 Corridor, including Johnson & Johnson, GlaxoSmithKline, Celgene, Alcatel-Lucent/Nokia, Verizon, AT&T, Sanofi Aventis, Valeant Pharmaceuticals, and Pfizer, among many others. The Somerset Township is intersected by Interstates 78 and 287, and U.S. Route 202, each located two miles or less from the Somerset Financial Center Property. Other surrounding uses include retail and industrial properties interspersed with residential and commercial uses.

According to the appraisal, the Somerset Financial Center Property is located within the Northern New Jersey office market, which had an estimated inventory of approximately 374.3 million SF as of the fourth quarter of 2017. As of the first quarter of 2018, the market vacancy was 12.2% with an average asking rent of $25.13 PSF. The Northern New Jersey office market reported new construction of 168,434 SF and positive absorption of 322,809 SF.

According to the appraisal, the Somerset Financial Center Property is located within the Route 78 East office submarket, which had an estimated inventory of approximately 19.1 million SF as of the fourth quarter of 2017. As of the first quarter of 2018, the submarket

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOMERSET FINANCIAL CENTER

vacancy was 12.3% with an average asking rent of $25.28 PSF. The Route 78 East office market reported no new construction and positive absorption of 14,898 SF.

The following table presents certain information relating to comparable office properties to the Somerset Financial Center Property:

Competitive Set(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	NNN/MG/ FSG
Somerset Financial Center (Subject) Bedminster, NJ	1998/2017	3	230,000	100%	--	Mallinckrodt	February 2017/ 13 Yrs	191,000	$18.00	NNN
Connell Corporate Center Berkeley Heights, NJ	1987/NAP	5	344,000	76%	16.1 miles	Samsung	October 2017/ 11 Yrs	53,3300	$28.50	Modified Gross
Summit at Mount Airy Basking Ridge, NJ	1953/1984	2	75,000	100%	6.6 miles	Venccore Labs	July 2017/ 7 Yrs	54,060	$22.00	Modified Gross
Offices at Liberty Corner Basking Ridge, NJ	2000/NAP	4	133,684	88%	6.1 miles	Ipsen Pharmaceuticals	May 2017/ 6 Yrs	32,556	$21.00	Modified Gross
CenterPointe III Bridgewater, NJ	2000/NAP	3	83,147	92%	9.0 miles	Phillips Van Heusen	June 2017/ 4 Yrs	29,169	$24.50	Modified Gross
Somerset Corporate Center V Bridgewater, NJ	2002/NAP	6	180,000	100%	6.7 miles	Qualcomm	February 2017/ 5 Yrs	30,307	$26.50	Modified Gross

Building B Warren, NJ	1996/NAP	4	157,546	100%	11.8 miles	Blue Danube	January 2017/ 3 Yrs	20,000	$19.00	Modified Gross

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrowers. The borrower is comprised of two members: SFC Owner LLC and Sutton SFC TIC LLC, each a Delaware limited liability company (the “Somerset Financial Center Borrower”). The tenant-in-common ownership structure consists of the following: SFC Owner LLC (93.0%) a single-purpose Delaware limited liability company and Sutton SFC TIC LLC (7.0%) a single-purpose Delaware limited liability company, each structured to be bankruptcy-remote and each with one independent manager. The SFC Owner LLC is 97.0% owned by SFC Funding Group LLC and 3.0% owned by P3RE US LLC which is wholly owned by Harvey Rosenblatt. SFC Funding Group LLC is jointly owned by AZG SFC LLC (55.5%) and LL SFC Group LLC (44.5%). AZG SFC LLC is 9.3% owned by AZAG SFC Managing Member LLC and 90.7% is owned by investors. With the exception of entities related to Mr. Ginzberg, none of the investors own more than 10.0% of the Somerset Financial Center Borrower. AZAG SFC Managing Member LLC is wholly owned by AZAG LLC which is owned by the Ginzberg Family Trust (50.0%) and Avigail Ginzberg Family Trust (50.0%). LL SFC Group LLC is 94.2% owned by LL SFC Equities LLC, and 5.8% owned by CLL SFC Managing Member LLC. LL SFC Group LLC is 100.0% owned by individual investors, none of the investors own more than 10.0% of the Somerset Financial Center Borrower. LL SFC Equities LLC’s managing member is CLL SFC Managing Member LLC with Leibel Lederman serving as the manager. CLL SFC Managing Member LLC is wholly owned by CLL LLC which is jointly owned by the Lederman Family Trust (50.0%) and Chaya T. Lederman Family Trust (50.0%). Sutton SFC TIC LLC is 99.99% owned by David Sutton, the remainder is owned by CLL SFC Managing Member LLC which is controlled by Leibel Lederman, and is the managing member. Legal counsel to the Somerset Financial Center Borrower delivered a non-consolidation opinion in connection with the origination of the Somerset Financial Center Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse guarantors of the Somerset Financial Center Whole Loan are Harvey Rosenblatt, Aryeh Z. Ginzberg aka Ari Zev, Leibel Lederman, AZAG LLC, and CLL LLC. David Sutton is an additional guarantor of the Somerset Financial Center Whole Loan. Harvey Rosenblatt is the CEO of P3 Properties and P3RE. In 2015, Mr. Rosenblatt founded P3RE to pursue value-add opportunities as well as institutional quality real estate within New Jersey and the surrounding tri state area. Mr. Rosenblatt previously served as Vice President at Shelbourne Global Solutions where he oversaw underwriting, acquisition, and property management of 1 million square feet. Today, Mr. Rosenblatt owns and manages over 2.2 million square feet of real estate through P3 Properties and P3RE. Aryeh Z. Ginzberg has more than 35 years of commercial real estate experience and is a Partner at Galil Management where he oversees the management of a large portfolio of multifamily properties throughout the tri-state area. In his current role, Mr. Ginzberg has overseen the management and complete rehabbing of several thousand HUD and HPD units to profit-producing portfolios. Leibel Lederman has more than 45 year of commercial real estate experience and is a partner at Galil Management where he functions as the company’s senior property analyst. Mr. Lederman joined Galil in 1994 and focuses on purchase analysis and asset management. Since joining Galil, Mr. Lederman has substantially enhanced the diversity of its holdings and has significantly increased the company’s portfolio of owned and managed properties. Mr. Lederman previously served as a managing agent for a boutique real estate firm in Greenpoint. Mr. Ginzberg and Mr. Lederman are among numerous defendants named in a May 2016 lawsuit brought by two building superintendents on behalf of themselves and others, alleging federal and state labor law violations stemming from the failure to (i) pay overtime, (ii) provide proper wage notifications, and (iii) reimburse necessary employment expenses. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOMERSET FINANCIAL CENTER

Escrows. The Somerset Financial Center Whole Loan documents provide for upfront reserves in the amount of $2,500,000 for tenant improvement and leasing commissions, $124,096 for annual real estate taxes, $30,475 for immediate repairs and $19,081 for insurance annual premiums. The loan documents also provide for ongoing monthly escrows in the amount of $39,395 for real estate tax reserve, $3,635 for insurance reserve, and $3,833 for replacement reserve that is capped at $230,000.

To the extent the RREF Master Lease has terminated and the Building B Expansion Space is not leased to Mallinckrodt, the Somerset Financial Center Borrower may be required to deposit with the lender on each payment date commencing on January 6, 2022, an amount equal to the cash collateral fixed deposit (which amount may be readjusted by the adjustment factor, as set forth in the loan documents) into the Cash Collateral Funds reserve, which will be held as additional security for the Somerset Financial Center Whole Loan. In the event that the borrower has entered into one or more qualified replacement leases for all or a portion of the premises currently subject to the RREF Master Lease, and pursuant to certain conditions set forth in the loan documents, the borrower may not be required to make the monthly cash collateral fixed deposit.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Somerset Financial Center Whole Loan. The Somerset Financial Center Whole Loan has springing cash management during the continuance of a Cash Management Trigger Event (as defined below). During the continuance of a Cash Management Trigger Event, funds in the lockbox account are required to be swept to the cash management account on each business day, to be applied on each monthly payment date to fund the required reserves deposits, to pay debt service on the Somerset Financial Center Whole Loan, and to pay operating and extraordinary expenses. During the continuance of a Cash Sweep Event (as described below), excess cash flow is required to be swept into an excess cash flow account.

A “Cash Management Trigger Event” will occur upon:

(i)	an event of default;

(ii)	the borrower’s second failure in any consecutive 12 month period to pay the monthly debt service on a payment date;

(iii)	any bankruptcy action involving the Somerset Financial Center Borrower, the guarantor, or the property manager;

(iv)	the debt service coverage ratio based on the trailing 12-month period falling below 1.15x; or

(v)	a Critical Tenant Trigger Event (as defined below).

A Cash Management Trigger Event will continue until:

●	with regard to clause (i) above, when such event of default has been cured or waived;

●	with regard to clause (ii) above, when timely payment of the monthly debt service on 12 consecutive payment dates;

●	with regard to clause (iii) above, when such bankruptcy petition has been discharged, stayed or dismissed within 60 days of such filing, among other conditions, for the Somerset Financial Borrower or the guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the monetary obligations of the Somerset Financial Center Borrower or the guarantor;

●	with regard to clause (iv) above, the debt service coverage ratio based on the trailing 12-month period is greater than 1.20x for two consecutive quarters; or

●	with regard to clause (v) above, the date a Critical Tenant Trigger Event cure has occurred.

A “Cash Sweep Event” will occur upon:

(i)	an event of default;

(ii)	any bankruptcy action involving the Somerset Financial Center Borrower, the guarantor, or the property manager;

(iii)	the debt service coverage ratio based on the trailing 12-month period falling below 1.10x; or

(iv)	a Critical Tenant Trigger Event.

A Cash Sweep Event will continue until:

●	with regard to clause (i) above, when such event of default has been cured or waived;

●	with regard to clause (ii) above, when such bankruptcy petition has been discharged, stayed or dismissed within 60 days of such filing, among other conditions, for the Somerset Financial Borrower or the guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the monetary obligations of the Somerset Financial Center Borrower or the guarantor;

●	with regard to clause (iii) above, the debt service coverage ratio based on the trailing 12-month period is greater than 1.15x for two consecutive quarters; or

●	with regard to clause (iv) above, the date a Critical Tenant Trigger Event cure has occurred.

A “Critical Tenant Trigger Event” will occur:

(i)	when the related Critical Tenant (as defined below) gives notice of its intention to not extend or renew its lease;

(ii)	on or prior to twelve months prior to the expiration date the related Critical Tenant fails to give notice of its election to renew its lease;

(iii)	on or prior to the date on which the related Critical Tenant is required under its lease to notify the Somerset Financial Center Borrower of its election to renew its lease, the Critical Tenant fails to give such notice;

(iv)	if an event of default under the Critical Tenant lease exists;

(v)	if a bankruptcy action of the Critical Tenant or any guarantor of the Critical Tenant lease occurs;

(vi)	if the Critical Tenant discontinues its normal business operations;

(vii)	Mallinckrodt International Finance SA’s Moody’s long term corporate family rating drops to “B2” or below;

(viii)	Mallinckrodt PLC’s S&P corporate credit rating drops to “B-” or below;

(ix)	(a) Mallinckrodt International Finance SA’s Moody’s long term corporate family rating drops to “B1” and (b) Mallinckrodt PLC’s S&P corporate credit rating drops to “B”; or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOMERSET FINANCIAL CENTER

(x)	(a) Mallinckrodt International Finance SA ceases to be rated by Moody’s, or (b) Mallinckrodt PLC ceases to be rated by S&P.

A “Critical Tenant” means Mallinckrodt and any other tenant occupying the critical tenant space presently leased to Mallinckrodt.

Property Management. Somerset Financial Center Property is managed by Blue Property Management LLC, an affiliate of the borrowers.

Assumption. The borrower has the right to transfer the Somerset Financial Center Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM 2018-C46 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The Somerset Financial Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Somerset Financial Center Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Somerset Financial Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOFFETT TOWERS II – BUILDING 1

Rendering of Moffett Towers II Campus Upon Completion

B5
Amenities Building
B4
B2

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOFFETT TOWERS II – BUILDING 1

Moffett Towers II - Building 1
1100 Discovery Way
Sunnyvale, CA 94089
San Francisco Bay
Palo Alto Airport of Santa Clara County
Palo Alto Baylands Park
San Francisco Intl. Airport 20 miles
DON EDWARDS SAN FRANCISCO BAY NATIONAL WILDLIFE REFUGE
Bayshore Fwy
Louis Rd.
Intuit
Shoreline Golf Links
Shoreline Amphitheatre
Palo Alto
Garcia Ave.
LinkedIn
Googleplex
NASA Advanced Supercomputing Division
Moffett Federal Airfield
Moffett Field Golf Course
Yahoo Corporate Campus
Computer History Museum
Microsoft
NASA Ames Research Ctr.
3rd Ave.
HP
Lockheed Martin
Caribbean Dr.
Twin Creeks Sports Complex
Sunnyvale Baylands Park
Google X Lab
SAN ANTONIO
Middlefield Rd.
Amazon Lab126
Juniper Networks
Borregas
NetApp
Crossman
South Bay Fwy
Santa Clara Golf & Tennis Club
Lafayette St.
Gold St.
Santa Clara Convention Ctr.
The Village at San Antonio Center
CALTRAIN
Central Expwy.
Bayshore/NASA
Moffett Towers
Samsung Research
Symantec
Foothill Coll. Sunnyvale Center
Fair Oaks
Vienna
Reamwood
Old Ironsides
Great America
VTA LIGHT RAIL
Levi's Stadium
Tech Corners Campus
Sunnyvale Golf Course
Google Quad Campus
VTA
MTN. VIEW
Fair Oaks Ave.
Great America Pkwy.
California's Great America
DOWNTOWN MOUNTAIN VIEW
El Camino Blvd.
Middlefield
Whisman
Evelyn
LinkedIn Corp.
Maude Ave.
Apple Mathilda
Bayshore Fwy
Mercado Santa Clara
Mission College
Synopsys
SUNNYVALE
Malwarebytes
Broadcom
Intel
Mountain View
Deutsche Telekom
Thompson Reuters
Central Expwy.
Trimble Inc.
AMD
Lawrence Expwy.
Akamai Technologies
Scott Blvd.
Ericsson
@Walmart Labs
Apple Campus 3
Bowers Ave.
SUNNYVALE
Northrop Grumman
Cambrios Technologies Corp.
Applied Materials
San Jose Intl. Airport 2 miles
El Monte Ave.
Los Altos
DOWNTOWN SUNNYVALE
Kifer Rd.
Intel
Cuesta Park
Bernardo Ave.
Mary Ave.
Pastoria Ave.
Mathilda Ave.
CALTRAIN
Evelyn Ave.
LAWRENCE
Huawei
NVIDIA
Stevens Creek Fwy
Monroe St.
Springer Rd.
Miramonte Ave.
Grant Rd.
El Camino Real
Remington Dr.
Wolfe Rd.
Foothill Expwy.
Sunken Gardens Golf Course
SANTA CLARA
San Tomas Expwy.
El Camino Real
Hollenbeck Ave.
Sunnyvale-Saratoga Rd.
SANTA CLARA COUNTY
Lawrence Expwy.
Benton St.
Ortega Park
Homestead Square Shopping Ctr.
Kaiser Permanente Santa Clara Medical Center
Central Park
Homestead Rd.
Cupertino Village
Homestead Rd.
APPLE PARK
Apple - One Infinite Loop
Pruneridge Ave.
Saratoga Ave.
Cupertino
Vallco Shopping Mall
Junipero Serra Fwy
Agilent Technology
Stevens Creek Blvd.
Seagate Technology
Main Street Cupertino
Stevens Creek Blvd.
The Marketplace
Villa Shopping Center
De Anza College
McClellan Rd.
Cupertino Civic Center & Community Hall
Bubb Rd.
Bollinger Rd.
Orchard Farms Shopping Center
Rainbow
SAN JOSE
Corte Madera
Richmond
Pleasant Hill
Concord
Antioch
Mill Valley
Walnut Creek
Berkeley
Lafayette
Sausalito
Alamo
CONTRA COSTA COUNTY
OAKLAND
Danville
SAN FRANCISCO
Alameda
San Ramon
Castro Valley
Dublin
Oakland Intl. Airport
Daly City
San Francisco Intl. Airport
Livermore
Hayward
Pleasanton
Pacifica
Millbrae
San Mateo
Union City
Hillsborough
Redwood City
ALAMEDA COUNTY
Belmont
Fremont
Newark
Half Moon Bay
Woodside
Palo Alto
Milpitas
Pacific Ocean
Mtn. View
San Jose Intl. Airport
Portola Valley
Sunnyvale
Santa Clara
SAN JOSE
SAN MATEO COUNTY
Cupertino
SANTA CLARA COUNTY
Saratoga
Los Gatos

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Moffett Towers II - Building 1

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment				Property Type:	Office
(Fitch/KBRA/Moody’s):	BBB-sf/NR/NR			Specific Property Type:	Suburban
Original Principal Balance(1):	$20,000,000			Location:	Sunnyvale, CA
Cut-off Date Balance(1):	$20,000,000			Size(5):	350,633 SF
% of Initial Pool Balance:	2.9%			Cut-off Date Balance Per SF(1):	$479.13
Loan Purpose:	Recapitalization			Year Built/Renovated:	2018/NAP
Borrower Name:	MT2 B1 LLC			Title Vesting:	Fee
Borrower Sponsor:	The Jay Paul Company			Property Manager:	Self-managed
Mortgage Rate:	3.89396667%			4th Most Recent Occupancy(6):	NAP
Note Date:	July 13, 2018			3rd Most Recent Occupancy(6):	NAP
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(6):	NAP
Maturity Date:	April 6, 2028			Most Recent Occupancy(6):	NAP
IO Period:	60 months			Current Occupancy (As of):	100.0% (7/13/2018)
Loan Term (Original):	116 months
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon			4th Most Recent NOI (6):	NAP
Interest Accrual Method:	Actual/360			3rd Most Recent NOI(6):	NAP
Call Protection(2):	L(24),GRTR 1% or YM or D (88),O(4)			2nd Most Recent NOI(6):	NAP
Lockbox Type:	Hard/Upfront Cash Management			Most Recent NOI(6):	NAP
Additional Debt(1):	Yes
Additional Debt Type(1)(3):	Pari Passu; Mezzanine
				U/W Revenues:	$22,533,789
				U/W Expenses:	$3,284,899
				U/W NOI:	$19,248,890
Escrows and Reserves(4):				U/W NCF:	$19,031,569
				U/W NOI DSCR(1):	2.03x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	2.00x
Taxes	$559,294	$111,859	NAP	U/W NOI Debt Yield(1):	11.5%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	11.3%
Rent Concession Reserve	$5,064,484	$0	NAP	Appraised Value(7):	$358,600,000
Upfront TI/LC Reserve	$21,651,588	$0	NAP	Appraisal Valuation Date(7):	December 1, 2018
				Cut-off Date LTV Ratio(1):	46.8%
				LTV Ratio at Maturity or ARD(1):	42.8%

(1)	See “The Mortgage Loan” section. All statistical information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Moffett Towers II - Building 1 Whole Loan (as defined below). The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NCF DSCR and U/W NOI Debt Yield based on the Moffett Towers II - Building 1 Whole Loan and the Moffett Towers II - Building 1 Mezzanine Loan (as defined below) (together, the “Moffett Towers II - Building 1 Total Debt”), are 78.1%, 74.0%, 1.17x, and 6.9% respectively.

(2)	Defeasance of the Moffett Towers II – Building 1 Mortgage Loan (as defined below) is permitted at any time after the earlier to occur of (i) two years after the closing date that includes the last note to be securitized or (ii) July 13, 2021. The assumed lockout period of 24 payments is based on the expected WFCM 2018-C46 securitization trust closing date in August 2018.

(3)	See “Subordinate and Mezzanine Indebtedness” section.

(4)	See “Escrows” section.

(5)	The Moffett Towers II – Building 1 Property is part of the Moffett Towers II Campus (as defined below). The campus shares 59,650 square feet of common area amenities, of which 11,930 square feet were allocated to the Moffett Towers II – Building 1 Property. These 11,930 square feet are not included in the collateral.

(6)	Historical occupancy, operating and financial information is unavailable as the Moffett Towers II - Building 1 Property (as defined below) was built in 2018.

(7)	See “Appraisal” section. The appraised value is a prospective market value that assumes rent concessions and outstanding tenant improvement and leasing commissions (“TI/LC”) are deposited into a reserve account. At closing, the borrower deposited $26,716,072 into these reserve accounts. The As-Is appraised value is $335,200,000 as of June 5, 2018 and is inclusive of deductions for rent concessions and outstanding TI/LC obligations, equating to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 50.1% and 45.8%.

The Mortgage Loan. The mortgage loan (the “Moffett Towers II - Building 1 Mortgage Loan”) is part of a whole loan (the “Moffett Towers II - Building 1 Whole Loan”) evidenced by five pari passu notes secured by a first mortgage encumbering the fee simple interest in a Class A office building fully leased to a wholly-owned subsidiary of Amazon.com, Inc. (“Amazon”) located in Sunnyvale, California (the “Moffett Towers II - Building 1 Property”). The Moffett Towers II - Building 1 Whole Loan was co-originated on July 13, 2018 by Barclays Bank PLC and Deutsche Bank, AG acting through its New York branch. The Moffett Towers II - Building 1 Whole Loan had an original principal balance of $168,000,000, has an outstanding principal balance as of the Cut-off Date of $168,000,000 and accrues interest at an interest rate of 3.8936667% per annum. The Moffett Towers II - Building 1 Whole Loan had an initial term of 116 months, has a remaining term of 116 months as of the Cut-off Date and requires interest-only payments for the first 60 payment periods followed by payments of principal and interest based on a 30-year amortization schedule. The Moffett Towers II - Building 1 Whole Loan matures on April 6, 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOFFETT TOWERS II – BUILDING 1

Note A-5, which will be contributed to the WFCM 2018-C46 securitization trust, had an original principal balance of $20,000,000, has an outstanding principal balance as of the Cut-off Date of $20,000,000. Controlling Note A-1 and the non-controlling Notes A-2 and A-3 are held by Deutsche Bank AG, acting through its New York branch, and the non-controlling Note A-4 is held by Barclays Bank PLC. These notes are expected to be contributed to future transactions. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$50,000,000	Deutsche Bank AG, New York Branch	Yes
A-2	$40,000,000	Deutsche Bank AG, New York Branch	No
A-3	$36,000,000	Deutsche Bank AG, New York Branch	No
A-4	$22,000,000	Barclays Bank PLC	No
A-5	$20,000,000	WFCM 2018-C46	No
Total	$168,000,000

Following the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) July 13, 2021, on any date before January 6, 2028, the borrower has the right to defease the Moffett Towers II – Building 1 Whole Loan in whole, but not in part. On September 6, 2020 and on any business day thereafter, the borrower has the right to prepay the Moffett Towers II – Building 1 Whole Loan in whole, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. The Moffett Towers II – Building 1 Whole Loan is prepayable without penalty on or after January 6, 2028.

Sources and Uses

Sources			Uses
Original whole loan amount	$168,000,000	60.0%	Return of Equity(1)	$238,230,197	85.1%
Mezzanine loan	112,000,000	40.0	Reserves	27,275,365	9.7
			Closing Costs	14,494,438	5.2

Total Sources	$280,000,000	100.0%	Total Uses	$280,000,000	100.0%
(1)	The previously existing construction debt was paid off in June 2018, and the Moffett Towers II – Building 1 Property was unencumbered at the origination of the Moffett Towers II – Building 1 Whole Loan.

The Property. The Moffett Towers II - Building 1 Property is a newly-constructed, eight-story, Class A office building totaling 350,633 square feet in Sunnyvale, California. As of July 13, 2018, the Moffett Towers II – Building 1 Property was 100.0% leased to a wholly-owned subsidiary of Amazon on a triple-net basis through April 2028, with two, seven-year extension options and no early termination options. Amazon serves as guarantor of the lease and, as of the origination date, has taken possession of the Moffett Towers II - Building 1 Property and commenced the build out of its space. Outstanding rent concessions and tenant improvement allowances related to the Amazon lease were deposited into escrows by the borrower on the origination date (See “Escrows” section).

The Moffett Towers II - Building 1 Property comprises a portion of the first phase (“Phase I”) of the planned approximately 1.8 million square foot, five-building Moffett Towers II office campus (the “Moffett Towers II Campus”) located on 47.3 acres in Sunnyvale, California. Phase I of the Moffett Towers II Campus development includes the 350,633 square foot Moffett Towers II - Building 1 Property, (completed in 2018) as well as the 350,633 square foot Moffett Towers II - Building 2 (completed in 2017), an enclosed parking structure, an adjacent surface parking lot, and a 59,650 square foot fitness/amenities building. The Moffett Towers II - Building 1 Property will feature access to the fitness/amenities building and the enclosed parking structure pursuant to a declaration of covenants, conditions, restrictions and easement and charges agreement (see “Amenities and Common Areas” section). There are 1,168 total parking spaces dedicated to Amazon pursuant to their lease, resulting in a parking ratio of 3.3 spaces per 1,000 square feet. Moffett Towers II – Building 3, Moffett Towers II – Building 4, Moffett Towers II – Building 5, and an additional parking structure are expected to be delivered in 2019.

Amazon (NASDAQ: AMZN) is an American e-commerce company headquartered in Seattle, Washington. Founded in 1994, Amazon is now one of the largest online retailers in the world selling a wide range of products, services and entertainment to consumers. Amazon has reported that net sales have increased by 43% to $51.0 billion in the first quarter of 2018 compared to $35.7 billion in the first quarter 2017. Amazon currently employs 563,100 full time employees as of the first quarter of 2018, up 65% from the year-end 2016.

The Moffett Towers II - Building 1 Property is expected to house Amazon’s A2Z Development Center, Inc., a subsidiary that provides business and idea development support solutions. A2Z Development Center, Inc. houses Amazon’s Lab 126 outlet. Lab126 began in 2004, originally creating the Kindle family of products and has since produced numerous devices such as Amazon’s Fire tablets, Fire TV and Amazon Echo.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOFFETT TOWERS II – BUILDING 1

The following table presents certain information relating to the tenancy at the Moffett Towers II – Building 1 Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)(3)	Annual U/W Base Rent(2)(3)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Amazon	A+/Baa1/AA-	350,633	100.0%	$56.26	$19,728,311	100.0%	4/30/2028(4)
Total Major Tenant		350,633	100.0%	$56.26	$19,728,311	100.0%

Vacant Space		0	0.0%

Collateral Total		350,633	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include $2,393,015 of straight-line rent through the maturity date of the Moffett Towers II - Building 1 Whole Loan.

(3)	Amazon has three months of remaining free rent. $5,064,484 was deposited into a Rent Concession Reserve for the remaining free rent.

(4)	Amazon has two, seven-year lease renewal options.

The following table presents certain information relating to the lease rollover schedule at the Moffett Towers II - Building 1 Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Annual U/W Base Rent(2)	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	1	350,633	100.0%	350,633	100.0%	$19,728,311	100.0%	$56.26
Thereafter	0	0	0.0%	350,633	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	350,633	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	350,633	100.0%			$19,728,311	100.0%	$56.26
(1)	Information obtained from the underwritten rent roll.

(2)	Annual U/W Base Rent, % of Annual U/W Base Rent and Annual U/W Base Rent PSF include $2,393,015 of straight-line rent through the maturity date of the Moffett Towers II - Building 1 Whole Loan.

The following table presents historical occupancy percentages at the Moffett Towers II - Building 1 Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	7/13/2018(2)
NAP	NAP	NAP	NAP	100.0%
(1)	Historical Occupancy prior to 12/31/2017 is not applicable as the Moffett Towers II - Building 1 Property was built in 2018.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOFFETT TOWERS II – BUILDING 1

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Moffett Towers II - Building 1 Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(2)	$19,728,311	87.5%	$56.26
Amenities Income(3)	671,239	3.0	1.91
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	3,284,899	14.6	9.37
Less Vacancy & Credit Loss(4)	(1,150,660)	(5.1)	(3.28)
Effective Gross Income	$22,533,789	100.0%	$64.27

Total Operating Expenses	$3,284,899	14.6%	$9.37

Net Operating Income	$19,248,890	85.4%	$54.90
TI/LC(5)	147,194	0.7	0.42
Capital Expenditures	70,127	0.3	0.20
Net Cash Flow	$19,031,569	84.5%	$54.28

NOI DSCR(6)	2.03x
NCF DSCR(6)	2.00x
NOI DY(6)	11.5%
NCF DY(6)	11.3%
(1)	Historical Cash Flows are not available as the Moffett Towers II - Building 1 Property was built in 2018.

(2)	U/W Base Rent includes $2,393,015 of straight-line rent through the maturity date of the Moffett Towers II - Building 1 Whole Loan.

(3)	U/W Base Rent includes $81,420 of straight-line rent through the maturity date for the Moffett Towers II – Building 1 share of the common area amenities.

(4)	The underwritten economic vacancy is 4.9%. The Moffett Towers II - Building 1 Property was 100.0% occupied as of July 13, 2018.

(5)	U/W TI/LC is inclusive of a credit of $613,608, equal to 1/20th of the Lease Sweep Deposit Amount (as defined below).

(6)	Debt service coverage ratios and debt yields are based on the Moffett Towers II - Building 1 Whole Loan.

Appraisal. The appraiser concluded to an appraised value of $358,600,000 as of December 1, 2018, which assumes the Moffett Towers II – Building 1 Property deposits rent concessions and outstanding tenant improvement and leasing commissions (“TI/LC”) obligations into a reserve account. As of the valuation date of June 5, 2018, the Moffett Towers II – Building 1 Property had an “as-is” appraised value of $335,200,000 and is inclusive of the deductions for rent concessions and outstanding TI/LC obligations. The borrower deposited $26,716,072 for such contractual TI/LC obligations and rent concessions (see “Escrows” section). The appraiser also concluded a “hypothetical go-dark” appraised value of $250,500,000 equating to a Cut-off Date LTV ratio and LTV Ratio at Maturity of 67.1% and 61.2%.

Environmental Matters. According to a Phase I environmental site assessment (“ESA”) dated June 11, 2018, there was no evidence of any recognized environmental conditions at the Moffett Towers II – Building 1 Property.

Market Overview and Competition. The Moffett Towers II - Building 1 Property is located in Moffett Park, in the northern portion of the Sunnyvale submarket within Silicon Valley. Moffett Park is a 519-acre area comprised of recently developed office spaces and research and development buildings. Notable high technology firms currently in Moffett Park include Google Inc., Hewlett Packard, Juniper Networks, Lab 126 (an Amazon subsidiary), Lockheed-Martin, Microsoft, Motorola, NetApp and Rambus. The Moffett Towers II - Building 1 Property is just north of State Highway 237, which forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. U.S. Highway 101 runs northward through San Francisco and southward through San Jose, terminating in the city of Los Angeles. The Santa Clara County Transit System provides bus service county-wide with stops near the Moffett Towers II - Building 1 Property. In addition, a Santa Clara Light Rail System station is located directly across the street from the Moffett Towers II - Building 1 Property and services the surrounding residential communities.

According to the appraisal, overall vacancy in Silicon Valley market and the Sunnyvale submarket was 9.8% and 3.5%, respectively, as of the first quarter of 2018. According to the appraisal, as of the first quarter of 2018, new supply under construction in Silicon Valley stood at approximately 3.2 million square feet, which consisted of approximately 0.7 million square feet of build-to-suit construction and 2.6 million square feet of speculative space. As of first quarter of 2018, the total office average asking rent for the Sunnyvale submarket was $69.36 per square foot, which is above the Silicon Valley total office annual average asking rent of $55.20 per square foot. Within the Sunnyvale submarket, the annual average asking rent for Class A office properties is $81.36 per square foot (fully-serviced).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOFFETT TOWERS II – BUILDING 1

The following table presents certain information relating to comparable leases to the Moffett Towers II - Building 1 Property:

Comparable Leases(1)

Property Name/Location	Year Built	Class	Stories	Total GLA (SF)	Tenant Name	Lease Date/Term	Lease Area (SF)	Initial Annual Base Rent PSF	Lease Type
Moffett Towers II – Building 1 (subject property) Sunnyvale, CA	2018	A	8	350,633(2)	Amazon	June 2018 / 9.9 Yrs	350,633(2)	$56.26(2)	NNN
Moffett Towers II Phase 3 Sunnyvale, CA	2018	A	8	1,051,989	Facebook	April 2018 / 15 Yrs	1,051,989	$52.20	NNN
Moffett Towers Sunnyvale, CA	2010	A	8	454,817	Amazon	March 2018 / 12 Yrs	454,817	$52.20	NNN
Bay Meadows Station 2 San Mateo, CA	2018	A	4	189,000	Guidewire	January 2018 / 10.4 Yrs	189,000	$60.60	NNN
Santa Clara Square Ph. II Bldg. 5 Santa Clara, CA	2016	A	6	220,156	Regus	April 2018 / 12 Yrs	220,156	$46.80	NNN
Menlo Gateway Menlo Park, CA	2018	A	8	205,222	Facebook	August 2017 / 15 Yrs	205,222	$72.00	NNN
(1)	Information obtained from the appraisal.

(2)	Information obtained from underwritten rent roll.

The Borrower. The borrower for the Moffett Towers II - Building 1 Whole Loan is MT2 B1 LLC, a Delaware limited liability company and a special purpose entity with two independent directors (the “Moffett Towers II - Building 1 Borrower”). Legal counsel to the Moffett Towers II Building 1 Borrower delivered a non-consolidation opinion in connection with the origination of the Moffett Towers II - Building 1 Whole Loan. Paul Guarantor LLC, a Delaware limited liability company, (the “Moffett Towers II - Building 1 Guarantor”) is the guarantor of certain nonrecourse carveouts under the Moffett Towers II - Building 1 Whole Loan. Paul Guarantor LLC is wholly owned by the Jay Paul Revocable Living Trust, of which Jay Paul is trustee and grantor. The Moffett Towers II – Building 1 Guarantor will be required to maintain a minimum net worth, excluding its interest in the Moffett Towers II - Building 1 Property, of $280,000,000 and liquidity of at least $15,000,000.

The Borrower Sponsor. The borrower sponsor is The Jay Paul Company, a privately held, opportunity-driven real estate firm based in San Francisco, California. Founded in 1975, Jay Paul Company concentrates on the acquisition, development, and management of commercial properties throughout California. Jay Paul Company has developed over 11.0 million square feet of institutional quality space. Jay Paul Company’s portfolio includes other properties in Moffett Park, including Moffett Gateway, Moffett Towers and Moffett Towers II, and Moffett Place.

Escrows. The Moffett Towers II - Building 1 Whole Loan documents provide for upfront reserves in the amount of $559,294 for real estate taxes, $21,651,588 for outstanding tenant improvements relating to the Amazon space, and $5,064,484 for outstanding rent concessions due under the Amazon lease.

The Moffett Towers II - Building 1 Whole Loan documents require monthly reserve deposits for real estate taxes in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months, initially $111,859. The Moffett Towers II - Building 1 Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as the Moffett Towers II - Building 1 Borrower provides the lender with evidence that the Moffett Towers II - Building 1 Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect. The Moffett Towers II - Building 1 Whole Loan documents do not provide for monthly reserve deposits for capital expenditures at origination, but provide for the lender to reassess the amount necessary for capital expenditures at the Moffett Towers II - Building 1 Property and may require monthly capital expenditures reserve deposits if necessary to maintain proper operation of the Moffett Towers II - Building 1 Property.

Lockbox and Cash Management. The Moffett Towers II - Building 1 Whole Loan is structured with a hard lockbox and an in-place cash management. The Moffett Towers II - Building 1 Borrower was required at origination to deliver letters to all tenants at the Moffett Towers II - Building 1 Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the Moffett Towers II - Building 1 Borrower or the manager are required to be deposited in the lockbox account within one business day following receipt. Funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service, the funding of required reserves, budgeted monthly operating expenses, common charges under various reciprocal easement agreements, including the CCR (as defined below), approved extraordinary operating expenses, debt service on the Moffett Towers II - Building 1 Mezzanine Loan (as defined below) and, during a Lease Sweep Period (as defined below), to the payment of an amount equal to the Lease Sweep Deposit Amount (as defined below) to fund a lease sweep reserve account (the “Lease Sweep Reserve Account”) until the aggregate funds swept in the Lease Sweep Reserve Account during such lease sweep equals the Lease Sweep Reserve Threshold (as defined below) and then to the Debt Service Reserve Account until the aggregate funds transferred to the Lease Sweep Reserve Account and the Debt Service Reserve Account during such lease sweep equals the Lease Sweep and Debt Service Reserve Cap (as defined below). Provided no Trigger Period (as defined below) is continuing, excess cash in the deposit account will be disbursed to the Moffett Towers II - Building 1 Borrower in accordance with the Moffett Towers II - Building 1 Whole Loan documents. If a Trigger Period is continuing (other than a Trigger Period due to a Lease Sweep Period), excess cash in the deposit account will be transferred to an account (the “Cash Collateral Account”) held by the lender as additional collateral for the Moffett Towers II - Building 1 Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOFFETT TOWERS II – BUILDING 1

A “Trigger Period” will commence upon the earlier of the following:

(i)	an event of default under the Moffett Towers II - Building 1 Whole Loan;

(ii)	if, as of the last day of any calendar quarter during the term of the Moffett Towers II - Building 1 Whole Loan (a) the credit rating of a Lease Sweep Tenant Party (as defined below) under a Lease Sweep Lease (as defined below) by Fitch, Moody’s or S&P is less than “BBB-”, “Baa3” or “BBB-”, respectively and (b) the debt service coverage ratio falls below 1.89x based on the Moffett Towers II - Building 1 Whole Loan or 1.10x based on the Moffett Towers II - Building 1 Total Debt (a “Low Debt Service Period”);

(iii)	the commencement of a Lease Sweep Period; or

(iv)	an event of default under the Moffett Towers II - Building 1 Mezzanine Loan

A Trigger Period will end:

(a)	with regard to clause (i) and (iv) above, upon the cure of such event of default;

(b)	with regard to clause (ii) above, upon the earlier to occur of (1) the date that the debt service coverage ratio is at least 1.89x based on the Moffett Towers II - Building 1 Whole Loan and 1.10x based on the Moffett Towers II - Building 1 Total Debt for two consecutive calendar quarters and (2) the balance of funds on deposit in the Cash Collateral Account is equal to $17,531,650 ($50.00 per square foot); and

(c)	with regard to clause (iii) above, upon the ending of such Lease Sweep Period.

A “Lease Sweep Period” will commence following the earliest to occur of any of the following (each a “Lease Sweep Event”):

(i)	with respect to the Amazon lease, Amazon fails to renew or extend such lease on or prior to April 6, 2026;

(ii)	the date on which, with respect to any Lease Sweep Lease, (a) a Lease Sweep Tenant Party cancels or terminates its Lease Sweep Lease with respect to all or a Material Termination Portion (as defined below) of the Lease Sweep Space (as defined below) subject to such Lease Sweep Lease prior to the then current expiration date under such Lease Sweep Lease, or (b) a Lease Sweep Tenant Party delivers to the Moffett Towers II - Building 1 Borrower notice that it is canceling or terminating its Lease Sweep Lease with respect to all or a Material Termination Portion of the Lease Sweep Space subject to such Lease Sweep Lease (the affected space being the “Terminated Space”); provided, however, no Lease Sweep Period will commence pursuant to this clause (ii) if, in connection with such termination or cancellation (or delivery of notice of termination or cancellation), the Moffett Towers II - Building 1 Borrower simultaneously enters into a replacement lease with an entity or a wholly-owned subsidiary of an entity rated “BBB-” or equivalent by at least two of Fitch, Moody’s and S&P (an “Investment Grade Entity”) covering the Terminated Space, provided that such replacement lease is a qualified lease and the occupancy conditions, as specified in the Moffett Towers II - Building 1 Whole Loan documents, are satisfied with respect to such replacement lease on or prior to the date of such termination or cancellation (or delivery of notice of termination or cancellation);

(iii)	the date on which, with respect to any Lease Sweep Lease, a Lease Sweep Tenant Party ceases operating its business (i.e., “goes dark”) at 20.0% or more of its Lease Sweep Space on a rentable square foot basis (a “Dark Period Event” and the affected space, the “Dark Space”), provided, however, that if the Lease Sweep Tenant Party either (a) is an Investment Grade Entity or (b) has subleased the Dark Space portion of its premises to an Investment Grade Entity who has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease, such Lease Sweep Tenant Party will not be deemed to have “gone dark” for purposes of this clause (iii) and no Lease Sweep Period will commence pursuant to this clause (iii);

(iv)	upon an event of default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period;

(v)	upon a Lease Sweep Tenant Party being subject to an insolvency proceeding; or

(vi)	the date on which Amazon is no longer an Investment Grade Entity (an “Amazon Downgrade Event”).

A Lease Sweep Period (other than a Lease Sweep Period triggered by clause (v) above) will not be triggered (or, if already triggered, may be terminated) if the Moffett Towers II - Building 1 Borrower delivers to the lender an acceptable letter of credit in an amount equal to $12,272,155 ($35.00 per square foot) provided, if such Lease Sweep Period is triggered by clause (iii) or (vi) above, such acceptable letter of credit will be in an amount equal to $17,531,650 ($50.00 per square foot).

A Lease Sweep Period will end on the earliest of the applicable of the following to occur:

(a)	with regard to clauses (i) and (ii) above, the date on which, with respect to each Lease Sweep Space (1) in the case of clause (i), the Lease Sweep Tenant Parties have exercised a renewal or an extension right under their respective Lease Sweep Lease, provided that the Lease Sweep Lease in question is a qualified lease and the occupancy conditions, as specified in the Moffett Towers II - Building 1 Whole Loan documents, are satisfied, (2) in the case of clauses (i) and (ii) above, one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the Requisite Lease Sweep Space (as defined below), provided that such replacement lease(s) are qualified leases and the occupancy conditions, as specified in the Moffett Towers II - Building 1

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOFFETT TOWERS II – BUILDING 1

Whole Loan documents, are satisfied or (3) a combination of lease renewals or extensions (as described in subclause (1) of this clause (a)) and replacement lease(s) (as described in subclause (2) of this clause (a)) occurs;

(b)	with regard to clauses (iii) and (vi) above, the date on which either (1) one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the Requisite Lease Sweep Space, provided that such replacement tenant(s) and lease(s) are qualified leases and the occupancy conditions, as specified in the Moffett Towers II - Building 1 Whole Loan documents, are satisfied or (2) for a Dark Period Event or an Amazon Downgrade Event, Amazon is restored as an Investment Grade Entity or the entirety of the Lease Sweep Space has been sublet to an Investment Grade Entity who has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease;

(c)	with regard to clause (iv) above, the date on which the event of default has been cured and no other event of default under such Lease Sweep Lease occurs for a period of three consecutive months following such cure;

(d)	with regard to clause (v) above, the Lease Sweep Tenant Party insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; and

(e)	with regard to clauses (i), (ii), (iii), (iv) and (vi) above, the date on which the aggregate amount of funds transferred into the Lease Sweep Reserve Account and the Debt Service Reserve Account equals the applicable Lease Sweep And Debt Reserve Cap (as defined below) and if a Lease Sweep Period is continuing due to the occurrence of more than one Lease Sweep Event, the aggregate amount of funds required to be transferred over the course of the Lease Sweep Period will be equal to the amount of the largest Lease Sweep and Debt Service Reserve Cap applicable to all then-continuing Lease Sweep Periods, such that each Lease Sweep Period will be treated as concurrent and not duplicative or independent of another.

Lease Sweep Deposit Amount shall mean, on each payment date during the continuance of a Lease Sweep Period, (a) in the case of a Lease Sweep Period triggered on account of clause (i) of the definition of a Lease Sweep Period, an amount equal to an amount set forth in the loan agreement, totaling $12,272,155 over the 24 month period and (b) in the case of a Lease Sweep Period triggered on account of clauses (ii), (iii), (iv), (v), and (vi) of the definition of Lease Sweep Period, an amount equal to $511,340.

The “Lease Sweep and Debt Service Reserve Cap” means (a) with respect to a Lease Sweep Period continuing solely pursuant to clause (i) and/or (iv) above, $12,272,155 ($35.00 per square foot), (b) with respect to a Lease Sweep Period continuing solely pursuant to clause (ii) above, $35.00 per square foot of the Terminated Space, (c) with respect to a Lease Sweep Period continuing pursuant to clause (iii) above, whether or not a Lease Sweep Period pursuant to clauses (i), (ii) and/or (iv) above is concurrently continuing, $50.00 per square foot of Dark Space or (d) with respect to clause (vi) above, whether or not a Lease Sweep Period pursuant to clauses (i), (ii), (iii) and/or (iv) above is concurrently continuing, $17,531,650 ($50.00 per square foot).

The “Lease Sweep Reserve Threshold” means (a) with respect to a Lease Sweep Period continuing solely pursuant to clauses (i), (iv) and/or (vi) above, $10,518,990 ($30.00 per square foot) or (b) with respect to a Lease Sweep Period continuing solely pursuant to clause (ii) and/or (iii) above, $30.00 per square foot of the Dark Space or Terminated Space.

The “Lease Sweep Space” means the space demised under a Lease Sweep Lease.

A “Lease Sweep Lease” is the Amazon lease or any replacement lease or leases which cover at least 75.0% of the rentable square feet demised under the Amazon lease as of July 13, 2018 (the “Requisite Lease Sweep Space”).

A “Lease Sweep Tenant Party” is a tenant under a Lease Sweep Lease or its direct or indirect parent company (if any).

A “Material Termination Portion” is, with respect to any space under a Lease Sweep Lease, if the tenant under a Lease Sweep Lease cancels or terminates its Lease Sweep Lease with respect to at least 40,000 square feet of space (or, if a full floor of space is less than 40,000 square feet, a full floor of space) but less than the entirety of the space under such Lease Sweep Lease, the portion of space under the Lease Sweep Lease affected by such cancellation or termination.

Property Management. The Moffett Towers II - Building 1 Property is managed by an affiliate of the Moffett Towers II - Building 1 Borrower.

Assumption. The Moffett Towers II - Building 1 Borrower has, at any time, excluding 60 days prior or 60 days following a secondary market transaction, provided that certain conditions are satisfied, including: (i) no event of default under the Moffett Towers II – Building 1 Whole Loan documents or mezzanine loan documents has occurred and is continuing, (ii) the Moffett Towers II - Building 1 Borrower has provided the lender with 60 days’ prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the Moffett Towers II - Building 1 Whole Loan documents, and (iv) the lender has received rating agency confirmation that such assumption will not result in a downgrade of the respective ratings assigned to the Series WFCM 2018-C46 certificates and similar confirmations from each rating agency rating any securities backed by any of the Moffett Towers II - Building 1 Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. CPPIB Credit Investments III Inc. funded a $112,000,000 mezzanine loan (the “Moffett Towers II - Building 1 Mezzanine Loan”) to MT2 B1 MEZZ LLC (the “Moffett Towers II - Building 1 Mezzanine Borrower”), a Delaware limited liability company owning 100.0% of the borrower under the Moffett Towers II - Building 1 Whole Loan. The Moffett Towers II - Building 1 Mezzanine Loan accrues interest at a rate of 6.000% per annum and requires interest-only payments through the maturity

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOFFETT TOWERS II – BUILDING 1

date of April 6, 2028. The rights of the lender of the Moffett Towers II - Building 1 Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Amenities and Common Areas. The Moffett Towers II - Building 1 Property features access to the fitness/amenities building and the enclosed parking structure (the “Common Area Spaces”). To govern access to the Common Area Spaces, the Moffett Towers II - Building 1 Borrower is subject to a declaration of covenants, conditions, restrictions and easement and charges agreement (the “CCR”) made by MT II LLC, an affiliate of the borrower sponsor and the owner of the non-collateral buildings at the Moffett Towers II Campus. The CCR grants the Moffett Towers II - Building 1 Borrower non-exclusive easement rights over the Common Area Spaces. Ownership of the Common Area Spaces governed by the CCR is held by Moffett Towers II Association LLC (the “Association”), whose membership is comprised of the Moffett Towers II - Building 1 Borrower, MT2 B2 LLC and MT II LLC. The Association is obligated to maintain insurance coverage over the Common Area Spaces and is also responsible for maintenance of the Common Area Spaces, subject to the terms of the Amazon leases. The CCR delineates shares of the voting interest in the Association based on the number of completed buildings at the Moffett Towers II Campus, with each completed building entitled to a proportionate share of the voting interest. Currently, the Moffett Towers II - Building 1 Borrower and MT2 B2 LLC (the “Moffett Towers II – Building 2 Borrower”) are the sole voting members of the Association. The CCR provides that as each of the remaining 3 non-collateral buildings at the Moffett Towers II Campus is completed, the respective owner of each non-collateral building will obtain a share of the voting interest in the Association proportionate to the number of then completed buildings at the Moffett Towers II Campus (both collateral and non-collateral). Provided that all five buildings are completed in accordance with the Moffett Towers II Campus development plan, each building will be entitled to a one-fifth (or 20.0%) share of the voting interest in the Association.

Ground Lease. None.

Terrorism Insurance. The Moffett Towers II - Building 1 Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Moffett Towers II - Building 1 Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Moffett Towers II - Building 1 Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the Moffett Towers II - Building 1 Borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

OWASSO MARKET

KOHL'S

Bath & Body Works

DOLLAR TREE

LOWE'S
HOME IMPROVEMENT WAREHOUSE

DRIVE THRU
Panera
BREAD

Office DEPOT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

OWASSO MARKET

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

OWASSO MARKET

Owasso Market
East 96th Street North
Owasso, OK 74055
Collinsville
Skiatook
Limestone
Sperry
Valley Park
Owasso
ROGERS COUNTY
TULSA COUNTY
Turley
Verdigris
Catoosa
Fair Oaks
TULSA
Bailey Medical Center
St. John Owasso
Smith Farm Marketplace
Bailey Ranch Golf Club
Tulsa Tech-Owasso Campus
Centennial Park
Owasso Town Center
Owasso Golf Course
Whirlpool Corporation
Macy's Fulfillment Center
Honeywell Aerospace
Verizon Corporate Office
US Shooting Academy
Braden Manufacturing
Mohawk Park
Lake Yahola
Tulsa Zoo
Mohawk Park Golf Club
Tulsa Air and Space Museum & Planetarium
Spirit Aerosystems
Tulsa International Airport
Triumph Group
New Amazon Fulfillment Center
Tulsa Community College - Northeast Campus
Catoosa Historical Museum
Correll Museum
Hard Rock Hotel and Casino Tulsa
Okla. State Univ.-Tulsa
University of Tulsa
DOWNTOWN TULSA
Hillcrest Medical Ctr.
Reynolds Center
Tulsa State Fair
Utica Square
Cherokee Expwy
Mingo Valley Expwy
Gilcrease Expwy
Crosstown Expwy
Will Rogers Tpke
Creek Turnpike
Mohawk Blvd.
E. 156th St. N.
E. 146th St. N.
E. 136th St. N.
E. 126th St. N.
E. 116th St. N.
E. 106th St. N.
E. 96th St. N.
E. 86th St. N.
E. 76th St. N.
E. 66th St. N.
E. 56th St. N.
E. 46th St. N.
E. 36th St. N.
E. Port Rd.
E. Pine St.
E. 4th Pl.
E. 11th St.
E. 15th St.
E. 21st St.
N. Harvard Ave.
N. Sheridan Rd.
N. 81st East Ave.
N. 97th East Ave.
N. Memorial Dr.
N. 113th East Ave.
N. 129th East Ave.
N. 137th East Ave.
N. 145th East Ave.
N. 161st East Ave.
N. 177th East Ave.
N. Lewis Ave.
N. Mingo Rd.
N. Yale Ave.
S. Memorial Dr.
S. 145th East Ave.
75
20
169
11
266
167
66
244
412
44
64
51
KANSAS
MO
OKLAHOMA
TEXAS
AR
WICHITA
Garden City
Dodge City
Hutchinson
Liberal
Arkansas City
Pittsburg
Joplin
Bartlesville
Owasso
Woodward
Enid
Ponca City
Rogers
Fayetteville
Stillwater
TULSA
Broken Arrow
Muskogee
OKLAHOMA CITY
Pampa
Elk City
Norman
Ft. Smith
McAlester
Altus
Lawton
Duncan
Ardmore
Durant
Wichita Falls
Denison
Sherman
Red River
Denton
Frisco
Plano
Greenville
FT. WORTH
DALLAS
Arlington
Longview
Abilene
Tyler

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Owasso Market

Loan Information				Property Information
Mortgage Loan Seller:	Argentic Real Estate Finance			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$18,830,000			Specific Property Type:	Anchored
Cut-off Date Balance:	$18,830,000			Location:	Owasso, OK
% of Initial Pool Balance:	2.7%			Size(2):	351,370 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$53.59
Borrower Name:	Owasso Market Devco De, L.L.C.			Year Built/Renovated:	2000/NAP
Sponsor:	E. Stanley Kroenke			Title Vesting:	Fee
Mortgage Rate:	5.3100%			Property Manager:	TKG Management, Inc.
Note Date:	July 27, 2018			4th Most Recent Occupancy (As of):	99.3% (12/31/2015)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	97.3% (12/31/2016)
Maturity Date:	August 6, 2028			2nd Most Recent Occupancy (As of :	98.7% (12/31/2017)
IO Period:	120 months			Most Recent Occupancy (As of):	98.7% (TTM 5/31/2018)
Loan Term (Original):	120 months			Current Occupancy (As of):	98.7% (7/17/2018)
Seasoning:	0 months
Amortization Term (Original):	N/A			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$1,679,376 (12/31/2015)
Call Protection:	L(24),GRTR 1% or YM(92),O(4)			3rd Most Recent NOI (As of):	$1,698,434 (12/31/2016)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$1,857,344 (12/31/2017)
Additional Debt:	None			Most Recent NOI (As of):	$1,866,176 (TTM 5/31/2018)
Additional Debt Type:	NAP
				U/W Revenues:	$2,332,305
				U/W Expenses:	$417,557
				U/W NOI:	$1,914,748
				U/W NCF:	$1,708,865
				U/W NOI DSCR:	1.89x
				U/W NCF DSCR:	1.69x
Escrows and Reserves(1):				U/W NOI Debt Yield:	10.2%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.1%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$28,300,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	June 28, 2018
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio:	66.5%
TI/LC Reserve	$0	Springing	1,756,850	LTV Ratio at Maturity or ARD:	66.5%

(1)	See “Escrows” section.

(2)	Total square footage of 351,370 includes 191,940 square feet for Lowe’s which is on a ground lease.

The Mortgage Loan. The mortgage loan (the “Owasso Market Mortgage Loan”) is evidenced by a single promissory note secured by the fee interest in a 351,370 square foot power center in Owasso, Oklahoma (the “Owasso Market Property”). The Owasso Market Mortgage Loan was originated on July 27, 2018 by Argentic Real Estate Finance LLC. The Owasso Market Mortgage Loan had an original principal balance of $18,830,000, has an outstanding principal balance as of the Cut-off Date of $18,830,000 and accrues interest at an interest rate of 5.3100% per annum. The Owasso Market Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest-only through the term of the Owasso Market Mortgage Loan.

Following the lockout period, the Owasso Market Borrower (as defined below) has the right to prepay with the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the outstanding principal balance, the Owasso Market Mortgage Loan in whole, but not in part. In addition, the Owasso Market Mortgage Loan is prepayable without penalty on or after May 6, 2028. The lockout period will expire two years after the closing date of the Wells Fargo Commercial Mortgage Trust 2018-C46 securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

OWASSO MARKET

Sources and Uses

Sources			Uses
Original Mortgage Loan amount	$18,830,000	100.0%	Payoff Existing Loan	$13,061,110	69.4%
			Return of Equity	$5,562,766	29.5%
			Closing costs	$206,124	1.1%
Total Sources	$18,830,000	100.0%	Total Uses	$18,830,000	100.0%

The Property. The Owasso Market Property consists of a 351,370 square feet power center which is shadow anchored by a Walmart Supercenter (not part of the collateral) and anchored by Lowe’s and Kohl’s. The improvements were constructed in 2000 and are situated on a 38.57-acre site. The Owasso Market Property shares parking with the Walmart Supercenter. The Owasso Market Property has a ground lease with Lowe’s, three in-line retail buildings, and three outparcel buildings that are on ground leases (Chili’s, Panda Express, and The F&M Bank & Trust Co, together “Outparcel Tenants”). The largest tenant is Lowe’s (rated A-/A3, S&P/Moody’s) which has been in occupancy since 2001, occupies 54.6% of the NRA and contributes to 9.9% of underwritten base rent. Lowe’s operates under a ground lease that expires in September 2021 with six, five-year renewal options remaining. The lease is guaranteed by Lowe’s Companies, Inc. The second largest tenant, Kohl’s (rated BBB/Baa2/BBB-, Fitch/Moody’s/S&P), has been in occupancy since 2000, occupies 24.7% of the NRA and contributes to 28.8% of underwritten base rent. Kohl’s has a lease expiration of January 2021 with five, five-year renewal options remaining. The third largest tenant, Office Depot (rated B-/B1, S&P/Moody’s), has been in occupancy since 2000, executed a lease extension in January 2016 to December 2020, and has three, five year renewal options remaining.

No other tenant represents more than 2.3% of NRA or 4.9% of underwritten rent. Other notable tenants at the Owasso Market Property include: Dollar Tree, Bath & Body Works, GameStop, and Sally Beauty. The Owasso Market Property is 98.7% occupied as of July 17, 2018 by 20 tenants. 11 of the 20 tenants or 55.0% by count have exercised lease renewals at the Owasso Market Property.

The following table presents certain information relating to the tenancy at the Owasso Market Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF(1)	% of NRSF(1)	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Lowe’s	NR/A3/A-	191,940	54.6%	$1.08	$206,988	9.9%	9/30/2021(3)
Kohl’s	BBB/Baa2/BBB-	86,763	24.7%	$6.99	$606,088	28.8%	1/31/2021(4)
Office Depot	NR/B1/B	20,000	5.7%	$12.00	$240,000	11.4%	12/31/2020(5)
Dollar Tree	NR/Baa3/BBB-	8,000	2.3%	$12.50	$100,000	4.8%	8/31/2023(6)
Shoe Carnival	NR/NR/NR	8,000	2.3%	$12.75	$102,000	4.9%	1/31/2021(7)
Total Major Tenants		314,703	89.6%	$3.99	$1,255,076	59.7%

Other Tenants		32,167	9.2%	$26.30	$845,896	40.3%
Occupied Total		346,870	98.7%	$6.06	$2,100,972	100.0%

Vacant Retail Space		4,500	1.3%
Collateral Total		351,370	100.0%

Non-Collateral Shadow Anchor Tenants

Walmart Supercenter(8)	AA/Aa2/AA	203,750

(1)	Tenant NSRF and % of NSFR are based on the underwritten rent roll.
(2)	Annual U/W Base Rent includes contractual rent increases through May 2019.
(3)	Lowe’s has six, five-year renewal options remaining.
(4)	Kohl’s may terminate its lease in the event of any violation of environmental regulations related to hazardous materials not caused by the tenant, and such violation materially impairs Kohl’s ability to conduct business at the related leased premises for more than six months. Kohl’s has five, five-year renewal options remaining.
(5)	Office Depot may terminate its lease if any traffic light is eliminated or any curb cut and/or related turn lane located on a public street contiguous to the related leased premises is materially altered in such manner that access to or from the leased premises is materially diminished. Office Depot has three, five-year renewal options remaining.
(6)	Dollar Tree may terminate its lease in the event of exclusive use and use restriction violations. Dollar Tree has two, five-year renewal options remaining.
(7)	Shoe Carnival may terminate its lease in the event of an exclusive use violation. Shoe Carnival has two, five-year renewal options remaining.
(8)	The Owasso Market Property is shadow anchored by a Walmart Supercenter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

OWASSO MARKET

The following table presents certain information relating to the lease rollover schedule at the Owasso Market Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF(4)	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	1,500	0.4%	1,500	0.4%	$18,000	0.9%	$12.00
2018	1	1,450	0.4%	2,950	0.8%	$24,650	1.2%	$17.00
2019	0	0	0.0%	2,950	0.8%	$0	0.0%	$0.00
2020	6	32,536	9.3%	35,486	10.1%	$476,947	22.7%	$14.66
2021	6	293,384	83.5%	328,870	93.6%	$1,120,635	53.3%	$3.82
2022	0	0	0.0%	328,870	93.6%	$0	0.0%	$0.00
2023	2	10,500	3.0%	339,370	96.6%	$150,475	7.2%	$14.33
2024	0	0	0.0%	339,370	96.6%	$0	0.0%	$0.00
2025	0	0	0.0%	339,370	96.6%	$0	0.0%	$0.00
2026	0	0	0.0%	339,370	96.6%	$0	0.0%	$0.00
2027	2	7,500	2.1%	346,870	98.7%	$141,250	6.7%	$18.83
2028	0	0	0.0%	346,870	98.7%	$0	0.0%	$0.00
Thereafter	2	0(4)	0.0%	346,870	98.7%	$169,015	8.0%	$0.00(3)
Vacant	0	4,500	1.3%	351,370	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	20	351,370	100.0%			$2,100,972	100.0%	$6.06
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination or contractual options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space and square footage associated with the Outparcel Tenants.

(4)	The square footage of two Outparcel Tenants were excluded from expiring NRSF.

The following table presents historical occupancy percentages at the Owasso Market Property:

Historical Occupancy(1)(2)

12/31/2015	12/31/2016	12/31/2017	TTM 5/31/2018
99.3%	97.3%	98.7%	98.7%
(1)	Lowe’s is occupying 191,940 SF, but operates under a ground lease. Occupancy figures are inclusive of Lowe’s square footage.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Owasso Market Property:

Cash Flow Analysis

	2015	2016	2017	TTM 5/31/2018	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,849,967	$1,910,018	$1,998,750	$2,048,776	$2,090,258 (1)	89.6%	$5.95
Grossed Up Vacant Space	0	0	0	0	94,017	4.0	0.27
Rent Steps					10,714	0.5	0.03
Total Reimbursables	195,122	199,602	251,274	251,964	260,069	11.2	0.74
Other Income	0	1,691	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(122,753)	(5.3)	(0.35)
Effective Gross Income	$2,045,089	$2,111,312	$2,250,024	$2,300,740	$2,332,305	100.0%	$6.64

Total Operating Expenses	$365,713	$412,878	$392,680	$434,564	$417,557	17.9%	$1.19
Net Operating Income	$1,679,376	$1,698,434	$1,857,344	$1,866,176	$1,914,748	82.1%	$5.45

TI/LC	0	0	0	0	174,436	7.5	0.50
Capital Expenditures	0	0	0	0	31,447	1.3	0.09
Net Cash Flow	$1,679,376	$1,698,434	$1,857,344	$1,866,176	$1,708,865	73.3%	$4.86

NOI DSCR	1.66x	1.68x	1.83x	1.84x	1.89x
NCF DSCR	1.66x	1.68x	1.83x	1.84x	1.69x
NOI DY	8.9%	9.0%	9.9%	9.9%	10.2%
NCF DY	8.9%	9.0%	9.9%	9.9%	9.1%

(1)	U/W Base Rent includes all tenants with signed leases and contractual rent steps through May 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

OWASSO MARKET

Appraisal. As of the appraisal valuation date of June 28, 2018, the Owasso Market Property had an “as-is” appraised value of $28,300,000.

Environmental Matters. According to the Phase I environmental report dated July 9, 2018, there was no evidence of any recognized environmental conditions at the Owasso Market Property.

Market Overview and Competition. The Owasso Market Property is located in the city of Owasso, OK, a suburb approximately 30 minutes by driving northeast of the Tulsa Central Business District and five minutes by driving to the Tulsa International Airport. Primary access to the neighborhood is provided by U.S. Highway 169 East 96th Street, and North 129th East Avenue. U.S. Highway 169, also known as the Mingo Valley Expressway, is primarily a four-lane, traversing the neighborhood in a north-south direction with approximately 44,400 cars per day. This arterial connects the Owasso Market Property neighborhood with the City of Tulsa to the south, and the state of Kansas to the north. East 96th Street North and East 86th Street North provide east-west access to the area and intersect with U.S. Highway 169 within the neighborhood. Land uses within the Owasso Market Property neighborhood consist of a mixture of commercial and residential development. The immediate area surrounding the subject is a newer area of development, consisting primarily of residential uses with much of the development occurring since 1990.

According to the appraisal, top employers in the Tulsa area include American Airlines (6,850 employees), AAON (>1000 employees), AEPPublic Service Co. (>1000 employees), Alorica Inc. (>1000 employees), and AT&T (>1000 employees). According to the appraisal, the Tulsa metro area has a 2018 unemployment rate of 3.7% which is down from 4.5% in 2017.

According to the appraisal, estimated 2018 population within a one-, three- and five-mile radius from the Owasso Market Property was 1,989, 26,442, and 50,466, respectively. The estimated 2018 average household income within the same radii was $96,818, $82,961, and $85,884, respectively.

According to a third party report, the Owasso Market Property is located in the Owasso retail submarket which has an inventory of 9.8 million square feet, average rent per square feet of $14.12 and a vacancy rate of 1.5% as of first quarter of 2018. Based on rent comparables presented in the appraisal, the average vacancy rate of the rent comparables was 1.5%.

The following table presents certain information relating to competitive properties for the Owasso Market Property:

Competitive Properties(1)

Property / Location	Property Type	Year Built/ Renovated	Total GLA (SF)	Occupancy	Major/Anchor Tenants
Owasso Market Owasso, OK	Power Center	2000/N/A	351,370(1)	98.7%(1)(2)	Walmart (non-collateral), Lowe’s (ground lease), Kohl’s, Office Depot
Tulsa Hills Tulsa, OK	Power Center	2008/N/A	735,304	98%	Target (shadow), Lowe’s (ground lease, Belk (ground lease), Best Buy
Mingo Marketplace Tulsa, OK	Neighborhood/ Community	1992/N/A	253,748	100%	Bassett Furniture, Vacant (former JC Penney), Jo-Ann Stores, Conn’s, Drysdales Western Wear
Smith Farm Marketplace Owasso, OK	Power Center	2005/N/A	670,376	99%	Hobby Lobby, TJ Maxx, Old Navy, Belk, Ashley Furniture
The Shops at Broken Arrow Broken Arrow, OK	Power Center	2009/N/A	380,224	94%	Target, Marshalls, PetSmart
Eastside Market Tulsa, OK	Power Center	2000/N/A	187,996	97%	Kohl’s, Office Depot, Michael’s

(1)	Information obtained from the appraisal and underwritten rent roll for the subject collateral. Total GLA SF and Occupancy are shown for the collateral portion of the Owasso Market Property.

(2)	Occupancy is as of July 17, 2018.

The Borrower. The borrower is Owasso Market Devco De, L.L.C. (the “Owasso Market Borrower”), a single-purpose Delaware limited liability company.

The Borrower Sponsor. The borrower sponsor and nonrecourse carveout guarantor is E. Stanley Kroenke who founded The Kroenke Group in 1983, a real estate development firm that develops shopping centers and apartment buildings. Mr. Kroenke holds real estate interests in shopping centers, office buildings, industrial and warehouse properties, sports stadiums and storage facilities across the United States. Mr. Kroenke owns approximately 30 million square feet of real estate. In addition to real estate holdings, Mr. Kroenke owns the Los Angeles Rams (NFL), Denver Nuggets (NBA), Colorado Avalanche (NHL), and the Arsenal (Premier League Football (soccer)). He is also an owner of teams in the Arena Football League, National Lacrosse League, and Major League Soccer. Mr. Kroenke

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

OWASSO MARKET

was ranked #183 on the Forbe’s List of wealthiest individuals with an estimated net worth of $8.3 billion in 2017. Mr. Kroenke was an owner of three properties which were foreclosed on.

Escrows. During a Trigger Period (as defined below), unless there are sufficient funds in the lockbox account to make the deposits, the Owasso Market Borrower is required to deposit monthly (i) 1/12th of the estimated annual real estate taxes and 1/12th of the estimated annual insurance premiums (unless the Owasso Market Property is covered by a blanket insurance policy and the premiums for the blanket policy are prepaid for at least one year in advance), (ii) $4,392 to a replacement reserve and (iii) $29,281 to a tenant improvement and leasing commissions reserve.

A “Trigger Period” will commence upon (i) the occurrence of the maturity date, (ii) the occurrence of a default or an event of default under the loan documents, (iii) if the Debt Service Coverage Ratio is less than 1.15x (a “DSCR Trigger Period”) and the Owasso Market Borrower has failed to provide a Master Lease within five (5) Business Days of notice from Lender thereof, (iv) the commencement of a Lease Sweep Period, or (v) the occurrence of any Bankruptcy Proceeding with respect to the Owasso Market Borrower, the guarantor, or the manager.

A “Master Lease” is defined in the Owasso Market Mortgage Loan Documents as a lease between E. Stanley Kroenke, as tenant, and the Owasso Market Borrower, as landlord, in the form attached to the loan agreement and satisfying the requirements of Section 5.10.5 of the loan agreement, which requirements include a minimum term of five (5) years and rent sufficient to cause the Debt Service Coverage Ratio at the Owasso Market Property, when added to the rent from all other leases, to equal or exceed 1.25x.

A “Lease Sweep Period” will commence upon (i) the date that is twelve (12) months prior to the end of the term of any Major Lease (i.e., the Lowe’s lease, the Kohl’s lease and any other lease covering at least 25% of the rentable space at the shopping center) (including any renewal terms), or (ii) the date required under a Major Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or upon the applicable tenant giving notice of its intention to not extend or renew its Major Lease; or (iii) any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date; or (iv) except with respect to temporary closures due to Casualty or Material Alteration, any tenant under a Major Lease goes dark, or gives notice that it intends to go dark, for more than thirty (30) consecutive days; or (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Lease by the applicable tenant thereunder; or (vi) the occurrence of a Major Tenant Insolvency Proceeding; or (vii) the credit rating of a tenant or lease guarantor under a Major Lease being downgraded below BBB- by S&P (or its functional equivalent by any other Rating Agency).

A “Trigger Period” will end if (1) the Owasso Market Mortgage Loan and all other obligations under the loan documents have been repaid in full or (2) if the maturity date has not occurred, (A) with respect to a Trigger Period caused by clause (ii) above, such default or event of default has been cured and no other default or event of default has occurred and is continuing, (B) with respect to a Trigger Period caused by clause (iii) above, the lender has determined that the Owasso Market Property has achieved a DSCR of at least 1.20:1 for two consecutive calculation dates or the Owasso Market Borrower has delivered to the lender a Master Lease, (C) with respect to a Trigger Period caused by clause (iv) above, the related lease sweep period has ended, (D) with respect to a Trigger Period caused by clause (v) above, if such cash management period results from the filing of an involuntary petition against the Owasso Market Borrower, the guarantor, or the property manager, as applicable, with respect to which none of the Owasso Market Borrower, the guarantor, the property manager or any affiliate of the Owasso Market Borrower, the guarantor or the property manager solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, upon the same being discharged, stayed or dismissed within sixty (60) days of such filing; provided that (a) in the lender’s reasonable opinion, such filing (after dismissal or discharge) does not: (a) in the case of the Owasso Market Borrower, (x) materially increase the Owasso Market Borrower’s monetary obligations and (y) the Owasso Market Borrower is not in breach of the provisions set forth in the related loan documents; (b) in the case of the guarantor, affect the guarantor’s ability to perform its obligations under the loan documents; or (c) in the case of the property manager, affect the property manager’s ability to perform its obligations under the related management agreement.

Lockbox and Cash Management. A springing lockbox is required with respect to the Owasso Market Mortgage Loan. The springing lockbox account will be opened upon the occurrence of a Trigger Period. During the continuance of a Trigger Period, tenants will deposit rents directly into the lockbox account. Funds in the lockbox account will be swept daily to the cash management account under the sole control of Lender for the payment of, among other things, debt service, monthly escrows and operating expenses. All excess cash will be released to the Owasso Market Borrower unless a Cash Trap Period is continuing, in which case all excess cash will be reserved and held as additional collateral for the Owasso Market Mortgage Loan.

A “Cash Trap Period” will commence (i) upon any Trigger Period other than a DSCR Trigger Period, or (ii) if, as of any Calculation Date, the Debt Service Coverage Ratio is less than 1.10:1 (a “DSCR Cash Trap Period”), and Borrower has failed to provide a Master Lease within five (5) Business Days of notice from Lender thereof.

A “Cash Trap Period” will end upon (A) with respect to the matters described in clause (i) above, the Trigger Period giving rise to the Cash Trap Period has ended and no other Trigger Period (other than a DSCR Trigger Period) has occurred or (B) with respect to the matter described in clause (ii) above, Lender has determined that the Property has achieved a Debt Service Coverage Ratio of at least 1.15:1 for two (2) consecutive Calculation Dates or Borrower has delivered to Lender a Master Lease.

Property Management. The Owasso Market Property is managed by TKG Management, Inc, an affiliate of the Owasso Market Borrower Sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

OWASSO MARKET

Assumption. The Owasso Market Borrower has the right to transfer the Owasso Market Property provided that certain conditions set forth in the Owasso Market Mortgage Loan documents are satisfied, including (i) no Default or Event of Default can be outstanding, (ii) the Owasso Market Property will be managed by a property manager acceptable to Lender and the Rating Agencies, (iii) a replacement guarantor/indemnitor has assumed the obligations of the guarantor.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Right of First Offer. The largest tenant at the Owasso Market Property, Lowe’s, operates under a ground lease between Seayco-THG Owasso Market L.L.C., as landlord, Lowe’s Home Centers, Inc., as tenant, and Lowe’s Companies, Inc., as guarantor. Pursuant to the terms of such ground lease, Lowe’s holds a right of first offer if the landlord seeks to assign the ground lease or all of its interest in the ground lease or sell or transfer the portion of the Owasso Market Property subject to the ground lease (the “Lowe’s Space”) to any third party. In such event, the landlord must first offer to sell or transfer the Lowe’s Space to Lowe’s by giving written notice of the terms and conditions on which the landlord is willing to sell the Lowe’s Space (“Landlord’s Offer”). Lowe’s will thereupon have 30 days within which to notify the landlord that Lowe’s accepts Landlord’s Offer on the terms and conditions therein contained. If Lowe’s does not accept Landlord’s Offer in writing within the 30 day period, the landlord may assign the lease or sell the Lowe’s Space to any other person at a price no less than that contained in, and on the terms and conditions stated in, Landlord’s Offer within 120 days after the date of Landlord’s Offer.

Terrorism Insurance. The Owasso Market Borrower is required to obtain and maintain property insurance, commercial general liability insurance and business interruption insurance that covers acts of terrorism in an amount determined by the lender in its sole discretion (but not to exceed the full replacement cost of the Owasso Market Property and 18-months of business interruption insurance), provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any extension thereof or substantially similar program (“TRIPRA”) is in effect, the Owasso Market Mortgage Loan documents provide for an annual terrorism premium cap of two times the cost of the annual premiums for property and business interruption insurance required under the related Owasso Market Mortgage Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 – Florence Square

Loan Information				Property Information
Mortgage Loan Seller:	BSPRT CMBS Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$18,100,000			Specific Property Type:	Anchored
Cut-off Date Balance:	$18,082,226			Location:	Florence, AL
% of Initial Pool Balance:	2.6%			Size:	219,282 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$82.46
Borrowers:	Florence Enterprises, LLC; Florence Investors, LLC; Florence Equities LLC			Year Built/Renovated:	1991/2017
Borrower Sponsors:	Patrick Magee; Michael Puccio; Joseph Brachfeld			Title Vesting:	Fee
Mortgage Rate:	5.3300%			Property Manager:	CCB Management LLC
Note Date:	June 21, 2018			4th Most Recent Occupancy (As of)(3):	86.0% (12/31/2015)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	58.8% (12/31/2016)
Maturity Date:	July 6, 2028			2nd Most Recent Occupancy (As of):	71.8% (12/31/2017)
IO Period:	0 months			Most Recent Occupancy (As of):	81.9% (TTM 5/31/2018)
Loan Term (Original):	120 months			Current Occupancy (As of):	81.3% (5/1/2018)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$1,186,608 (12/31/2015)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of):	$924,013 (12/31/2016)
Lockbox Type(1):	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$906,579 (12/31/2017)
Additional Debt:	None			Most Recent NOI (As of)(4):	$1,194,680 (TTM 4/30/2018)
Additional Debt Type:	NAP

				U/W Revenues:	$2,109,738
				U/W Expenses:	$372,200
				U/W NOI(4):	$1,737,538
				U/W NCF:	$1,595,005
				U/W NOI DSCR:	1.44x
Escrows and Reserves:				U/W NCF DSCR:	1.32x
				U/W NOI Debt Yield:	9.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.8%
Taxes	$86,015	$12,288	NAP	As-Is Appraised Value:	$25,000,000
Insurance	$7,373	$3,687	NAP	As-Is Appraisal Valuation Date:	April 19, 2018
Replacement Reserve	$0	$2,741	NAP	Cut-off Date LTV Ratio:	72.3%
TI/LC Reserve(2)	$450,000	Springing	$450,000	LTV Ratio at Maturity:	60.2%

(1)	Springing cash management upon the occurrence of any of the following: (A) an event of default; (B) debt service coverage ratio is less than 1.20x; or (C) the occurrence of Specified Tenant Sweep Event which will commence upon any of the following conditions, among others as outlined in the Florence Square loan documents, (i) a default under the Specified Tenant lease (as defined below); (ii) the Specified Tenant goes dark at 50.0% or more of its lease space, (iii) bankruptcy of the Specified Tenant, (iv) termination, cancellation, or surrender of the Specified Tenant lease, (v) the earlier of (a) 12 months prior to the scheduled expiration of the Specified Tenant lease, or (b) the date under the Specified Tenant lease which the Specified Tenant is required to give notice of its exercise (or lack thereof) of its lease renewal options, and (vi) the Specified Tenant has its credit downgraded by two or more grades by an NRSRO. A “Specified Tenant” is defined as, Academy Sports, Essex Bargain Hunt, TJ Maxx, PetSmart, and any other tenant lease covering 17,500 or more of net rentable area under its lease.

(2)	The borrower is not required to make monthly TI/LC deposits as long as the balance in the TI/LC reserve does not fall below $350,000. Upon the reserve falling below $350,000, the borrower will be required to make monthly deposits of $9,138 until the TI/LC reserve has reached a capped balance of $450,000. The TI/LC Reserve is capped at $450,000.

(3)	Represents partial year occupancy from May to December 2015.

(4)	The increase from TTM 4/30/2018 NOI to U/W NOI is attributable to the signing of the Academy Sports and PetSmart leases in August 2017 and June 2017 respectively, in addition to other lease renewals. $597,987 was underwritten in annual base rent in connection with the Academy Sports lease and $321,437 was underwritten in annual base rent in connection with PetSmart lease.

The mortgage loan (the “Florence Square Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a 219,282 SF anchored retail center located in Florence, Alabama (the “Florence Square Property”). Constructed in 1991 and most recently renovated in 2017, the Florence Square Property is situated on a 25.0-acre site and provides parking for 1,164 vehicles, representing approximately 5.3 parking spaces per 1,000 SF of net rentable area. As of May 1, 2018, the Florence Square Property is 81.3% occupied by 14 tenants.

The Florence Square Property is anchored by Academy Sports (representing 28.7% of net rentable area and 32.8% of in-place underwritten rent), Essex Bargain Hunt (representing 17.4% of net rentable area and 12.6% of in-place underwritten rent), TJ Maxx (representing 10.9% of net rentable area and 11.5% of in-place underwritten rent; rated A2 by Moody’s), and junior anchored by PetSmart (representing 8.5% of net rentable area and 17.7% of in-place underwritten rent). The largest tenant at the Florence Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FLORENCE SQUARE

Property, Academy Sports, opened a new store at the Florence Square Property in June 2017 and executed a 15-year triple net lease expiring in February 2033 with three, five-year renewal options. The second largest tenant at the Florence Square Property, Essex Bargain Hunt, has been in occupancy at the Florence Square Property since January 2012 under a lease that expires in December 2021. The third largest tenant at the Florence Square Property, TJ Maxx, has been a tenant at the Florence Square Property since November 1993, and most recently executed a five-year lease renewal that runs through January 2024. TJ Maxx has two, five-year extension options at the Florence Square Property. Since 2015, TJ Maxx’s year-over-year sales have grown at its space at the Florence Square Property. In 2015, TJ Maxx reported sales of $311 per square foot, or approximately $7.5 million; in 2016, sales were $335 per square foot, or approximately $8.0 million, and in 2017, TJ Maxx reported sales of $356 per square foot, or $8.5 million. TJ Maxx performance at the location is approximately 9.1% above the nation average sales of $326 per square for all TJ Maxx locations. TJ Maxx is the only anchor tenant at the Florence Square Property required to report sales. The Florence Square Property is junior anchored by the fourth largest tenant, PetSmart, which opened a new store at the Florence Square Property in August 2017 and under a 10-year triple net lease that expires in August 2027 and has four, five-year extension options. Since 2014, according to the borrower sponsors, the Florence Square Property has undergone approximately $7.7 million in capital improvements, including paving, roof work, and the construction of the two new boxes for Academy Sports and PetSmart. Since January 2016, approximately 124,700 SF of new or extension leases have been signed, representing 56.9% of net rentable area at the Florence Square Property.

The Florence Square Property is located in Lauderdale County, Alabama, within the Florence-Muscle Shoals Metropolitan Statistical Area (the “Florence MSA”). Florence serves as a retail destination due to its location on the Tennessee River and serves an extended trade area from the northwest corner of Alabama into southern Tennessee. The Florence Square Property benefits from its location at the intersection of Cox Creek Parkway, a major six-lane ring road encircling Florence that is trafficked by approximately 19,000 vehicles per day and Florence Boulevard, which is utilized by approximately 23,000 vehicles per day. The Florence Square Property is approximately 4.4 miles away from the University of Northern Alabama (“UNA”) and the Florence central business district, an economic and retail hub for northern Alabama. Approximately 7,500 students attend UNA, and according to a study performed by UNA in March 2017, UNA has generated 3,543 jobs, $392.2 million in earnings, and $316.4 million in total spending in Lauderdale County and neighboring Colbert County. According to the appraisal, the estimated 2017 population within a one-, three- and five- mile radius was 3,328, 24,904 and 49,265 respectively; the median 2017 household income was $37,268, $40,029 and $40,586 respectively.

According to CoStar, the Florence Square Property is located within the Florence-Muscle Shoals retail market. As of first quarter 2018, the market reported a total inventory of 7.7 million square feet, with a vacancy rate of 4.0% and an average asking rent of $10.55 per square foot for retail overall and $14.35 per square foot for power centers. The appraiser concluded to market rents for the Florence Square property of $9.50 per square foot for anchor space, $17.25 per square foot for junior anchor space, $12.00 for large in-line retail space, and $15.50 for in-line retail space, all on a triple net basis. Additionally, the appraiser provided a renewal assumption of 70% across all types of leases.

Sources and Uses

Sources			Uses
Original Loan Amount	$18,100,000	70.4%	Purchase Price(1)	$24,625,000	95.8%
Sponsor’s New Cash Equity	$5,868,397	22.8	Reserves	543,388	2.1
Seller’s Retained Equity(1)	$1,737,652	6.8	Closing Costs	537,661	2.1
Total Sources	$25,706,049	100.0%	Total Uses	$25,706,049	100.0%

(1)	The Borrower Sponsors Patrick Magee and Michael Puccio are purchasing an 80.0% share of the Florence Square Property, based upon an overall valuation of approximately $24.6 million. The remaining 20.0% share of the Florence Square Property will be held by ACG Equities. One of the Borrower Sponsors, Joseph Brachfeld, is the principal of ACG Equities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FLORENCE SQUARE

The following table presents certain information relating to the tenancy at the Florence Square Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Anchor Tenants
Academy Sports(2)	NR/NR/NR	62,946	28.7%	$9.50	$597,987	32.8%	2/28/2033
Essex Bargain Hunt	NR/NR/NR	38,117	17.4%	$6.00	$228,702	12.6%	12/31/2021
TJ Maxx(3)(4)	NR/A2/NR	24,000	10.9%	$8.75	$210,000	11.5%	1/31/2024

Total Anchor Tenant		125,063	57.0%	$8.29	$1,036,689	56.9%

Junior Anchor Tenants
PetSmart(5)(6)	NR/Caa3/NR	18,634	8.5%	$17.25	$321,437	17.7%	8/31/2027

Total Junior Anchor Tenant		18,634	8.5%	$17.25	$321,437	17.7%

Large In-Line Retail Tenants
Tuesday Morning	NR/NR/NR	8,020	3.7%	$9.50	$76,190	4.2%	1/31/2019
Mongolian Grill Buffet	NR/NR/NR	8,000	3.6%	$10.45	$83,600	4.6%	3/31/2020
Total Major Tenants		16,020	7.3%	$9.97	$159,790	8.8%

Non-Major Tenants		18,600	8.5%	$16.30	$303,187	16.6%

Occupied Collateral Total		178,317	81.3%	$10.21	$1,821,103	100.0%

Vacant Space		40,965	18.7%

Collateral Total		219,282	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Academy Sports has three, five-year renewal options and a termination option. Academy Sports has the option to terminate its lease should the borrower construct any signs or structures in the tenant’s space.

(3)	TJ Maxx has two, five-year renewal options and an option to terminate its lease in the event the lease is subordinated. Additionally, if at any time during the lease the tenant space should go dark for six months or more for any reason other than remodeling of the tenant space, the borrower has the option to terminate the TJ Maxx lease.

(4)	Under the TJ Maxx lease, should retail tenants occupy less than 75,000 square feet of the Florence Square Property and the tenant spaces for Academy Sports and Essex Bargain Hunt are used for non-retail purposes, TJ Maxx is permitted to pay monthly rent in amount equal to the lesser of the required monthly rent due under the lease or 2% of Gross Sales. If the aforementioned conditions continue for a period of 15 months, TJ Maxx may terminate its lease any time therefore for as long as the conditions are continuing. Additionally, should TJ Maxx go dark in its space for 6 consecutive months or more, unless such closure is due to casualty, condemnation or remodelings, the borrower may terminate the tenant lease at any time.

(5)	PetSmart has four, five-year renewal options and an option to terminate its lease should the tenant’s exclusivity rights be violated for more than 60 days at the Florence Square Property. Additionally, should PetSmart go dark in its space for 180 or more consecutive days, unless such closure is due to casualty, condemnation, or remodeling, upon 90 days’ notice, the borrower may terminate the tenant lease, unless the tenant opens for business during the 90 day period.

(6)	Under the PetSmart lease, Academy Sports and TJ Maxx (or acceptable replacement tenants) are required to be open and conducting business at 60% of the gross floor area of the Florence Square Property. Should these tenants no longer occupy these spaces or cease ordinary business operations, base rent payable by PetSmart will be reduced by 50%; should these tenants continue to fail to conduct business at the Florence Square Property for 305 consecutive days, PetSmart has the option to (i) terminate its lease with 60 days’ notice or (ii) resume payment of full rent due under the PetSmart lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FLORENCE SQUARE

The following table presents certain information relating to the lease rollover schedule at the Florence Square Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	3	11,520	5.3%	11,520	5.3%	$132,690	7.3%	$11.52
2020	2	12,000	5.5%	23,520	10.7%	$121,600	6.7%	$10.13
2021	2	39,717	18.1%	63,237	28.8%	$255,902	14.1%	$6.44
2022	2	4,800	2.2%	68,037	31.0%	$92,391	5.1%	$19.25
2023	0	0	0.0%	68,037	31.0%	$0	0.0%	$0.00
2024	1	24,000	10.9%	92,037	42.0%	$210,000	11.5%	$8.75
2025	0	0	0.0%	92,037	42.0%	$0	0.0%	$0.00
2026	0	0	0.0%	92,037	42.0%	$0	0.0%	$0.00
2027	2	22,134	10.1%	114,171	52.1%	$391,437	21.5%	$17.68
2028	1	1,200	0.5%	115,371	52.6%	$19,096	1.0%	$15.91
Thereafter	1	62,946	28.7%	178,317	81.3%	$597,987	32.8%	$9.50
Vacant	0	40,965	18.7%	219,282	100.0%	$0	0.0%	$0.00
Total/Weighted Average	14	219,282	100.0%			$1,821,103	100.0%	$10.21
(1)	Information obtained from the underwritten rent roll dated May 1, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent includes rent steps through February 2019 for the tenants TJ Maxx, La Hacienda, U.S. Agencies and Classy Nails.

(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Florence Square Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(2)	12/31/2016(3)	12/31/2017(4)	5/1/2018(5)
NAV	86.0%	58.8%	71.8%	81.3%
(1)	Historical occupancy is unavailable as former ownership acquired the Florence Square Property in July 2014.

(2)	Represents partial year occupancy from May to December 2015.

(3)	Prior to 2016, K-Mart formerly anchored the Florence Square Property. In January 2016, K-Mart vacated the Florence Square Property.

(4)	Information obtained for borrower sponsor.

(5)	Information obtained from the underwritten rent roll dated May 1, 2018.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Florence Square Property:

Cash Flow Analysis

	2015	2016	2017	T-12 4/30/2018	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,395,268	$1,009,645(1)	$1,061,080(1)	$1,323,459(2)	$2,406,583(2)(3)(4)	114.1%	$10.97
Total Reimbursements	151,782	168,300	84,966	126,387	288,635	13.7	1.32
Other Income	0	0	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(585,480)(5)	(27.8)	(2.67)
Effective Gross Income	$1,547,050	$1,177,944	$1,146,046	$1,449,846	$2,109,738	100.0%	$9.62

Total Operating Expenses	$360,442	$253,931	$239,467	$255,166	$372,200	17.6%	1.70

Net Operating Income	$1,186,608	$924,013	$906,579	$1,194,680	$1,737,538(2)	82.4%	$7.92
TI/LC	0	0	0	0	109,641	5.2	0.50
Capital Expenditures	0	0	0	0	32,892	1.6	0.15
Net Cash Flow	$1,186,608	$924,013	$906,579	$1,194,680	$1,595,005	75.6%	$7.27

NOI DSCR	0.98x	0.76x	0.75x	0.99x	1.44x
NCF DSCR	0.98x	0.76x	0.75x	0.99x	1.32x
NOI DY	6.6%	5.1%	5.0%	6.6%	9.6%
NCF DY	6.6%	5.1%	5.0%	6.6%	8.8%

(1)	2016 Base Rent and 2017 Base Rent include percentage rent collected during these years. In 2016, $901 of percentage rent was collected. In 2017, $706 of percentage rent was collected.

(2)	The increase from TTM 4/30/2018 Base Rent to U/W Base Rent is attributable to the signing of the Academy Sports and PetSmart leases in August 2017 and June 2017 respectively, in addition to other lease renewals. $597,987 was underwritten in annual base rent in connection with the Academy Sports lease and $321,437 was underwritten in annual base rent in connecton with PetSmart lease

(3)	U/W Base Rent includes rent steps of $15,491 through February 2019.

(4)	Includes $41,800 in underwritten base rent attributable to the tenant Osaka Hibachi Grill. Osaka Hibachi Grill is currently dark in its tenant space, but is currently paying rent.

(5)	Underwritten economic vacancy is 78.3%. As of May 1st, 2018, the Florence Square Property was 81.3% physically occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FLORENCE SQUARE

The following table presents certain information relating to comparable properties to the Florence Square Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Village Shoppes at Gainesville 821-891 Dawsonville Highway Gainesville, GA 30501	2004/NAP	229,507	273 miles	Ross Dress for Less	Feb. 2015 / 5.0 Yrs	30,119	$10.75	NNN
Hobby Lobby 1200 Scenic Highway Lawrenceville, GA 30045	2014/NAP	55,320	271 miles	Hobby Lobby	June 2014 / 15.0 Yrs	55,320	$8.50	NNN
Academy Sports 453 East Main Street Cartersville, GA 30121	2013/NAP	71,680	212 miles	Academy Sports	May 2014 / 15.0 Yrs	71,680	$10.25	NNN
Cox Creek Center(2) 398 Cox Creek Parkway Florence, AL 35630	2001/NAP	173,940	1.4 miles	Burke’s Outlet, Dick’s Sporting Goods, Petco	May 2018 / 5.0 Yrs	12,496	$15.00	NNN
Deerfield Place Retail Center 13089 Highway 9 North Milton, GA 30004	2008/NAP	138,343	262 miles	Tuesday Morning	Oct. 2014 / 10.0 Yrs	11,863	$14.50	NNN
Village on Pooler Parkway 226-276 Pooler Parkway Pooler, GA 31322	2014/NAP	137,295	492 miles	Michaels	Mar. 2014 / 10.0 Yrs	16,462	$12.00	NNN
Village on Pooler Parkway 226-276 Pooler Parkway Pooler, GA 31322	2014/NAP	137,295	492 miles	PetSmart	Jan. 2014 / 10.0 Yrs	12,100	$16.00	NNN

(1)	Information obtained from appraisal.

(2)	Lease comparable information shown represents a space available for lease at the Cox Creek Center property. Burke’s Outlet, Dick’s Sporting Goods, and Petco are in-place tenants at the Cox Creek property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 – Skyline Village

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	15,000,000			Specific Property Type:	Anchored
Cut-off Date Balance(1):	15,000,000			Location:	Harrisonburg, VA
% of Initial Pool Balance:	2.2%			Size:	190,384 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$130.26
Borrower Name:	BI Skyline LLC			Year Built/Renovated:	1988/NAP
Sponsor:	Bon Investments USA LLC			Title Vesting:	Fee
Mortgage Rate:	5.0400%			Property Manager:	Zamias Services, Inc.
Note Date:	July 20, 2018			4th Most Recent Occupancy (As of):	96.6% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	96.6% (12/31/2015)
Maturity Date:	August 6, 2028			2nd Most Recent Occupancy (As of):	97.7% (12/31/2016)
IO Period:	36 months			Most Recent Occupancy (As of):	98.5% (12/31/2017)
Loan Term (Original):	120 months			Current Occupancy (As of):	97.9% (6/1/2018)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$2,626,026 (12/31/2015)
Call Protection:	L(24),D(92),O(4)			3rd Most Recent NOI (As of):	$2,581,010 (12/31/2016)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$2,603,508 (12/31/2017)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$2,657,840 (TTM 5/31/2018)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$3,167,797
				U/W Expenses:	$537,900
				U/W NOI:	$2,629,897
				U/W NCF:	$2,466,487
Escrows and Reserves:				U/W NOI DSCR(1):	1.64x
				U/W NCF DSCR(1):	1.54x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	10.6%
Deferred Maintenance	$158,750	$0	NAP	U/W NCF Debt Yield(1):	9.9%
Taxes	$43,338	$21,669	NAP	As-Is Appraised Value:	$33,460,000
Insurance	$0	Springing(2)	NAP	As-Is Appraisal Valuation Date:	June 4, 2018
Replacement Reserve	$0	$2,380	NAP	Cut-off Date LTV Ratio(1):	74.1%
TI/LC Reserve	$341,250	$11,899	$713,940	LTV Ratio at Maturity or ARD(1):	65.7%
Tenant Obligation Funds	$30,000	$0	NAP

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios, and debt yields are based on the funded outstanding principal balance of the Skyline Village Whole Loan (as defined below).

(2)	The Skyline Village Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides the lender with evidence that the Skyline Village Property’s (as defined below) insurance coverage is included in a blanket policy and such policy is in full force and effect; and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals.

The Mortgage Loan. The mortgage loan (the “Skyline Village Mortgage Loan”) is part of a whole loan (the “Skyline Village Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $24,800,000. The Skyline Village Whole Loan is secured by a first mortgage encumbering the fee interest in an anchored retail shopping center located in Harrisonburg, VA (the “Skyline Village Property”). The Skyline Village Whole Loan was originated on July 20, 2018 by Barclays Bank PLC. The Skyline Village Whole Loan had an original principal balance of $24,800,000, has an outstanding principal balance as of the Cut-off Date of $24,800,000 and accrues interest at an interest rate of 5.0400% per annum. The Skyline Village Whole Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Skyline Village Whole Loan matures on August 6, 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SKYLINE VILLAGE

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$15,000,000	WFCM 2018-C46	Yes
A-2(1)	$9,800,000	Barclays Bank PLC	No
Total	$24,800,000
(1)	The lender provides no assurances that the non-serviced pari passu note will not be split further.

Sources and Uses

Sources			Uses
Original Whole Loan amount	$24,800,000	74.7%	Purchase Price	$32,000,000	96.4%
Borrower’s equity	8,396,454	25.3	Upfront reserves	573,338	1.7
			Closing costs	623,115	1.9
Total Sources	$33,196,454	100.0%	Total Uses	$33,196,454	100.0%

The Property. The Skyline Village Property consists of a 190,384 square foot anchored retail center located in Harrisonburg, Virginia, approximately 126 miles from Washington D.C. and 115 miles from Richmond, Virginia. The Skyline Village Property was constructed in 1988 and was most recently expanded in 2014. The Skyline Village Property is anchored by Kohl’s and Martin’s. The Skyline Village Property contains 648 parking spaces, resulting in a parking ratio of 3.4 spaces per 1,000 square feet of rentable area.

As of June 1, 2018, the Skyline Village Property was 97.9% leased to 13 tenants. The largest tenant at the Skyline Village Property is Kohl’s (46.4% of NRA, 26.8% of the U/W base rent). Kohl’s is a leading department store chain that operates over 1,150 stores with over 140,000 employees. For the fiscal year-end of 2017, Kohl’s generated net sales of $18.7 billion and posted net income of $556.0 million. The second largest tenant at the Skyline Village Property is Martin’s (38.6% of NRA, 57.3% of the U/W base rent), which has been a supermarket tenant at the Skyline Village Property since 2007. In 2016 and 2017, Martin’s grossed $41,867,608 ($570 per square foot) and $40,124,280 ($547 per square foot) in annual sales respectively. Martin’s is a supermarket chain that operates stores in Virginia, West Virginia, Maryland, and Pennsylvania. Martin’s is operated by Giant Food Stores, LLC, which is a subsidiary of Netherlands-based Ahold Delhaize. Ahold Delhaize is an international food retail group, operating supermarkets and e-commerce businesses, with 6,600 stores in globally. The third largest tenant at the Skyline Village Property is Virginia ABC, the Virginia Department of Alcoholic Beverage Control, (2.3% of NRA, 3.5% of the U/W base rent), which has been a tenant at the Skyline Village Property since 2009.

The following table presents certain information relating to the tenancy at the Skyline Village Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Kohl’s	BBB/Baa2/BBB-	88,248	46.4%	$8.75	$772,170	26.8%	4/15/2024(2)
Martin’s	BBB/Baa1/BBB	73,396	38.6%	$22.50	$1,651,410	57.3%	9/30/2027(3)
Virginia ABC	NR/NR/NR	4,300	2.3%	$23.66	$101,722	3.5%	4/30/2019(4)
CiCi’s Pizza	NR/NR/NR	3,750	2.0%	$14.04	$52,634	1.8%	12/31/2021
Appalachian Physical Therapy	NR/NR/NR	3,000	1.6%	$13.00	$39,000	1.4%	1/31/2022(5)
Total Major Tenants		172,694	90.7%	$15.15	$2,616,936	90.9%

Non-Major Tenants		13,770	7.2%	$19.10	$262,988	9.1%

Occupied Collateral Total		186,464	97.9%	$15.44	$2,879,924	100.0%

Vacant Space(6)		3,920	2.1%

Collateral Total		190,384	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Kohl’s has eight, five-year renewal options.

(3)	Martin’s has eight, five-year renewal options.

(4)	Virginia ABC has a termination option, which provides that if the tenant’s powers are limited to the continued use of the property, or if the Commonwealth of Virginia fails to appropriate the necessary funding for the tenant, then the tenant may terminate upon reasonable notice to the landlord. Additionally, if the tenant’s powers are limited or curtailed, so that the tenant determines that its continued use of its premises is no longer justified, then the tenant may terminate upon 3 months’ notice to the landlord.

(5)	Appalachian Physical Therapy has one, five-year renewal option.

(6)	Vacant space includes 1,850 square feet for OneMain Financial, a dark tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SKYLINE VILLAGE

The following table presents certain information relating to the lease rollover schedule at the Skyline Village Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0%	0	0.0%	$0	0.0%	$0.00
2019	2	5,000	2.6%	5,000	2.6%	$113,861	4.0%	$22.77
2020	1	1,080	0.6%	6,080	3.2%	$24,311	0.8%	$22.51
2021	2	4,800	2.5%	10,880	5.7%	$86,487	3.0%	$18.02
2022	1	3,000	1.6%	13,880	7.3%	$39,000	1.4%	$13.00
2023	2	3,650	1.9%	17,530	9.2%	$63,350	2.2%	$17.36
2024	1	88,248	46.4%	105,778	55.6%	$772,170	26.8%	$8.75
2025	0	0	0.0%	105,778	55.6%	$0	0.0%	$0.00
2026	0	0	0.0%	105,778	55.6%	$0	0.0%	$0.00
2027	2	75,796	39.8%	181,574	95.4%	$1,682,770	58.4%	$22.20
2028	1	1,940	1.0%	183,514	96.4%	$27,975	1.0%	$14.42
Thereafter	1	2,950	1.5%	186,464	97.9%	$70,000	2.4%	$23.73
Vacant(4)	0	3,920	2.1%	190,384	100.0%	$0	0.0%	$0.00
Total/Weighted Average	13	190,384	100.0%			$2,879,924	100.0%	$15.44

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF and Total Annual U/W Base Rent exclude vacant space.

(4)	Vacant space includes 1,850 square feet for OneMain Financial, a dark tenant.

The following table presents historical occupancy percentages at the Skyline Village Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	6/1/2018(2)
96.6%	96.6%	97.7%	98.5%	97.9%

(1)	Information obtained from the borrower.

(2)	Information obtained from underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Skyline Village Property:

Cash Flow Analysis

	2015	2016	2017	TTM 5/31/2018	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,749,508	$2,738,556	$2,796,927	$2,853,568	$2,879,924	90.9%	$15.13
Grossed Up Vacant Space	0	0	0	0	70,560	2.2	0.37
Total Reimbursables	403,238	362,998	299,797	327,761	352,537	11.1	1.85
Other Income	8,108	5,307	6,371	16,124	12,300	0.4	0.06
Less Vacancy & Credit Loss	0	0	0	0	(147,524)(2)	(4.7)	(0.77)
Effective Gross Income	$3,160,854	$3,106,860	$3,103,095	$3,197,453	$3,167,797	100.0%	$16.64

Total Operating Expenses	$534,828	$525,851	$499,587	$539,614	$537,900	17.0%	$2.83

Net Operating Income	$2,626,026	$2,581,010	$2,603,508	$2,657,840	$2,629,897	83.0%	$13.81
TI/LC	0	0	0	0	134,852(1)	4.3	0.71
Capital Expenditures	0	0	0	0	28,558	0.9	0.15
Net Cash Flow	$2,626,026	$2,581,010	$2,603,508	$2,657,840	$2,466,487	77.9%	$12.96

NOI DSCR(3)	1.64x	1.61x	1.62x	1.66x	1.64x
NCF DSCR(3)	1.64x	1.61x	1.62x	1.66x	1.54x
NOI DY(3)	10.6%	10.4%	10.5%	10.7%	10.6%
NCF DY(3)	10.6%	10.4%	10.5%	10.7%	9.9%

(1)	U/W TI/LC is inclusive of a straight-line credit for the upfront TI/LC Reserve equal to $34,125, which is 10.0% of the upfront TI/LC Reserve of $341,250.

(2)	The U/W economic vacancy is 5.0%. The Skyline Village Property was 97.9% physically occupied as of June 1, 2018.

(3)	The debt service coverage ratios and debt yields shown are based on the Skyline Village Whole Loan.

Market Overview and Competition. The Skyline Village Property is located in Harrisonburg Virginia, 111 miles northeast of Roanoke, Virginia, 126 miles southwest of Washington, D.C., and 115 miles northwest of Richmond, the state capital of Virginia. The Skyline Village Property is located in the Harrisonburg, VA metropolitan statistical area, which benefits from its diversified economic base, concentration of educational and technical training institutions, and strategic location on Interstate 81, and is anchored by James Madison University and Sentara Rockingham Medical Center. According to the appraisal, the 2017 estimated median household income

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SKYLINE VILLAGE

within the Harrisonburg, Virginia metropolitan statistical area was $49,771, and the estimated 2017 population within the Harrisonburg metropolitan statistical area was 134,086.

According to a third party market research report, the Skyline Village Property is situated within the Harrisonburg City market and Rockingham County submarket. As of first quarter 2018, the Harrisonburg City market reported total inventory of approximately 5.8 million square feet with a 4.6% vacancy rate and an average asking net rental rate of $15.78 per square foot. As of the first quarter of 2018, the Rockingham County submarket reported a total inventory of 1.4 million square feet with a 4.3% vacancy rate and an average rental rate of $16.57 per square foot.

The table below presents certain information relating to four comparable properties to the Skyline Village Property identified by the appraiser:

Competitive Set(1)

	Skyline Village (Subject)	Hobby Lobby & Gabe’s	Spotswood Valley Square	Market Square East	Port Crossing Shopping Center
Location	Harrisonburg, VA	Harrisonburg, VA	Harrisonburg, VA	Harrisonburg, VA	Harrisonburg, VA
Distance from Subject	--	0.7 miles	0.8 miles	0.8 miles	2.6 miles
Year Built/Renovated	1988/NAP	1973/2015	1998/1997	1986/NAP	1999/2015
Major Tenants	Kohl’s, Martin’s	Hobby Lobby, Gabe’s	Kroger, TJ Maxx, Party City	Petsmart, Dollar Tree	Food Lion, Vito’s Italian Kitchen
Total GLA	190,384 SF	93,300 SF	205,000 SF	65,360 SF	72,865 SF
Total Occupancy	97.9%(2)	100.0%	99.5%	100.0%	96.3%
(1)	Information obtained from the appraisal and third party reports.

(2)	Information obtained from underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 – Tower Place

Loan Information				Property Information
Mortgage Loan Seller:	Argentic Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$14,542,500			Specific Property Type:	Anchored
Cut-off Date Balance(1):	$14,542,500			Location:	Charlotte, NC
% of Initial Pool Balance:	2.1%			Size:	115,021 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$126.43
Borrower:	Tower Center NC LP			Year Built/Renovated:	1985/NAP
Borrower Sponsor:	Richard Vincent Glickman; Robert Berger; Anthony John Passander			Title Vesting:	Fee
Mortgage Rate:	4.7900%			Property Manager:	Self-managed
				4th Most Recent Occupancy (As of):	87.3% (12/31/2015)
Note Date:	July 12, 2018			3rd Most Recent Occupancy (As of)(1):	66.8% (12/31/2016)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	70.0% (12/31/2017)
Maturity Date:	August 6, 2028			Most Recent Occupancy (As of):	93.8% (TTM 3/31/2018)
IO Period:	60 months			Current Occupancy (As of):	97.7% (7/1/2018)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months			4th Most Recent NOI (As of):	$1,032,777 (12/31/2015)
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,048,130 (12/31/2016)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,175,109 (12/31/2017)
Call Protection(2):	L(24),D(93),O(3)			Most Recent NOI (As of)(2):	$1,228,217 (TTM 3/31/2018)
Lockbox Type:	Springing
Additional Debt:	None			U/W Revenues:	$2,199,368
Additional Debt Type:	NAP			U/W Expenses:	$454,261
				U/W NOI(2):	$1,745,107
Escrows and Reserves:				U/W NCF:	$1,607,082
				U/W NOI DSCR:	1.91x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.76x
Taxes	$143,405	$15,934	NAP	U/W NOI Debt Yield	12.0%
Insurance	$6,562	$2,187	NAP	U/W NCF Debt Yield:	11.1%
Replacement Reserves	$750,000	$1,917	NAP	As-Is Appraised Value:	$21,400,000
Deferred Maintenance	$23,772	$0	NAP	As-Is Appraisal Valuation Date:	June 8, 2018
TI/LC Reserve	$83,555	$9,585	$345,000	Cut-off Date LTV Ratio:	68.0%
Drum Removal Reserve	$1,250	$0	NAP	LTV Ratio at Maturity or ARD:	62.5%

(1)	Bally’s Fitness, a previous anchor tenant, vacated in 2016 causing the occupancy to drop to 66.8%. Bally’s Fitness was in occupancy in the current Planet Fitness space and was sued by the previous owner for not paying rent since 2014. Once the case settled, the space was immediately leased to Planet Fitness. As of July 1, 2018, Tower Place Property was 97.7% leased.

(2)	The increase from Most Recent NOI to U/W NOI is due to the largest tenant, Planet Fitness, executing a new lease that began in February 2018, as well as an increase in occupancy.

The mortgage loan is evidenced by a single promissory note secured by the fee interest in a retail anchored shopping center located in Charlotte, North Carolina (the “Tower Place Property”). The Tower Place Property was built in 1985, consists of 115,021 SF and is situated on a 10.77-acre site. The Tower Place Property contains 690 surface parking spaces, resulting in a parking ratio of 6.0 spaces per 1,000 SF of rentable area. The largest tenant is Planet Fitness who executed a ten-year lease in February 2018 and occupies 22.4% of the NRA. The second largest tenant is K&W Cafeterias, a family restaurant, has been at the Tower Place Property since July 2011 and occupies 10.5% of the NRA. As of July 1, 2018, the Tower Place Property was 97.7% occupied by 28 tenants. The remaining tenants occupy no more than 8.3% of the NRA.

The Tower Place Property is located in Charlotte, North Carolina, approximately 80.0 miles north of Columbia, South Carolina, and 83.5 miles southwest of Greensboro, North Carolina. The Tower Place Property benefits from its proximity to Interstate 77, which provides access to downtown Charlotte, located approximately 11.0 miles north, as well as Interstate 485. According to the appraisal, the 2017 population within a one-, three- and five-mile radius of the Tower Place Property was 9,605, 69,968 and 185,753, respectively; and the average household income within the same radii was $77,779, $92,937 and $106,948, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWER PLACE

Sources and Uses

Sources			Uses
Original whole loan amount	$14,542,500	65.5%	Purchase Price	$20,775,000	93.6%
Borrower sponsors’ new cash contribution	7,661,210	34.5	Reserves	1,008,544	4.5
			Closing costs	420,166	1.9
Total Sources	$22,203,710	100.0%	Total Uses	$22,203,710	100.0%

The following table presents certain information relating to the tenancies at the Tower Place Property:

Major Tenants

Tenant Name	Credit Rating (Fitch / Moody’s / S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Anchor Tenant
Planet Fitness(3)	NR/NR/NR	25,782	22.4%	$10.50	$270,711	15.1%	2/29/2028
Total Anchor Tenant		25,782	22.4%	$10.50	$270,711	15.1%

Major Tenant
K&W Cafeterias	NR/NR/NR	12,108	10.5%	$14.00	$169,512	9.5%	6/30/2021
Total Major Tenants		12,108	10.5%	$14.00	$169,512	9.5%

Non-Major Tenants
Empire Beauty School(4)	NR/NR/NR	9,600	8.3%	$12.10	116,160	6.5%	1/31/2020
Classic Home Billiards	NR/NR/NR	5,634	4.9%	$13.00	73,242	4.1%	5/1/2023
Once Upon a Child	NR/NR/NR	4,891	4.3%	$15.25	74,588	4.2%	12/31/2022
Uptown Cheapskate	NR/NR/NR	4,200	3.7%	$16.44	69,048	3.9%	6/30/2023
Burn Boot Camp	NR/NR/NR	3,750	3.3%	$16.00	60,000	3.4%	10/1/2020
Non-Major Tenants		28,075	24.4%	$14.00	$393,038	22.0%

Other Tenants(5)		46,466	40.4%	$20.59	$956,636	53.4%
Occupied Total		112,431	97.7%	$15.92	$1,789,897	100.0%

Vacant Space		2,590	2.3%

Collateral Total		115,021	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent includes contractual rent escalations of $27,017 through July 2019.

(3)	Planet Fitness has one, ten-year lease renewal option.

(4)	Empire Beauty School has two, five-year lease renewal options. Empire Beauty School has a right to terminate its lease by giving 30 days written notice.

(5)	Hello Chicken has taken occupancy and began paying rent in April 2018. The tenant is expected to open for business in August 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWER PLACE

The following table presents certain information relating to the lease rollover schedule at the Tower Place Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative% of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	2	2,170	1.9%	2,170	1.9%	$39,431	2.2%	$18.17
2020	6	23,290	20.2%	25,460	22.1%	$394,856	22.1%	$16.95
2021	6	22,774	19.8%	48,234	41.9%	$371,271	20.7%	$16.30
2022	6	16,625	14.5%	64,859	56.4%	$312,647	17.5%	$18.81
2023	4	14,315	12.4%	79,174	68.8%	$231,444	12.9%	$16.17
2024	2	4516	3.9%	83,690	72.8%	$72,256	4.0%	$16.00
2025	0	0	0.0%	83,690	72.8%	$0	0.0%	$0.00
2026	1	2,959	2.6%	86,649	75.3%	$97,281	5.4%	$32.88
2027	0	0	0.0%	86,649	75.3%	$0	0.0%	$0.00
2028	1	25782	22.4%	112,431	97.7%	$270,711	15.1%	$10.50
Thereafter	0	0	0.0%	112,431	97.7%	$0	0.0%	$0.00
Vacant	0	2,590	2.3%	115,021	100.0%	$0	0.0%	$0.00
Grand Total	28	115,021	100.00%			$1,789,897	100.0%	$15.92

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Tower Place Property:

Historical Occupancy(1)

12/31/2015	12/31/2016	12/31/2017	TTM 3/31/2018	7/1/2018
87.3%	66.8%(2)	70.0%	93.8%	97.7%

(1)	Information obtained from the underwritten rent roll.

(2)	Bally’s Fitness, a previous anchor tenant, vacated in 2016 causing the occupancy to drop to 66.8%. Bally’s Fitness was in occupancy in the current Planet Fitness space and was sued by the previous owner for not paying rent since 2014. Once the case settled, the space was immediately leased to Planet Fitness. As of July 1, 2018, Tower Place Property was 97.7% leased.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Tower Place Property:

Cash Flow Analysis

	12/31/2015	12/31/2016	12/31/2017	TTM 3/31/2018	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,186,126	$1,196,905	$1,327,097	$1,365,649	$1,789,897(1)	81.4%	$15.56
Grossed Up Vacant Space	0	0	0	0	51,870	2.4	0.45
Total Reimbursables	292,139	307,497	305,488	317,984	473,357	21.5	4.12
Less Vacancy & Credit Loss	0	0	0	0	(115,756)(2)	(5.3)	(1.01)
Deposits & Other	2,729	4,142	8,796	9,019	0	0.0	0.00
Effective Gross Income	$1,480,994	$1,508,543	$1,641,381	$1,692,652	$2,199,368	100.0%	$19.12

Total Operating Expenses	$448,216	$460,413	$466,272	$464,435	$454,261	20.7%	$3.95

Net Operating Income	$1,032,777	$1,048,130	$1,175,109	$1,228,217(3)	$1,745,107(3)	79.3%	$15.17
TI/LC	0	0	0	0	115,021	5.2	1.00
Capital Expenditures	0	0	0	0	23,004	1.0	0.20
Net Cash Flow	$1,032,777	$1,048,130	$1,175,109	$1,228,217	$1,607,082	73.1%	$13.97

NOI DSCR	1.13x	1.15x	1.28x	1.34x	1.91x
NCF DSCR	1.13x	1.15x	1.28x	1.34x	1.76x
NOI DY	7.1%	7.2%	8.1%	8.4%	12.0%
NCF DY	7.1%	7.2%	8.1%	8.4%	11.1%

(1)	U/W Base Rent includes contractual rent escalations of $27,017 through July 2019.

(2)	The underwritten economic vacancy is 5.0%. The Tower Place Property was 97.7% leased as of July 1, 2018.

(3)	The increase from TTM 3/31/2018 Net Operating Income to U/W Net Operating Income is due to the largest tenant, Planet Fitness, executing a new lease that began in February 2018, as well as an increase in occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWER PLACE

The following table presents certain information relating to comparable retail properties for the strip retail space at the Tower Place Property:

Comparable Leases(1)

Property	Year Built / Renovated	Total NRA (SF)	Tenant Name	Leased SF	Lease Term (Months)	Base Rent (PSF)	Lease Type
Pineville Towne Market	1987/NAV	83,499	NAV	1,601	60	$15.00	Triple Net
Perimeter Center South	1987/NAV	16,140	Hi-Line Detailing	1,800	36	$16.00	Triple Net
Park Place	2001/NAV	22,000	Plaza Appliance Mart	2,520	48	$16.00	Triple Net
Countryside Shopping Center	1985/NAV	68,035	Play It Again Sports	7,000	60	$13.50	Triple Net
Johnston Road Plaza	1996/NAV	85,508	Papa John’s	1,387	72	$20.00	Triple Net
Park Plaza	1988/NAV	42,025	Asian Restaurant	1,920	60	$20.00	Triple Net

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 – 583-593 West 215th Street

Loan Information				Property Information
Mortgage Loan Seller:	Argentic Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$14,000,000			Specific Property Type:	Mid Rise
Cut-off Date Balance:	$14,000,000			Location:	New York, NY
% of Initial Pool Balance:	2.0%			Size:	67 Units
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit:	$208,955
Borrower Name:	174th TIC Owner LLC; Indian Gardens, LLC			Year Built/Renovated:	1930/NAP
Sponsors:	Howard Sorkin; Eli Tabak; Marc Mendelsohn			Title Vesting:	Fee
Mortgage Rate:	5.4550%			Property Manager:	Graycliff Urban Management LLC
Note Date:	June 28, 2018			4th Most Recent Occupancy(As of)(2):	NAP
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(2):	NAP
Maturity Date:	July 6, 2028			2nd Most Recent Occupancy (As of)(2):	NAP
IO Period:	120 months			Most Recent Occupancy (As of):	97.0% (4/30/2018)
Loan Term (Original):	120 months			Current Occupancy (As of):	97.0% (6/19/2018)
Seasoning:	1 month
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(3):	NAP
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of)(3):	NAP
Lockbox Type:	Springing			2nd Most Recent NOI (As of)(3):	NAP
Additional Debt:	None			Most Recent NOI (As of):	$672,995 (TTM 4/30/2018)
Additional Debt Type:	NAP
				U/W Revenues:	$1,396,300
				U/W Expenses:	$578,324
				U/W NOI:	$817,976
				U/W NCF:	$817,976
Escrows and Reserves:				U/W NOI DSCR(3) :	1.23x
				U/W NCF DSCR(3) :	1.23x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(3) :	6.8%
Taxes	$52,538	$26,269	NAP	U/W NCF Debt Yield(3) :	6.8%
Insurance	$9,866	$3,289	NAP	As-Is Appraised Value:	$23,200,000
Replacement Reserves	$200,000	$1,396	$200,000(1)	As-Is Appraisal Valuation Date:	April 26, 2018
Debt Service Escrow	$50,000	$0	NAP	Cut-off Date LTV Ratio(3):	51.7%
Holdback	$2,000,000(2)	$0	NAP	LTV Ratio at Maturity or ARD(3):	51.7%

(1)	Replacement Reserve cap will initially be $200,000. Prior to the Unit Improvement Reserve Release Satisfaction Event, the cap will be $200,000 and subsequent to the Unit Improvement Reserve Release Satisfaction Event, the cap will be $100,000. Unit Improvement Reserve Release Satisfaction Event is defined as when the borrower has, in accordance with the terms and conditions of the loan agreement, successfully received disbursements from the Holdback such that the remaining balance therein is $0.00 and the net loan amount is equal to the unpaid principal balance of the loan.

(2)	Historical occupancy, operating and financial information is unavailable as the related borrower provided the related mortgage loan seller with limited prior operating history for the Mortgaged Property. The operating history provided by the borrower was limited to the trailing 12-month period ending on April 30, 2018.

(3)	All LTVs, DSCRs, and Debt Yields are calculated assuming the loan amount less a $2,000,000 holdback. The holdback can be disbursed in whole or in part provided that the following conditions are satisfied: (i) the mortgaged property is not in cash management, (ii) minimum draw requests of $250,000, (iii) the date is October 6, 2018 or later, (iv) based upon the trailing three months income (annualized) and twelve months expenses of the mortgaged property, as reasonably determined by lender, achieving a DSCR and debt yield of 1.20x and 7.0%, respectively. If the holdback has not been released prior to June 6, 2021, the lender will apply the unreleased proceeds to pay down the mortgage loan as a partial defeasance of the loan, accompanied by the applicable yield maintenance premium to be paid by the borrower. Assuming the full holdback balance is not applied to the full loan amount of $14,000,000, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield are 60.3%, 60.3%, 1.06x, 1.06x, 5.8%, and 5.8%, respectively.

The 583-593 West 215th Street mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in a six-story, 67-unit multifamily complex. The units consist of four rent controlled units, 39 rent stabilized units, 22 market rent units, and two vacant units. The 583-593 West 215th Street Property was built in 1930 and is located in the Inwood neighborhood of Manhattan in New York City. The 583-593 West 215th Street Property is located within five blocks of the 215th Street subway station, providing the neighborhood access to the rest of Manhattan and the Bronx. According to City Planning the area situated within this district was 19.9% multi-family housing and 50.2% of open space/recreation. The significant amount of open space is due to Inwood Hill Park, Fort Tryon Park and High Bridge Park. Dyckman Street and Broadway are the major retail corridors in the subject’s neighborhood and encounter significant pedestrian and vehicular traffic. Tenants in the neighborhood are a mix of national and local retailers. Many apartments in the building have views of Inwood Hill Park. As of June 19, 2018, the 583-593 West 215th Street Property was 97.0% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

583-593 WEST 215th STREET

Sources and Uses

Sources			Uses
Original loan amount	$14,000,000	100.0%	Loan payoff	$10,139,605	72.4%
			Reserves	2,312,404	16.5
			Return of equity	852,800	6.1
			Closing costs	695,191	5.0
Total Sources	$14,000,000	100.0%	Total Uses	$14,000,000	100.0%

The following table presents certain information relating to the unit mix of the 583-593 West 215th Street Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Contract Rent per Unit	Average Monthly Market Rent per Unit(2)
One Bedroom	9	13.4%	738	$2,113	$2,100
One Bedroom (Rent Regulated)	23	34.3%	738	$1,263	$2,100
Two Bedroom	9	13.4%	984	$2,655	$2,700
Two Bedroom (Rent Regulated)	14	20.9%	984	$1,397(3)	$2,700
Three Bedroom	4	6.0%	1,230	$3,100(3)	$3,200
Three Bedroom (Rent Regulated)	2	3.0%	1,230	$1,448	$3,200
Four Bedroom	1	1.5%	1,476	$3,850	$3,700
Four Bedroom (Rent Regulated)	5	7.5%	1,476	$1,617	$3,700
Total/Weighted Average	67	100.0%		$1,758	$2,535

(1)	Information obtained from the underwritten rent roll dated June 19, 2018.

(2)	Information obtained from the appraisal.

(3)	The average monthly contract rent per unit calculation does not include vacant units.

The following table presents historical occupancy percentages at the 583-593 West 215th Street Property:

Historical Occupancy(1)

12/31/2015	12/31/2016	12/31/2017	4/30/2018	6/19/2018
NAV	NAV	NAV	97.0%	97.0%

(1)	Information obtained from the borrower.

(2)	Historical occupancy, operating and financial information is unavailable as the related borrower provided the related mortgage loan seller with limited prior operating history for the Mortgaged Property. The operating history provided by the borrower was limited to the trailing 12-month period ending on April 30, 2018.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 583-593 West 215th Street Property:

Cash Flow Analysis

	TTM 4/30/2017	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$1,249,462	$1,441,811	103.3%	$21,520
Less Vacancy & Credit Loss (1)	(14,623)	(72,091)	(5.2)	(1,076)
Other Income(2)	22,980	26,580	1.9	397

Effective Gross Income	$1,257,819	$1,396,300	100.0%	$20,840

Total Operating Expenses	$584,824	$578,324	41.4%	$8,632

Net Operating Income	$672,995	$817,976	58.6%	$12,209
Capital Expenditures	0	0	0	0
Net Cash Flow	$672,995	$817,976	58.6%	$12,209

NOI DSCR(3)	1.01x	1.23x
NCF DSCR(3)	1.01x	1.23x
NOI DY(3)	5.6%	6.8%
NCF DY(3)	5.6%	6.8%

(1)	The underwritten economic vacancy is 5.0%. The 583-593 West 215th Street Property was 97.0% physically occupied as of June 19, 2018.

(2)	Other income includes laundry income and locker storage income.

(3)	DSCR and Debt Yield calculations are based off of the loan amount less a $2,000,000 holdback.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

583-593 WEST 215th STREET

The following table presents certain information relating to some comparable multifamily properties for the 583-593 West 215th Street Property:

Competitive Set(1)

	Location	Distance to Subject	Average Square Footage	Average Monthly Market Rent Per Unit(2)	Average Monthly Market Rent Per SF(3)
One Bedroom
583-593 West 215th Street (Subject)	New York, NY	--	738	$2,100	$34.15
62 Park Terrace West	New York, NY	0.1 miles	825	$2,100	$30.55
600 West 218th Street	New York, NY	0.1 miles	820	$1,995	$29.20
66 Post Avenue	New York, NY	0.8 miles	700	$1,700	$29.14
116 Seaman Avenue	New York, NY	0.4 miles	750	$1,800	$28.80
101 Cooper Street	New York, NY	0.3 miles	750	$1,850	$29.60
83 Park Terrace West	New York, NY	0.2 miles	800	$2,100	$31.50
560 West 218th Street	New York, NY	0.1 miles	865	$2,025	$28.09
Two Bedrooms
583-593 West 215th Street (Subject)	New York, NY	--	984	$2,700	$32.93
5025 Broadway	New York, NY	0.2 miles	1,200	$2,550	$25.50
560 West 218th Street	New York, NY	0.1 miles	1,300	$2,795	$25.80
600 West 218th Street	New York, NY	0.1 miles	1,100	$2,695	$29.40
541 Isham Street	New York, NY	0.5 miles	1,000	$2,300	$27.60
65 Seaman Avenue	New York, NY	0.5 miles	700	$2,360	$40.46
20 Seaman Avenue	New York, NY	0.6 miles	800	$2,450	$36.75
Three Bedroom
583-593 West 215th Street (Subject)	New York, NY	--	1,230	$3,200	$31.22
19 Cumming Street	New York, NY	0.6 miles	1,600	$2,900	$21.75
79 Park Terrace West	New York, NY	0.2 miles	1,050	$2,795	$31.94
1803 Riverside Drive	New York, NY	0.8 miles	1,300	$3,350	$30.92
25 Indian Road	New York, NY	0.1 miles	1,150	$2,800	$29.22
570 West 204th Street	New York, NY	0.7 miles	1,400	$2,800	$24.00
Four Bedroom
583-593 West 215th Street (Subject)	New York, NY	--	1,476	$3,700	$30.08
10 Park Terrace East	New York, NY	0.2 miles	NAV	$3,800	NAV
22 Post Avenue	New York, NY	0.9 miles	NAV	$3,600	NAV
Five Bedroom
583-593 West 215th Street (Subject)	New York, NY	--	NAP	NAP	NAP
156 Sherman Avenue	New York, NY	0.7 miles	2,000	$4,495	$26.97
Six Bedroom
583-593 West 215th Street (Subject)	New York, NY	--	NAP	NAP	NAP
160 Sherman Avenue	New York, NY	0.7 miles	2,000	$3,995	$23.97

(1)	Information obtained from the appraisal.

(2)	Information based upon actual rents and occupied units according to the June 19, 2018 rent roll for the 583-593 West 215th Street Property and quoted rents for the competitive set.

(3)	Based on weighted average unit size and quoted rate per month.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 – Ardsley Town Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$14,000,000			Specific Property Type:	Unanchored
Cut-off Date Principal Balance:	$14,000,000			Location:	Ardsley, NY
% of Initial Pool Balance:	2.0%			Size:	37,210 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$376.24
Borrower Name:	Ardsley Associates, L.L.C.			Year Built/Renovated:	1968/2017
Borrower Sponsor:	Joshua Goldberg			Title Vesting:	Fee
Mortgage Rate:	4.8800%			Property Manager:	Self-managed
Note Date:	June 1, 2018			4th Most Recent Occupancy (As of)(3):	100.0% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(3):	100.0% (12/31/2015)
Maturity Date:	June 11, 2028			2nd Most Recent Occupancy (As of)(3):	93.7% (12/31/2016)
IO Period:	120 months			Most Recent Occupancy (As of)(3):	94.1% (12/31/2017)
Loan Term (Original):	120 months			Current Occupancy (As of):	94.0% (8/1/2018)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon			4th Most Recent NOI (As of)(4):	$1,124,928 (12/31/2015)
Interest Accrual Method:	Actual/360			3re Most Recent NOI (As of)(4):	$1,308,357 (12/31/2016)
Call Protection:	L(26),GRTR 1% or YM(89),O(5)			2nd Most Recent NOI (As of)(4):	$1,056,511 (12/31/2017)
Lockbox Type:	Springing			Most Recent NOI (As of)(4):	$1,113,202 (TTM 3/31/2018)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$1,715,401
				U/W Expenses:	$544,877
				U/W NOI:	$1,170,524
				U/W NCF:	$1,122,010
Escrows and Reserves:				U/W NOI DSCR :	1.69x
				U/W NCF DSCR :	1.62x
Type:	Initial	Monthly	Cap(If Any)	U/W NOI Debt Yield :	8.4%
Taxes	$61,920	$32,613	NAP	U/W NCF Debt Yield :	8.0%
Insurance	$0	Springing(1)	NAP	As-is Appraised Value:	$22,300,000
Immediate Repair Reserve	$39,063	$0	NAP	As-is Appraisal Valuation Date:	April 12, 2018
Replacement Reserve	$0	$620	NAP	Cut-off Date LTV Ratio:	62.8%
TI/LC Reserve	$0	$4,496	$160,000(2)	LTV Ratio at Maturity or ARD:	62.8%

(1)	The mortgage loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides the lender with evidence that the Ardsley Town Center Property’s (as defined below) insurance coverage is included in a blanket policy and such policy is in full force and effect; and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals.

(2)	The Leasing Reserve account will be capped at $160,000 as long as (i) no event of default exists and (ii) the net cash flow debt service coverage ratio does not fall below 1.20x.

(3)	See “Historical Occupancy” table.

(4)	See “Cash Flow Analysis” section.

The mortgage loan (the “Ardsley Town Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in a 37,210 square foot, one-story unanchored retail shopping center located in Ardsley, New York (the “Ardsley Town Center Property”). The Ardsley Town Center Property is located in Westchester County, approximately 24.8 miles northeast of New York City, 22.1 miles north of LaGuardia Airport and 29.2 miles northwest of John F. Kennedy International Airport. The Ardsley Town Center Property was developed in 1968, renovated in 2017 and is situated on a 4.5-acre site with 181 surface parking spaces resulting in a parking ratio of 4.9 spaces per 1,000 square feet of rentable area. As of August 1, 2018 the Ardsley Town Center Property was 94.0% occupied by 13 tenants. Approximately 17.8% of the net rentable area and 18.3% of underwritten base rent at the Ardsley Town Center Property is attributed to investment grade tenants. Eight tenants, comprising approximately 78.7% of the net rentable area and 81.8% of underwritten base rent have been at the Ardsley Town Center Property since 2011 or earlier.

The largest tenant at the Ardsley Town Center Property is Rite Aid, which accounts for 25.9% of net rentable area and 26.1% of underwritten base rent with a July 2023 lease expiration. Rite Aid has been a tenant at the Ardsley Town Center Property since 2011. Rite Aid has two 5-year renewal options, with 12 months’ notice, at rental rates specified in the lease.

The second largest tenant at the Ardsley Town Center Property by underwritten rent is Salon 877 LTD (“Salon 877”), which accounts for 9.7% of net rentable area and 12.3% of underwritten base rent with an October 2025 lease expiration. Salon 877, a makeup and hair salon, has been at the Ardsley Town Center Property since 2010.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ARDSLEY TOWN CENTER

The third largest tenant at the Ardsley Town Center Property by underwritten base rent is JP Morgan Chase Bank, National Association (“JP Morgan Chase”, rated AA-/A3/A- by Fitch/Moody’s/S&P), which accounts for 8.6% of net rentable area and 9.8% of underwritten base rent with a December 2021 lease expiration. JP Morgan Chase’s predecessor-in-interest, Chase Manhattan Bank, originally signed a lease at the Ardsley Town Center Property in 1966. JP Morgan Chase has two 5-year renewal options, with six months’ notice, at rental rates specified in the lease.

Other than Rite Aid, Salon 877 and JP Morgan Chase, no tenant accounts for more than 10.5% of the net rentable area or 8.5% of underwritten base rent at the Ardsley Town Center Property.

The Ardsley Town Center Property is situated approximately 0.2 miles east of Interstate 87, 3.4 miles southwest of Interstate 287 and 3.0 miles southeast of Route 9. Per the appraisal, Westchester County is home to a number of large corporate headquarters, including IBM Corporation, PepsiCo, MasterCard International, ITT Corporation, Jarden and Universal American. According to a third-party market research report, the estimated 2018 population within a three- and five-mile radius of the Ardsley Town Center Property was approximately 76,122, and 262,622, respectively; while the 2018 estimated average household income within the same radii was $161,522, and $135,094, respectively.

Per a third party market research provider, as of year-to-date July 2018, the West I-287 Corridor retail submarket reported a total inventory of approximately 4.9 million square feet with a 2.6% vacancy rate. The appraiser concluded to the following market rents for the Ardsley Town Center Property: $45.00 per square foot for an end cap space (JP Morgan Chase); $60.00 per square foot for small in-line spaces; $40.00 per square foot for an anchor space (Rite Aid); $45.00 per square foot for front in-line space; $40.00 per square foot for side in-line space; and $38.00 for large in-line space, all of which are on a triple net basis.

Sources and Uses

Sources			Uses
Original loan amount	$14,000,000	100.0%	Loan payoff	$12,832,205	91.7%
			Upfront reserves	100,983	0.7
			Closing costs	313,014	2.2
			Return of equity	753,798	5.4
Total Sources	$14,000,000	100.0%	Total Uses	$14,000,000	100.0%

The following table presents certain information relating to the tenancy at the Ardsley Town Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Rite Aid	B/B2/B	9,624	25.9%	$36.49	$351,208	26.1%	7/31/2023(3)
Salon 877	NR/NR/NR	3,620	9.7%	$45.89	$166,104	12.3%	10/31/2025
JP Morgan Chase	AA-/A3/A-	3,200	8.6%	$41.06	$131,400	9.8%	12/31/2021(4)
United States Post Office	AAA/Aaa/AA+	3,408	9.2%	$33.65	$114,684	8.5%	6/30/2019
Golden Wok Restaurant, Inc	NR/NR/NR	2,200	5.9%	$46.36	$102,000	7.6%	3/31/2028
Total Major Tenants		22,052	59.3%	$39.24	$865,396	64.3%

Non-Major Tenants		12,938(5)	34.8%(5)	$36.87(6)	$479,962	35.7%

Occupied Collateral Total		34,990	94.0%	$38.36(6)	$1,345,358	100.0%

Vacant Space		2,220	6.0%

Collateral Total		37,210	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 2019 for six tenants totaling $70,836.

(3)	Rite Aid has two 5-year renewal options, with 12 months’ notice, at rental rates specified in the lease.

(4)	JP Morgan Chase has two 5-year renewal options, with six months’ notice, at rental rates specified in the lease.

(5)	Carecycle, Inc, is on a month-to-month lease and has no attributed square footage.

(6)	Annual U/W Base Rent PSF for Non-Major Tenants and Occupied Collateral Total excludes Annual U/W Base Rent related to Carecycle, Inc, which has no attributed square footage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ARDSLEY TOWN CENTER

The following table presents certain information relating to the lease rollover schedule at the Ardsley Town Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)(4)
MTM(5)	1	0	0.0%	0	0.0%	$3,000	0.2%	NAP
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	1	3,408	9.2%	3,408	9.2%	$114,684	8.5%	$33.65
2020	1	1,180	3.2%	4,588	12.3%	$53,204	4.0%	$45.09
2021	1	3,200	8.6%	7,788	20.9%	$131,400	9.8%	$41.06
2022	1	1,440	3.9%	9,228	24.8%	$58,464	4.3%	$40.60
2023	2	11,704	31.5%	20,932	56.3%	$428,238	31.8%	$36.59
2024	1	600	1.6%	21,532	57.9%	$37,158	2.8%	$61.93
2025	2	7,520	20.2%	29,052	78.1%	$262,034	19.5%	$34.84
2026	0	0	0.0%	29,052	78.1%	$0	0.0%	$0.00
2027	1	1,600	4.3%	30,652	82.4%	$68,800	5.1%	$43.00
2028	1	2,200	5.9%	32,852	88.3%	$102,000	7.6%	$46.36
Thereafter	1	2,138	5.7%	34,990	94.0%	$86,376	6.4%	$40.40
Vacant	0	2,220	6.0%	37,210	100.0%	$0	0.0%	$0.00
Total/Weighted Average	13	37,210	100.0%			$1,345,358	100.0%	$38.36

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF and Total Annual U/W Base Rent exclude vacant space.

(4)	Annual U/W Base Rent PSF for Non-Major Tenants and Collateral Total excludes Annual U/W Base Rent related to Carecycle, Inc, which is on a month-to-month lease and has no attributed square footage.

(5)	MTM includes Carecycle, Inc, a tenant with no attributed square footage.

The following table presents historical occupancy percentages at the Ardsley Town Center Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	8/1/2018(2)
100.0%	100.0%	93.7%	94.1%	94.0%

(1)	Information obtained from a third-party market research provider.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Ardsley Town Center Property:

Cash Flow Analysis(1)

	2015	2016	2017	TTM 3/31/2018	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,287,204	$1,230,595	$1,200,709	$1,265,023	$1,345,358	78.4%	$36.16
Grossed Up Vacant Space	0	0	0	0	$95,950	5.6	2.58
Total Reimbursement	476,599	468,362	411,148	389,060	367,833	21.4	9.89
Other Income(2)	85	567	3,454	2,609	2,210	0.1	0.06
Less Vacancy & Credit Loss	0	0	0	0	(95,950)(3)	(5.6)	(2.58)
Effective Gross Income	$1,763,888	$1,699,524	$1,615,311	$1,656,692	$1,715,401	100.0%	$46.10

Total Operating Expenses	$638,960	$391,167	$558,800	$543,490	$544,877	31.8%	$14.64

Net Operating Income	$1,124,928	$1,308,357	$1,056,511	$1,113,202	$1,170,524	68.2%	$31.46
Replacement Reserves	0	0	0	0	7,442	0.4	0.20
Tenant Improvements	0	0	0	0	6,171	0.4	0.17
Leasing Commissions	0	0	0	0	34,901	2.0	0.94
Net Cash Flow	$1,124,928	$1,308,357	$1,056,511	$1,113,202	$1,122,010	65.4%	$30.15

NOI DSCR	1.62x	1.89x	1.53x	1.61x	1.69x
NCF DSCR	1.62x	1.89x	1.53x	1.61x	1.62x
NOI DY	8.0%	9.3%	7.5%	8.0%	8.4%
NCF DY	8.0%	9.3%	7.5%	8.0%	8.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 2019 for six tenants totaling $70,836.

(2)	Other Income is derived from late fees.

(3)	The underwritten economic vacancy is 6.7%. The Ardsley Town Center Property was 94.0% physically occupied as of August 1, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C46	Transaction Contact Information

VI.       Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

Barclays Capital Inc.

Daniel Vinson	Tel. (212) 528-8224

Brian Wiele	Tel. (212) 412-5780

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.